    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1999

                                                    REGISTRATION NO.
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
                      MARATHON POWER TECHNOLOGIES COMPANY
    (Exact name of each of the co-registrants as specified in its respective charter)

                DELAWARE                                    3728                                   13-3733378
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
     incorporation or organization)                    Classification
                                                        Code Number)

                              8233 IMPERIAL DRIVE
                               WACO, TEXAS 76712
                                 (254) 776-0650
  (Address, including zip code, and telephone number, including area code, of each of the co-registrants' principal executive offices)
                         ------------------------------

                              PETER B. RADEKEVICH
                            CHIEF FINANCIAL OFFICER
                           TRANSDIGM HOLDING COMPANY
                              8233 IMPERIAL DRIVE
                               WACO, TEXAS 76712
                                 (254) 776-0650
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            KIRK A. DAVENPORT, ESQ.
                                LATHAM & WATKINS
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED        PER NEW NOTES     OFFERING PRICE(1)         FEE(1)
10 3/8% Senior Subordinated Notes due 2008(2).....     $125,000,000            100%            $125,000,000          $34,750
Guarantees of the 10 3/8 Senior Subordinated Notes
  due 2008(3).....................................         N/A                 N/A                 N/A                 N/A

(1) The registration fee has been calculated pursuant to Rule 457(a), Rule 457(f)(2) and Rule 457(n) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2) The 10 3/8% Senior Subordinated Notes due 2008 will be the obligations of TransDigm Inc.

(3) Each of TransDigm Holding Company and Marathon Power Technologies Company will guarantee on an unconditional basis the obligations of TransDigm Inc. under the 10 3/8% Senior Subordinated Note due 2008. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

PROSPECTUS

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008
             ($125,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008

                                       OF

                                 TRANSDIGM INC.

    We are offering to exchange all of our outstanding 10 3/8% Senior Subordinated Notes due 2008 ("Old Notes") for our registered 10 3/8% Senior Subordinated Notes due 2008 ("New Notes"). The Old Notes and New Notes are collectively referred to as the "Notes." The Old Notes were issued on December 3, 1998. The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes are registered under the Securities Act of 1933, as amended, and therefore are freely transferable.

*PLEASE CONSIDER THE FOLLOWING:

- You should carefully review the Risk Factors beginning on page 11 of this Prospectus.

- Our offer to exchange Old Notes for New Notes will be open until 5:00 p.m.,
  New York City time, on       , 1999, unless we extend the offer.

- You should also carefully review the procedures for tendering the Old Notes beginning on page 21 of this Prospectus.

- If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

- No public market currently exists for the Notes. We do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated.

INFORMATION ABOUT THE NOTES:

- The Notes will mature on December 1, 2008.

- We will pay interest on the Notes semi-annually on June 1 and April 1 of each year beginning June 1, 1999 at the rate of 10 3/8% per annum.

- We may redeem the Notes on or after December 1, 2003 at certain rates set forth on page 68 of this Prospectus.

- We also have the option until December 1, 2001, to redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

- The Notes are unsecured obligations and are subordinated to our existing and future senior debt.

- The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by our domestic subsidiary and our parent holding company.

- If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from you.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

WHERE YOU CAN FIND MORE INFORMATION........................................................................          ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................          ii

PROSPECTUS SUMMARY.........................................................................................           1

RISK FACTORS...............................................................................................          11

TRANSACTIONS...............................................................................................          20

THE EXCHANGE OFFER.........................................................................................          21

USE OF PROCEEDS............................................................................................          28

CAPITALIZATION.............................................................................................          29

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.....................................................          30

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA..............................................          37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          39

BUSINESS...................................................................................................          46

MANAGEMENT.................................................................................................          56

PRINCIPAL STOCKHOLDERS.....................................................................................          61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          63

DESCRIPTION OF OTHER INDEBTEDNESS..........................................................................          65

DESCRIPTION OF THE NEW NOTES...............................................................................          67

REGISTRATION RIGHTS........................................................................................         105

BOOK-ENTRY; DELIVERY AND FORM..............................................................................         108

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................................................         110

PLAN OF DISTRIBUTION.......................................................................................         111

EXPERTS....................................................................................................         112

LEGAL MATTERS..............................................................................................         112

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                      WHERE YOU CAN FIND MORE INFORMATION

    Upon effectiveness of the Registration Statement of which this Prospectus is a part, we will file annual and quarterly and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

    We, together with our domestic subsidiary and our parent holding company (the "Guarantors"), have filed a Registration Statement on Form S-4 to register with the Commission the New Notes to be issued in exchange for the Old Notes. This Prospectus is part of that Registration Statement. As allowed by the Commission's rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS OFFERED HEREBY DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain forward-looking statements about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this Prospectus or incorporated herein.

    This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this Prospectus are set forth below under the caption "Risk Factors" and elsewhere in this Prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by those cautionary statements.

    You are cautioned not to place undue reliance on such statements, which speak only as of the date of this Prospectus or, in the case of documents incorporated by reference, the date of such document.

    We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Prospectus. Additionally, we don't undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained or incorporated by reference to this Prospectus.

                               PROSPECTUS SUMMARY

    IN THIS PROSPECTUS, THE WORDS "TRANSDIGM" AND "COMPANY" REFER TO TRANSDIGM INC., THE ISSUER OF THE OLD NOTES AND THE NEW NOTES, AND ITS SUBSIDIARIES. THE TERM "HOLDINGS" REFERS TO THE PARENT HOLDING COMPANY OF TRANSDIGM, WHICH HAS NO ASSETS OTHER THAN THE TRANSDIGM CAPITAL STOCK. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE COMPANY AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO.

THE EXCHANGE OFFER

    We completed on December 3, 1998 the private offering of $125 million of 10 3/8% Senior Subordinated Notes due 2008. We entered into a registration rights agreement with the initial purchasers in the private offering of such Old Notes in which we agreed, among other things, to deliver to you this Prospectus and to complete this exchange offer within 185 days of the original issuance of such Old Notes. You are entitled to exchange in this exchange offer Old Notes that you hold for registered New Notes with substantially identical terms. If this exchange offer is not completed within 185 days of the original issuance of the Old Notes, then the interest rates on such Old Notes will increase initially by 0.50%. You should read the discussion under the headings "-Summary Description of the New Notes," "Description of the New Notes" and "Registration Rights" for further information regarding the New Notes.

    We believe that the New Notes that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "-Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding this exchange offer and resale of the New Notes.

THE COMPANY

    TRANSDIGM INC.
    8233 Imperial Drive
    Waco, Texas 76712
    (254) 776-0650

    We are a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. We sell our products to commercial airlines (such as United Airlines and Continental Airlines), large commercial transport and regional and business aircraft original equipment manufacturers (such as Boeing, Bombardier and Cessna) and various agencies of the United States government. We compete in product specific markets that we estimate range in size from $10 million to $100 million in annual revenues. For fiscal 1998, the Company generated net sales, operating income and EBITDA, As Defined, of $110.9 million, $36.8 million and $43.5 million, respectively.

    Our business is comprised of three business units: (1) AdelWiggins Group,
(2) AeroControlex Group, and (3) Marathon Power Technologies Company, each of which has a long history in the aircraft components industry. AdelWiggins manufactures an extensive line of fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AeroControlex manufactures customized fuel pumps, compressors, valves, couplings and mechanical and electromechanical controls. Marathon manufactures nickel cadmium batteries and static inverters. TransDigm Inc. was formed in 1993 through a management-led buyout of the Aerospace Components Group of IMO Industries Inc. In addition, Marathon was acquired in August 1997 as a strategic complement to the Adelwiggins and AeroControlex businesses.

BUSINESS STRATEGY

    Key elements of our strategy are:

- PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. We will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on our capabilities. We have effectively communicated to aircraft operators that our products will spare them future costs because our products are more reliable, perform better and require less maintenance. We can realize substantial gross margins on our aftermarket sales (i.e. sales to airlines as opposed to original equipment manufacturers) because of our reputation for quality and because we are the only supplier for many of the parts that we market. We intend to continue to develop and market aftermarket products that carry higher gross margins by emphasizing their benefits to customers.

- GENERATE NEW BUSINESS INITIATIVES. In the past, we have successfully identified and commercialized new business opportunities to drive revenue growth. We have been particularly effective in creating aftermarket opportunities by developing superior parts for aircraft already in service. New business has contributed significantly to our 14% compound annual net sales growth rate (excluding Marathon) since fiscal 1994. We believe that this growth rate is well above the industry average during the same period. We intend to continue to aggressively pursue growth opportunities through our new business initiatives.

- REALIZE PRODUCTIVITY SAVINGS. We will continue to focus on improving our operating margins through manufacturing improvements and increases in employee productivity. Management has achieved significant increases in productivity since fiscal 1994. We have redesigned our business practices and manufacturing processes in order to maximize efficiency. For example, we now employ performance incentives to encourage our employees to operate multiple manufacturing stations in order to minimize overall labor costs. Through this initiative and others like it, we have significantly increased sales without hiring new employees.

- PURSUE STRATEGIC ACQUISITIONS. We intend to aggressively pursue acquisitions that we believe will allow us to enhance value, reduce costs and develop new business. The aircraft component industry is highly fragmented, with small operators owning many of the companies. We believe that the industry is experiencing consolidation due to customer requirements, inherent economies of scale and technological advancements that favor more sophisticated companies. We completed the Marathon acquisition in August 1997. We regularly engage in discussions with respect to other acquisition and investment opportunities. See the section "Risk Factors--Risks Related to Potential Future Acquisitions."

RECENT DEVELOPMENTS

    In connection with the offering of the Old Notes, Holdings consummated a recapitalization pursuant to an agreement and plan of merger. The former equity holders of Holdings received as consideration in the recapitalization $330.0 million of which $279.7 million was paid in cash, $20.0 million was paid in the form of Holdings' pay-in-kind notes and Holdings' common stock and approximately $30.3 million was retained by such equity holders in the form of equity interest in Holdings.

    In connection with the recapitalization, Odyssey Investment Partners Fund, LLC and its co-investors invested $100.2 million of cash equity in Holdings. As a result of the recapitalization, Odyssey and its co-investors own approximately 73.7%, and certain continuing equity holders of Holdings own approximately 26.3%, in each case, of the outstanding shares of Holdings common stock on a fully diluted basis.

ODYSSEY INVESTMENT PARTNERS FUND, LLC

    As a result of the recapitalization, TransDigm is controlled by Odyssey, a private equity fund engaged in making investments in established, middle market companies. Although Odyssey was formed in 1997, its principals collectively have over 70 years of private equity experience and have been responsible for a number of very successful transactions, including: Williams Scotsman, Inc., Monarch Marking Systems, Inc. and TriStar Aerospace Co. The principals' recent experience in the aerospace industry includes the September 1996 management buyout and concurrent merger of TriStar Aerospace Co. and Aviall Aerospace, a division of Aviall, Inc.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

Securities to be Exchanged..........  On December 3, 1998, we issued $125.0 million aggregate principal amount of Old Notes to the
                                      initial purchasers (the "Original Offering") in a
                                      transaction exempt from the registration requirements
                                      of the Securities Act of 1933, as amended (the
                                      "Securities Act"). The terms of the New Notes and the
                                      Old Notes are substantially identical in all material
                                      respects, except that the New Notes will be freely
                                      transferable by the holders except as otherwise
                                      provided in this Prospectus. See "Description of the
                                      New Notes."

The Exchange Offer..................  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the
                                      date hereof, Old Notes representing $125.0 million
                                      aggregate principal amount are outstanding.

                                      Based on interpretations by the staff of the
                                      Commission, as set forth in no-action letters issued
                                      to certain third parties unrelated to us, we,
                                      together with Holdings and Marathon (together with
                                      Holdings, the "Guarantors") believe that New Notes
                                      issued pursuant to the exchange offer in exchange for
                                      Old Notes may be offered for resale, resold or
                                      otherwise transferred by holders thereof (other than
                                      any holder which is an "affiliate" of the Company or
                                      the Guarantors within the meaning of Rule 405 under
                                      the Securities Act, or a broker-dealer who purchased
                                      Old Notes directly from us to resell pursuant to Rule
                                      144A or any other available exemption under the
                                      Securities Act), without compliance with the
                                      registration and prospectus delivery requirements of
                                      the Securities Act, provided that such New Notes are
                                      acquired in the ordinary course of such holders'
                                      business and such holders have no arrangement with
                                      any person to engage in a distribution of New Notes.

                                      However, the Commission has not considered the
                                      exchange offer in the context of a no-action letter
                                      and we cannot be sure that the staff of the
                                      Commission would make a similar determination with
                                      respect to the exchange offer as in such other
                                      circumstances. Furthermore, each holder, other than a
                                      broker-dealer, must acknowledge that it is not
                                      engaged in, and does not intend to engage in, a
                                      distribution of such New Notes and has no arrangement
                                      or understanding to participate in a distribution of
                                      New Notes. Each broker-dealer that receives New Notes
                                      for its own account pursuant to the exchange offer
                                      must acknowledge that it will comply with the
                                      prospectus delivery requirements of the Securities
                                      Act in connection with any resale of such New Notes.
                                      Broker-dealers who acquired Old Notes directly from
                                      us and not as a result of market-making activities or
                                      other trading activities may not rely on the staff's
                                      interpretations discussed above or participate in the

                                      exchange offer and must comply with the prospectus
                                      delivery requirements of the Securities Act in order
                                      to resell the Old Notes.

Registration Rights Agreement.......  We sold the Old Notes on December 3, 1998, in a private placement in reliance on Section 4(2) of the
                                      Securities Act. The Old Notes were immediately resold
                                      by the initial purchasers in reliance on Rule 144A
                                      and Regulation S under the Securities Act. In
                                      connection with the sale, we, together with the
                                      Guarantors, entered into a Registration Rights
                                      Agreement with the initial purchasers (the
                                      "Registration Rights Agreement") requiring us to make
                                      the exchange offer. The Registration Rights Agreement
                                      further provides that we, together with the
                                      Guarantors, must (i) cause the Registration Statement
                                      with respect to the exchange offer to be declared
                                      effective within 150 days of the date on which we
                                      issued the Old Notes and (ii) consummate the exchange
                                      offer on or before the 185th business day following
                                      the date on which we issued the Old Notes. See "The
                                      Exchange Offer--Purpose and Effect."

Expiration Date.....................  The exchange offer will expire at 5:00 p.m., New York
                                      City time,       , 1999 or a later date and time if
                                      we extend it (the "Expiration Date").

Withdrawal..........................  The tender of the Old Notes pursuant to the exchange offer may be withdrawn at any time prior to the
                                      Expiration Date. Any Old Notes not accepted for
                                      exchange for any reason will be returned without
                                      expense as soon as practicable after the expiration
                                      or termination of the exchange offer.

Interest on the New Notes and the
  Old Notes.........................  Interest on the New Notes will accrue from the date of the original issuance of the Old Notes or from the
                                      date of the last payment of interest on the Old
                                      Notes, whichever is later. No additional interest
                                      will be paid on Old Notes tendered and accepted for
                                      exchange.

Conditions to the Exchange Offer....  The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See
                                      "The Exchange Offer--Conditions to Exchange Offer."

Procedures for Tendering Old
  Notes.............................  Each holder of the Old Notes wishing to accept the exchange offer must complete, sign and date the
                                      letter of transmittal, or a copy thereof, in
                                      accordance with the instructions contained herein and
                                      therein, and mail or otherwise deliver the letter of
                                      transmittal, or the copy, together with the Old Notes
                                      and any other required documentation, to the exchange
                                      agent at the address set forth herein. Persons
                                      holding the Old Notes through the Depository Trust
                                      Company ("DTC") and wishing to accept the exchange
                                      offer must do so pursuant to DTC's Automated Tender
                                      Offer Program, by which each tendering

                                      participant will agree to be bound by the letter of
                                      transmittal. By executing or agreeing to be bound by
                                      the letter of transmittal, each holder will represent
                                      to us and the Guarantors that, among other things,
                                      (i) the New Notes acquired pursuant to the exchange
                                      offer are being obtained in the ordinary course of
                                      business of the person receiving such New Notes, (ii)
                                      the holder is not engaging in and does not intend to
                                      engage in a distribution of such New Notes, (iii) the
                                      holder does not have an arrangement or understanding
                                      with any person to participate in the distribution of
                                      such New Notes, and (iv) the holder is not an
                                      "affiliate," as defined under Rule 405 promulgated
                                      under the Securities Act, of the Company or the
                                      Guarantors.

                                      Under certain circumstances specified in the
                                      Registration Rights Agreement, we may be required to
                                      file a "shelf" registration statement for a
                                      continuous offering pursuant to Rule 415 under the
                                      Securities Act in respect of the Old Notes. See
                                      "Registration Rights."

                                      We will accept for exchange any and all Old Notes
                                      which are properly tendered (and not withdrawn) in
                                      the exchange offer prior to the Expiration Date. The
                                      New Notes issued pursuant to the exchange offer will
                                      be delivered promptly following the Expiration Date.
                                      See "The Exchange Offer-- Terms of the Exchange
                                      Offer."

Exchange Agent......................  is serving as Exchange Agent (the "Exchange Agent")
                                      in connection with the exchange offer.

Federal Income Tax Considerations...  We believe the exchange of Old Notes for New Notes pursuant to the exchange offer will not constitute a
                                      sale or an exchange for federal income tax purposes.
                                      See "Certain United States Federal Income Tax
                                      Considerations."

Effect of Not Tendering.............  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of
                                      the exchange offer, continue to be subject to the
                                      existing restrictions upon transfer thereof. We will
                                      have no further obligation to provide for the
                                      registration under the Securities Act of such Old
                                      Notes.

                     SUMMARY OF THE TERMS OF THE NEW NOTES

Issuer.......................................  TransDigm Inc.

Securities Offered...........................  $125,000,000 in aggregate principal amount of
                                               10 3/8% senior subordinated notes due 2008.

Maturity.....................................  December 1, 2008.

Interest Rate................................  10 3/8% per year.

Interest Payment Dates.......................  June 1 and December 1, beginning on June 1,
                                               1999. Interest will accrue from December 3,
                                               1998.

Guarantees...................................  Holdings, the parent holding company of
                                               TransDigm, will unconditionally guarantee the
                                               New Notes. However, you should not rely upon
                                               the guarantee by Holdings because Holdings
                                               has no assets other than its equity interest
                                               in TransDigm. In addition, our domestic
                                               subsidiary will unconditionally guarantee the
                                               New Notes.

                                               If we create or acquire a new domestic
                                               subsidiary, it will guarantee the New Notes
                                               unless we designate the subsidiary as an
                                               "unrestricted subsidiary" under the indenture
                                               or the subsidiary does not have significant
                                               assets.

Ranking......................................  The New Notes will be unsecured senior subordinated obligations of the Company and
                                               will rank junior to our existing and future
                                               senior debt. The guarantees by Holdings and
                                               our subsidiaries will be subordinated to
                                               existing and future senior debt of Holdings
                                               and our subsidiaries, respectively. As of
                                               September 30, 1998, pro forma for the
                                               transactions described under the heading "The
                                               Transactions," we and our subsidiaries would
                                               have had $93.1 million of senior debt,
                                               excluding approximately $26.9 million that we
                                               would have had available to borrow under our
                                               New Credit Facility, and Holdings would have
                                               had $113.1 million of senior debt at face
                                               value.

Optional Redemption..........................  We cannot redeem the New Notes until December
                                               1, 2003. Thereafter we may redeem some or all
                                               of the New Notes at the redemption prices
                                               listed in the "Description of the New Notes"
                                               section under the heading "Optional
                                               Redemption," plus accrued interest.

Optional Redemption after Public Equity        At any time (which may be more than once)
  Offerings..................................  before December 1, 2001, we can choose to buy back up to 35% of the outstanding Notes
                                               (including New Notes) with money that we
                                               raise in certain equity offerings, as long
                                               as:

                                               -  we pay 110.375% of the face amount of the
                                                  Notes, plus accrued interest;

                                               -  we buy the Notes back within 120 days of
                                                  completing such equity offering; and

                                               -  at least 65% of the aggregate principal
                                               amount of Notes issued remains outstanding
                                                  afterwards.

Change of Control Offer......................  If a change in control of the Company occurs, we may be required to give holders of the New
                                               Notes the opportunity to sell us their New
                                               Notes at 101% of their face amount, plus
                                               accrued interest.

                                               We might not be able to pay you the required
                                               price for New Notes you present to us at the
                                               time of a change of control, because:

                                               -  we might not have enough funds at that
                                                  time; or

                                               -  the terms of our senior debt may prevent
                                               us from paying.

Asset Sale Proceeds..........................  If we engage in asset sales, we generally must either invest the net cash proceeds from
                                               such sales in our business within a period of
                                               time, repay senior debt or make an offer to
                                               purchase a principal amount of the New Notes
                                               equal to the excess net cash proceeds. The
                                               purchase price of the New Notes will be 100%
                                               of their principal amount, plus accrued
                                               interest.

Certain Indenture Provisions.................  The indenture governing the New Notes will contain covenants limiting our (and most or
                                               all of our subsidiaries') ability to:

                                               -  incur additional debt or enter into sale
                                               and leaseback transactions;

                                               -  pay dividends or distributions on capital
                                               stock or repurchase capital stock;

                                               -  issue stock of subsidiaries;

                                               -  make certain investments;

                                               -  create liens on our assets to secure debt;

                                               -  enter into transactions with affiliates;

                                               -  merge or consolidate with another company;
                                                  and

                                               -  transfer and sell assets.

                                               These covenants are subject to a number of
                                               important limitations and exceptions.

Risk Factors.................................  See "Risk Factors" beginning on page 11 for a description of certain of the risks you
                                               should consider.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth summary historical consolidated financial information of Holdings and the Company. The summary historical consolidated financial data for the fiscal years ended September 30, 1998, 1997, and 1996 have been derived from Holdings' consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The summary historical consolidated audited financial data for the fiscal years ended September 30, 1995 and 1994, which have also been derived from Holdings' consolidated financial statements, have been adjusted to give retroactive effect to the change in accounting for put warrants as described in Note 17 to the Consolidated Historical Financial Statements of Holdings included elsewhere in this Prospectus. Because Holdings has no operations of its own and, prior to the Recapitalization, had no assets or liabilities other than its equity interest in the Company, the historical consolidated financial information of Holdings for each of the years in the five-year period ended September 30, 1998 are identical to the historical consolidated financial information of the Company. The pro forma financial information set forth below gives effect to the Transactions as if they had occurred at the beginning of the period or as of the balance sheet date, as applicable. The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on such date. There can be no assurance that assumptions used in the preparation of the pro forma financial data will prove to be correct. The Marathon Acquisition was completed on August 8, 1997.

    You should read the following table together with the "Unaudited Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                               FISCAL YEAR ENDED SEPTEMBER 30,
                                                             --------------------------------------------------------------------
                                                                                                                      UNAUDITED
                                                                                                                    PRO FORMA THE
                                                                                                                       COMPANY
                                                                                                                    -------------
                                                               1994       1995       1996      1997(1)     1998         1998
                                                             ---------  ---------  ---------  ---------  ---------  -------------
                                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net Sales..................................................  $  52,028  $  57,095  $  62,897  $  78,159  $ 110,868    $ 110,868
Gross Profit...............................................      9,151     17,029     21,023     28,856     51,473       51,473
Selling and administrative.................................      6,244      6,167      6,459      7,561     10,473       10,373
Amortization of intangibles................................      4,062      4,002      3,838      2,089      2,438        2,438
Research and development...................................        784      1,058        836      1,116      1,724        1,724
                                                             ---------  ---------  ---------  ---------  ---------  -------------
Operating income (loss) (2)................................     (1,939)     5,802      9,890     18,090     36,838       36,938
Interest expense, net......................................      4,823      5,193      4,510      3,463      3,175       22,789
Warrant put value adjustment (3)...........................        868        736      2,160      4,800      6,540           --
                                                             ---------  ---------  ---------  ---------  ---------  -------------
Pre-tax income (loss)......................................     (7,630)      (127)     3,220      9,827     27,123       14,149
Provision (benefit) for income taxes.......................     (2,307)       134      2,045      5,193     12,986        5,376
                                                             ---------  ---------  ---------  ---------  ---------  -------------
Income (loss) before extraordinary item....................     (5,323)      (261)     1,175      4,634     14,137        8,773
Extraordinary item (4).....................................         --         --         --     (1,462)        --           --
                                                             ---------  ---------  ---------  ---------  ---------  -------------
Net income (loss)..........................................  $  (5,323) $    (261) $   1,175  $   3,172  $  14,137    $   8,773
                                                             ---------  ---------  ---------  ---------  ---------  -------------
                                                             ---------  ---------  ---------  ---------  ---------  -------------
OTHER FINANCIAL DATA:
Cash flows provided by (used in):
  Operating activities.....................................  $   1,115  $   3,972  $  18,695  $  17,468  $  23,455    $  12,734
  Investing activities.....................................     (3,595)       702     (2,494)   (43,160)    (4,295)      (4,295)
  Financing activities.....................................      1,851     (4,560)   (13,475)    28,153     (5,071)      (6,198)
EBITDA, As Defined (5).....................................      9,875     13,168     17,213     24,522     43,547       43,647
EBITDA, As Defined, margin.................................       19.0%      23.1%      27.4%      31.4%      39.3%        39.4%
Depreciation and amortization..............................  $   7,341  $   7,366  $   7,323  $   5,766  $   6,467    $   6,467
Capital expenditures.......................................      1,941      1,702      2,494      2,285      5,061        5,061
Ratio of earnings to fixed charges (6).....................         --         --        1.7x       3.7x       9.0x         1.6x
Ratio of EBITDA, As Defined, to interest expense...........        2.1x       2.5x       3.8x       7.1x      13.7x         1.9x
Ratio of EBITDA, As Defined, less capital expenditures to
  interest expense.........................................        1.6x       2.2x       3.3x       6.4x      12.1x         1.7x
Ratio of total debt to EBITDA, As Defined..................        3.7x       2.4x       1.1x       2.0x       1.0x         5.0x

BALANCE SHEET DATA (AT END OF PERIOD)
Working capital............................................  $  12,592  $  17,730  $  16,300  $  16,520  $  16,654    $  12,977
Total assets...............................................     71,554     65,758     57,666    101,969    115,785      106,662
Long-term debt, including current portion..................     36,399     32,074     19,124     50,000     45,000      218,114
Total stockholders' equity (deficit).......................     19,745     19,285     19,670     22,613     36,427     (129,010)

------------------------------

(1) The Company acquired Marathon on August 8, 1997. The acquisition was accounted for as a purchase. The results of operations of Marathon are included in Holdings' consolidated financial statements from the date of such acquisition. See Marathon's historical financial statements and the notes thereto included elsewhere in this Prospectus.

(2) Operating income (loss) includes the effect of a non-cash charge of $4,473 in fiscal 1994 due to a purchase accounting adjustment to inventory associated with the acquisition of the Aerospace Components Group of IMO and a non-cash charge of $666 in fiscal 1997 and $242 in fiscal 1998 due to, in each case, a purchase accounting adjustment to inventory associated with the acquisition of Marathon. The $100 adjustment to the Company's 1998 pro forma operating income represents the elimination of the advisory fee payable to an affiliate of one of the Company's stockholders.

(3) In connection with the formation of the Company on September 30, 1993, the Company issued subordinated notes which included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of Holdings at a price of $0.10 per share, exercisable upon certain change of control events, including the Recapitalization. The warrant put value adjustment for each period indicated reflects the increase in the estimated put value of these warrants that occurred during that period.

(4) The extraordinary charge in fiscal 1997 relates to costs associated with the retirement of the subordinated notes referred to in footnote (3) above issued at the time of the Company's formation in 1993.

(5) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization and the warrant put value adjustments and prior to the impact of the purchase accounting adjustments to inventory referred to in footnote (2) above and the extraordinary item referred to in footnote (4) above as follows:

                                                                                                                      PRO FORMA THE
                                                                                                                         COMPANY
                                                                 1994       1995       1996       1997       1998         1998
                                                               ---------  ---------  ---------  ---------  ---------  -------------
Income (loss) before extraordinary item......................  $  (5,323) $    (261) $   1,175  $   4,634  $  14,137    $   8,773
Adjustments:
  Income tax provision (benefit).............................     (2,307)       134      2,045      5,193     12,986        5,376
  Interest expense...........................................      4,823      5,193      4,510      3,463      3,175       22,789
  Depreciation and amortization..............................      7,341      7,366      7,323      5,766      6,467        6,467
                                                               ---------  ---------  ---------  ---------  ---------  -------------
                                                                   4,534     12,432     15,053     19,056     36,765       43,405
  Warrant put value adjustment...............................        868        736      2,160      4,800      6,540           --
  Inventory purchase accounting adjustment...................      4,473         --         --        666        242          242
                                                               ---------  ---------  ---------  ---------  ---------  -------------
EBITDA, As Defined...........................................  $   9,875  $  13,168  $  17,213  $  24,522  $  43,547    $  43,647
                                                               ---------  ---------  ---------  ---------  ---------  -------------
                                                               ---------  ---------  ---------  ---------  ---------  -------------

    Although EBITDA, As Defined, is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA, As Defined, is accepted as a generally recognized measure of performance in the Company's industry. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $7,630 and $127 for fiscal 1994 and 1995, respectively.

                                  RISK FACTORS

    THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT INCLUDING, IN PARTICULAR, THE STATEMENTS ABOUT THE COMPANY'S PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, HOLDINGS OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.

    FAILURE TO EXCHANGE OLD NOTES--IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue New Notes in exchange for Old Notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the exchange offer, you may continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be less Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such New Notes.

    SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

    The Company has a significant amount of indebtedness. The following chart shows certain important Company credit statistics and is presented as at September 30, 1998 and for the year then ended, in each case, on a pro forma basis assuming we had completed the offering of the Old Notes and the other Transactions as of the date or at the beginning of the period specified below:

                                                                                                    PRO FORMA
                                                                                              AT SEPTEMBER 30, 1998
                                                                                              ---------------------
                                                                                              (DOLLARS IN MILLIONS)
Total indebtedness..........................................................................        $   218.1
Stockholders' equity (deficit)..............................................................           (129.0)

                                                                                                      PRO FORMA
                                                                                                 FOR THE YEAR ENDED
                                                                                                 SEPTEMBER 30, 1998
                                                                                                ---------------------
Ratio of earnings to fixed charges............................................................             1.6x

    In addition, Holdings has an additional $20.0 million of indebtedness represented by the face value of the Holdings PIK Notes (all of which will be senior to Holdings' guarantee of these New Notes) and, as at September 30, 1998, on a pro forma basis, Holdings would have had a stockholders' deficit of approximately $135.4 million. See "Unaudited Pro Forma Consolidated Financial Information."

    Our substantial indebtedness could have important consequences to you. For example, it could:

- make it more difficult for us to satisfy our obligations with respect to the New Notes;

- increase our vulnerability to general adverse economic and industry conditions;

- limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

- require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

- limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

- place us at a competitive disadvantage compared to our competitors that have less debt; and

- limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

    See "Description of the New Notes" and "Description of Other Indebtedness."

    ADDITIONAL BORROWINGS AVAILABLE--DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. As at September 30, 1998, on a pro forma basis, our New Credit Facility would have permitted additional borrowings of up to $26.9 million and all of those borrowings would be senior to the New Notes and the guarantees of the New Notes. If new debt is added to our and the guarantors' current debt levels, the related risks that we and they now face could intensify.

    See "Capitalization," "Selected Historical Consolidated Financial Data" and "Description of the New Notes" and "Description of Other Indebtedness."

    ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    Based on our current level of operations and anticipated cost savings and revenue growth, we believe our cash flow from operations, available cash and available borrowings under our New Credit Facility, will be adequate to meet our future liquidity needs for at least the next several years.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and revenue growth will be realized on schedule or at all or that future borrowings will be available to us under our New Credit Facility in amounts sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our New Credit Facility and the New Notes, on commercially reasonable terms or at all.

    SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NEW NOTES WILL BE JUNIOR TO ALL THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

    The New Notes and the guarantees rank behind all of our and the guarantors' existing indebtedness (other than trade payables) and all of our and all the guarantors' future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or junior in right of payment to, the New Notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior debt of our Company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the New Notes or the guarantees.

    In addition, all payments on the New Notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our Company or the guarantors, holders of the New Notes will participate with trade creditors and all other holders of subordinated indebtedness of the Company and the guarantors in the assets remaining after we and the guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the New Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the New Notes may receive less, ratably than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of New Notes may receive less, ratably than the holders of senior debt.

    Assuming we had completed the exchange offer on September 30, 1998, on a pro-forma basis after giving effect to the Transactions, the Notes and the guarantees by our domestic subsidiary would have been subordinated to $93.1 million of senior debt under our New Credit Facility. In addition, the New Credit Facility would have provided for up to approximately $26.9 million of additional borrowings. Holdings' guarantee of the New Notes would have been subordinated to $113.1 million of senior debt consisting of the guarantee of the New Credit Facility and the face value of the Holdings PIK Notes. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

    LIMITED VALUE OF HOLDINGS GUARANTEE--YOU SHOULD NOT RELY ON THE GUARANTEE BY HOLDINGS IN THE EVENT WE CANNOT MAKE PAYMENTS UPON THE NEW NOTES.

    The New Notes will be guaranteed by Holdings, our parent holding company, on a senior subordinated basis. You should not rely on this guarantee because Holdings has no assets other than our capital stock. If we cannot make payments under the New Notes, Holdings probably cannot make payments either. In addition, this guarantee will be subordinated to all senior debt of Holdings (on a pro forma basis after giving effect to the Transactions, consisting of Holdings' guarantee of the $93.1 million of borrowings under the New Credit Facility and the $20.0 million of borrowings consisting of the face value of the Holdings PIK Notes as of September 30, 1998), whose holders would be paid before you in the event of a liquidation.

    DEPENDENCE ON MAJOR CUSTOMERS--OUR COMPANY RELIES HEAVILY ON CERTAIN CUSTOMERS FOR MUCH OF OUR SALES.

    Our three largest customers for the fiscal year ended September 30, 1998 were Aviall (a distributor of aftermarket parts to airlines throughout the world), Boeing (including McDonnell Douglas) and various agencies of the United States government. These customers accounted for approximately 20%, 14% and 9%, respectively, of our consolidated net sales in fiscal 1998.

    Our top ten customers accounted for approximately 61% of our consolidated net sales for fiscal 1998.

    The loss of any one or more of these key customers could have a material adverse effect on our business. See "Business--Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    CUSTOMER CONTRACTS--WE GENERALLY DO NOT HAVE GUARANTEED FUTURE SALES OF OUR PRODUCTS. FURTHER, WE ARE OBLIGATED UNDER FIXED PRICE CONTRACTS WITH SOME OF OUR CUSTOMERS, SO WE TAKE THE RISK FOR COST OVERRUNS.

    As is customary in our business, we do not have long-term contracts with most of our customers. In those cases where we do, for example with Boeing and the United States government, our customers may terminate these contracts on short notice.

    We also have entered into fixed-price contracts with some of our customers, where we agree to perform the work for a fixed price and, accordingly, realize all the benefit or detriment resulting from any decreased or increased costs for making these products. Sometimes we accept a fixed-price contract for a product which we have not yet produced, which increases the risks of delays or cost overruns.

    We also have some contracts with customers which establish prices for certain of our components based upon the volume the customer purchases. A number of these contracts do not permit the Company to recover for increases in input prices, taxes or labor costs, although some contracts provide for renegotiation to address certain material adverse changes. Any such increases are likely to have an adverse effect on our business.

    AIRCRAFT COMPONENTS INDUSTRY RISKS--OUR BUSINESS IS SENSITIVE TO THE NUMBER OF FLIGHT HOURS THAT OUR CUSTOMERS' PLANES SPEND ALOFT AND TO OUR CUSTOMERS' PROFITABILITY. THESE ITEMS ARE, IN TURN, AFFECTED BY GENERAL ECONOMIC CONDITIONS. IN ADDITION, OUR SALES TO MANUFACTURERS OF NEW LARGE AIRCRAFT ARE CYCLICAL.

    We compete in the aircraft component segment of the aerospace industry. This segment is sensitive to changes in the number of miles flown by paying customers of commercial airlines ("revenue passenger miles") and, to a lesser extent, to changes in the profitability of the commercial airline industry and the size and age of the worldwide aircraft fleet.

    Revenue passenger miles and airline profitability have historically been correlated with the general economic environment, although international events can also play a key role. For example, in 1991 revenue passenger miles declined as a result of increased security concerns among airline customers following the Gulf War. Although 1991 was the only year in the last ten years in which revenue passenger miles declined, any future reduction would reduce the use of commercial aircraft and, consequently, the need for spare parts and new aircraft. During periods of reduced airline profitability, some airlines may elect to delay purchases of spare parts, preferring instead to deplete existing inventories.

    If demand for new aircraft and spare parts decreases, there may be a decrease in demand for certain of our products. Therefore, any future decline in revenue passenger miles, airline profitability or the size of the worldwide aircraft fleet, for any reason, could have a material adverse effect on our business. See "Business--Industry Overview."

    In addition, sales to manufacturers of large commercial aircraft, which accounted for less than 20% of our annual net sales in fiscal 1998, have historically experienced periodic downturns. In the past, these sales have been affected by airline profitability, which is impacted by fuel and labor costs and price competition, and other things. Due in part to these factors, the number of large commercial aircraft delivered dropped from a peak of approximately 756 aircraft in 1991 to approximately 370 aircraft in 1995, according to a trade report.

    We believe that by concentrating on products with strong aftermarket demand and on smaller regional planes, we have reduced our exposure to downturns in this sector. Prior downturns have adversely effected our net sales, gross margin and net income. These and certain other factors may cause a downturn in sales to manufacturers of large commercial aircraft in the future which may have a material adverse effect on our business.

    REDUCTION IN DEFENSE SPENDING--A DECLINE IN THE U.S. DEFENSE BUDGET MAY ADVERSELY AFFECT OUR SALES OF PARTS USED IN MILITARY AIRCRAFT.

    In fiscal 1998, approximately 27.0% of our sales were related to products used in military aircraft, in each case, over half of which were spare parts provided to various governmental agencies.

    In general, the United States' defense budget has been declining or stable in recent years, resulting in reduced or stable demand for new aircraft and, to a lessor extent, spare parts. The United States' defense budget may continue to decline and sales of defense related items to foreign governments may decrease. If there is a decline which reduces demand for our components, our business may be adversely affected.

    GOVERNMENT REGULATION--OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE LOST OUR GOVERNMENT PERMITS OR IF FUTURE, MORE ONEROUS GOVERNMENT REGULATIONS WERE ENACTED.

    The aircraft component industry is highly regulated in the United States and in other countries. In order to sell our components, our Company and the components we manufacture must be certified by the FAA, the United States Department of Defense and similar agencies in foreign countries and by individual manufacturers.

    If material authorizations or approvals were revoked or suspended, our business would be adversely affected. In the future, if new and more stringent government regulations are adopted or if industry oversight increases, our business may be adversely affected. See "Business--Governmental Regulation."

    To the extent that we operate outside the United States, we are subject to the Foreign Corrupt Practices Act (the "FCPA"), which generally prohibits United States companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment. In particular, we may be held liable for actions taken by our strategic or local partners even though such partners are foreign companies that are not subject to the FCPA. Any determination that we have violated the FCPA could result in sanctions that could have a material adverse effect on our business.

    RISKS ASSOCIATED WITH OUR WORKFORCE--WE ARE DEPENDENT ON OUR HIGHLY TRAINED EMPLOYEES AND ANY WORK STOPPAGE OR DIFFICULTY HIRING SIMILAR EMPLOYEES WOULD ADVERSELY AFFECT OUR BUSINESS.

    Because our products are complicated and very detailed, we are highly dependent on an educated and trained workforce. We could be adversely affected by a shortage of skilled employees.

    At September 30, 1998, approximately 30% of our employees were unionized. Our collective bargaining agreements expire in April 1999 and November 2000. Although we believe that our relations with our employees are good, we cannot assure you that we will be able to negotiate a satisfactory renewal of these collective bargaining agreements or that our employee relations will remain stable.

    Because we maintain a relatively small inventory of finished goods and operate on relatively short lead times for our products, any work shortage could have a material adverse effect on our business. "See Business--Employees."

    RISKS ASSOCIATED WITH SUPPLIERS--OUR BUSINESS IS DEPENDENT ON THE AVAILABILITY OF CERTAIN COMPONENTS AND RAW MATERIALS THAT WE BUY FROM SUPPLIERS.

    Our business is affected by the price and availability of the raw materials and component parts that we use to manufacture our components. Our business, therefore, could be adversely affected by factors affecting our suppliers, or by increased costs of such raw materials or components if we are unable to pass along such price increases to our customers. Because we maintain a relatively small inventory of raw materials and component parts, our business could be adversely affected if we are unable to obtain these raw materials and components from our suppliers on favorable terms. See "Business--Raw Materials and Patents."

    POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES--WE MAY BE LIABLE FOR PENALTIES UNDER A VARIETY OF ENVIRONMENTAL LAWS, EVEN IF WE DID NOT CAUSE ANY ENVIRONMENTAL PROBLEMS. CHANGES IN ENVIRONMENTAL LAWS OR UNEXPECTED INVESTIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

    Our business and our facilities are subject to a number of federal, state and local laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials.

    Pursuant to certain environmental laws, a current or previous owner or operator of land may be liable for the costs of investigation, removal or remediation of hazardous materials at such property. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who arrange (as defined under these statutes) for the disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by them. See "Business--Environmental Matters."

    Because we own and operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance with these laws. Although such environmental costs have not been material in the past and are not expected to be material in the future, changes in environmental laws or unexpected investigations and clean-up costs could have a material adverse effect on our business.

    DEPENDENCE ON KEY PERSONNEL--IF WE LOSE OUR SENIOR MANAGEMENT OR TECHNICAL PERSONNEL, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

    The success of our Company is dependent upon our senior management, as well as on our ability to attract and retain qualified personnel, including engineers. There is substantial competition for these kinds of personnel in the aircraft component industry. We may not be able to (1) retain our existing senior management or engineering staff, (2) fill new positions or vacancies created by expansion or turnover, or (3) attract additional qualified personnel. Although we have entered into employment agreements with certain executive officers, these agreements may not be renewed. See "Management-- Employment Agreements."

    RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND ASIAN FINANCIAL MARKETS--OUR INTERNATIONAL BUSINESS EXPOSES US TO RISKS RELATING TO INCREASED REGULATION AND POLITICAL OR ECONOMIC INSTABILITY, GLOBALLY OR WITHIN CERTAIN FOREIGN COUNTRIES.

    Approximately 16% of our fiscal 1998 sales were sold directly to foreign end-users. In addition, a portion of the products we sell to domestic distributors are resold to foreign end-users. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices.

    Foreign governments could adopt regulations or take other actions that would have an adverse impact on our business or market opportunities abroad. Furthermore, the political, cultural and economic climate outside the United States may not be favorable to our business and growth strategy.

    The Asian markets are important markets for airlines and the large commercial aircraft manufacturers. For example, Boeing has developed a large backlog of aircraft sales to customers in Asia, and the current crisis in the Asian financial markets has resulted in some deferrals and cancellations of deliveries. This may result in significant cancellation of orders or additional deferral of deliveries for new aircraft or negatively impact these manufacturers. The resulting decreased demand in the aftermarket could adversely affect our business.

    RISKS RELATED TO POTENTIAL FUTURE ACQUISITIONS--WE INTEND TO PURSUE FUTURE ACQUISITIONS AND ARE CONSIDERING A SPECIFIC ACQUISITION WHICH, IF CONSUMMATED, WOULD SUBSTANTIALLY INCREASE THE LEVEL OF OUR INDEBTEDNESS AND MAY ADVERSELY AFFECT OUR BUSINESS IF WE CANNOT EFFECTIVELY INTEGRATE THESE NEW OPERATIONS.

    We intend to pursue acquisitions that we believe will present opportunities to realize significant synergies, operating expense reductions or overhead cost savings and increase our market position. This acquisition strategy may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms or at all.

    We regularly engage in discussions with respect to potential acquisition and investment opportunities. If we consummate any future acquisitions, our capitalization and results of operations may change significantly and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds.

    Although we currently have no binding agreements with respect to any future acquisitions and we cannot assure you that we will be able to reach agreement with respect to any future acquisition, such acquisitions would likely result in the incurrence of debt and contingent liabilities and an increase in interest expense and amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon our business.

    Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. For all of these reasons, if any such acquisitions occur, our business could be adversely affected.

    COMPETITION--WE MAY BE UNABLE TO REPAY THE NEW NOTES IF WE DO NOT SUCCESSFULLY COMPETE WITHIN OUR INDUSTRY.

    We operate in a highly competitive industry and compete against a number of companies, including divisions of larger companies, some of which have significantly greater financial, technological and marketing resources than us. We believe that our ability to compete depends on product performance, short lead-time and timely delivery, competitive pricing, superior customer service and support and continued certification under customer quality requirements and assurance programs. We may not be able to compete successfully with respect to these or other factors. See "Business-- Competition."

    CONTROL BY ODYSSEY--WE ARE CONTROLLED BY ODYSSEY, WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

    Odyssey and its co-investors indirectly own approximately 73.7% of the equity interests in our parent company, Holdings, on a fully diluted basis and, therefore, have the power, subject to certain exceptions, to control Holdings. They also control the appointment of management and the entering into of mergers, sales of substantially all assets and other extraordinary transactions. The interests of Odyssey may not in all cases be aligned with yours. See "The Transactions" and "Certain Relationships and Related Transactions."

    IMPACT OF YEAR 2000 ISSUE--THE YEAR 2000 PROBLEM MAY RESULT IN DECREASED SALES FOR US IF CERTIFICATIONS WE RECEIVED FROM OUR VENDORS ARE INACCURATE OR IF OUR CUSTOMERS AND SUPPLIERS DO NOT ADEQUATELY ADDRESS THEIR YEAR 2000 CONCERNS.

    We have completed a review of our computer systems and are completing a review of our embedded systems in order to assess our exposure to Year 2000 issues. We purchased all of our computer software from third party vendors and are relying on those vendors to make their software Year 2000 compliant. Except for the vendor of our e-mail system, such vendors have provided us with third party certifications that their systems are Year 2000 compliant.

    We do not, however, currently have any information concerning the Year 2000 compliance status of our suppliers and customers, including various agencies of the United States government.

    In the event that Year 2000 problems arise within our Company, or that our significant suppliers or customers, including various agencies of the United States government, do not successfully and timely achieve Year 2000 compliance, the result may be a delay in our receiving orders and collecting payments, leading to a temporary loss of revenue. We have incurred $180,000 in costs associated with Year 2000 compliance and anticipate incurring $150,000 of additional costs in the future. We may, however, have to bear further Year 2000 costs and expenses which could have a material adverse effect on our business. The Company has no formal contingency plan in the event Year 2000 problems arise.

    PRODUCT LIABILITY; CLAIMS EXPOSURE--WE COULD BE ADVERSELY AFFECTED AS A RESULT OF A LAWSUIT IF ONE OF OUR COMPONENTS CAUSES AN AIRCRAFT TO CRASH AND WE ARE NOT COVERED BY OUR INSURANCE POLICIES.

    Our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us. While management believes that our liability insurance is adequate to protect us from future products liability claims, if claims were to arise, such insurance coverage may not be adequate.

    Additionally insurance coverage may not be able to be maintained in the future at an acceptable cost. Any such liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on our business.

    FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding New Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of New Notes or that restrictions in our New Credit Facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the New Notes-Change of Control."

    FRAUDULENT CONVEYANCE MATTERS--FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE NEW NOTES AND THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM THE COMPANY OR THE GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the New Notes and the guarantees could be voided, or claims in respect of the New Notes or the guarantees could be subordinated to all other debts of the Company or any guarantor if, among other things, the Company or such guarantor, at the time it incurred the indebtedness evidenced by the New Notes or its guarantee:

- received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; or

- was insolvent or rendered insolvent by reason of such incurrence; or

- was engaged in a business or transaction for which the Company's or such guarantor's remaining assets constituted unreasonably small capital; or

- intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by the Company or such guarantor pursuant to the New Notes or a guarantee could be voided and required to be returned to the Company or such guarantor, or to a fund for the benefit of the creditors of the Company or such guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

- the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

- if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

- it could not pay its debts as they become due.

    Based upon information currently available to us, we believe that the New Notes and the guarantees are being incurred for proper purposes and in good faith and that we, and each of the Guarantors:

- are solvent and will continue to be solvent after giving effect to the issuance of the New Notes and the guarantees, as the case may be;

- will have enough capital for carrying on our business and the business of each of the Guarantors after the issuance of the New Notes and the guarantees, as the case may be; and

- will be able to pay our debts.

    NO PRIOR MARKET FOR THE NEW NOTES--YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

    The New Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the New Notes.

                                  TRANSACTIONS

    In connection with the completion of the offering of the Old Notes, Holdings consummated a recapitalization of Holdings (the "Recapitalization") pursuant to an agreement and plan of merger, dated August 3, 1998, as amended, between Phase II Acquisition Corp. and Holdings (the "Merger Agreement"). Concurrently with the offering of the Old Notes, the Company entered into a credit agreement providing for a six-year $30.0 million revolving credit facility (the "Revolving Credit Facility"), $2.6 million of which was funded to consummate the Recapitalization, and a 6-year $45.0 million Tranche A Term Loan Facility (the "Tranche A Facility") and a 7 1/2-year $45.0 million Tranche B Term Loan Facility (the "Tranche B Facility" and, together with the Revolving Credit Facility and the Tranche A Facility, the "New Credit Facility"), each of which was fully funded to consummate the Recapitalization. Additional borrowings under the Revolving Credit Facility are available for certain permitted acquisitions and for general corporate purposes, including working capital requirements. See "Description of Other Indebtedness--The Company--The New Credit Facility."

    In connection with the Recapitalization, Odyssey and its co-investors invested approximately $100.2 million of cash equity in Holdings (the "Odyssey Investment"). The equity holders of Holdings received as consideration in the Recapitalization $330.0 million of which $279.7 million was paid in cash, $20.0 million was paid in the form of Holdings' pay-in-kind notes due 2009 of Holdings (the "Holdings PIK Notes") and Holdings' common stock and $30.3 million was paid in the form of common stock and options of Holdings that was retained by the shareholders of Holdings (the "Rollover Investment"). As a result of the consummation of the Transactions, Odyssey and its co-investors own approximately 73.7%, and certain continuing equity holders of Holdings own approximately 26.3%, in each case, of the outstanding shares of Holdings common stock on a fully diluted basis.

    The offering of the Old Notes, the Recapitalization, the Odyssey Investment, the issuance of the Holdings PIK Notes and the related borrowings under the New Credit Facility are collectively referred to herein as the "Transactions."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    In connection with the sale by the Company of the Old Notes on December 3, 1998, the Company and the Guarantors entered into a registration rights agreement (the "Registration Rights Agreement"), dated December 3, 1998, with the initial purchasers, which requires that the Company and the Guarantors file a registration statement under the Securities Act with respect to the New Notes (the "Registration Statement") and, upon the effectiveness of that Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes. The New Notes will be issued without a restrictive legend and generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company must (i) cause the Registration Statement with respect to the exchange offer to be declared effective within 150 days of the date on which the Company issued the Old Notes and (ii) consummate the exchange offer on or before the 185th day following the date on which the Company issued the Old Notes. Except as provided below, upon the completion of the exchange offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part, and this summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement. As a result of the timely filing and the effectiveness of the Registration Statement, the Company will not have to pay certain additional interest on the Old Notes provided in the Registration Rights Agreement. Following the completion of the exchange offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the exchange offer.

    In order to participate in the exchange offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors. Under certain circumstances specified in the Registration Rights Agreement, the Company may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. See "Registration Rights." For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an New
Note in the exchange offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an New Note, the date on which such New
Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act. See "--Procedures for Tendering."

    Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Following the completion of the exchange offer (except as set forth in the second paragraph under "--Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
        , 1999, or such date and time to which we extend the offer. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

    The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

    As of the date hereof, Old Notes representing $125.0 million aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This Prospectus, together with the letter of transmittal, is being sent to such registered holder and to others believed to have beneficial interests in the Old Notes. The Company intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

    The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder
thereof as promptly as practicable after         , 1999, unless the exchange
offer is extended.

    Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date shall be 5:00 p.m., New York City time, on         ,
1999, unless the Company, in its sole discretion, extends the exchange offer, in which case the expiration date shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions set forth under "--Conditions to Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the exchange offer in any manner. In the event that the Company makes a material or fundamental change to the terms of the exchange offer, the Company will file a post-effective amendment to the Registration Statement.

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "--Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the Exchange Agent prior to the expiration date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the letter of transmittal prior to the expiration date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the expiration date.

    The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

    If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the letter of transmittal unless waived by the Company.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable
following         , 1999, unless the exchange offer is extended.

    In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "--Conditions to the exchange offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

    By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

    DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the expiration date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by the Company (by telegram, telex, fax transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "--Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    All executed letters of transmittal should be directed to the Exchange
Agent.       has been appointed as Exchange Agent for the exchange offer.
Questions, requests for assistance and requests for additional copies of this Prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

                                   [            ]

      BY REGISTERED OR CERTIFIED MAIL:                BY HAND OR OVERNIGHT DELIVERY:
                  [      ]                                           ]

                                 BY FACSIMILE:
                          (ELIGIBLE INSTITUTIONS ONLY)

                                 [            ]

                               FOR INFORMATION OR
                           CONFIRMATION BY TELEPHONE:

                                 [            ]

      Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

FEES AND EXPENSES

    The Company will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by
the Company and are estimated in the aggregate to be $      , which includes
fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated in this Prospectus, we will receive in exchange Old Notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness.

    The Company used the net proceeds of the offering of the Old Notes, together with borrowings under the New Credit Facility, (i) to finance, in part, the Recapitalization, (ii) to repay indebtedness, and (iii) to pay related fees and expenses. The following table sets forth the sources and uses of funds for the
Transactions:

                                                                                  AMOUNT
                                                                            -------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES:
Cash......................................................................       $    20.0
New Credit Facility(1)....................................................            92.6
Old Notes.................................................................           125.0
Holdings PIK Notes and Common Stock(2)....................................            20.0
Odyssey Investment........................................................           100.2
Rollover Investment(3)....................................................            30.3
                                                                                    ------
    Total Sources.........................................................       $   388.1
                                                                                    ------
                                                                                    ------
USES:
Payment of consideration in Recapitalization(4)...........................       $   299.7
Rollover Investment(3)....................................................            30.3
Repayment of indebtedness and accrued interest(5).........................            45.1
Fees and expenses(6)......................................................            13.0
                                                                                    ------
    Total uses............................................................       $   388.1
                                                                                    ------
                                                                                    ------

------------------------

(1) The New Credit Facility provides for aggregate borrowings of up to $120.0 million, consisting of a $45.0 million Tranche A Facility, a $45.0 million Tranche B Facility and a $30.0 million revolving credit facility, of which, as of December 3, 1998, approximately $27.4 million was undrawn and available for certain permitted acquisitions and for general corporate purposes, including working capital requirements. See "Description of Other Indebtedness--The Company--The New Credit Facility."

(2) Represents $20.0 million in the form of Holdings PIK Notes and common stock of Holdings that were issued to certain shareholders of Holdings in the Recapitalization.

(3) Represents approximately $30.3 million in the form of shares of common stock and options retained by certain continuing equity holders of Holdings.

(4) Includes (i) payments after expenses to certain equity holders of Holdings of $283.3 million of which $263.3 million was paid in cash and $20.0 million was paid in the form of Holdings PIK Notes and common stock of Holdings and
    (ii) payment of certain management bonuses and certain of the Company's expenses totalling approximately $16.4 million. See "Certain Relationships and Related Transactions."

(5) Represents refinancing of long-term debt consisting of $45.0 million of borrowings with a maturity of 2003 and bearing an interest rate, as of December 3, 1998, of 6.9% under the Company's prior credit agreement and accrued interest thereon of $0.1 million.

(6) Includes a $3.5 million fee paid to Odyssey in connection with the Recapitalization. See "Certain Relationships and Related Transactions."

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company as of September 30, 1998, on a historical basis and of the Company and Holdings on a pro forma basis after giving effect to the Transactions as if they had occurred on September 30, 1998. This table should be read in conjunction with the information contained in "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Information" and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                        SEPTEMBER 30, 1998
                                                                                 ---------------------------------
                                                                                                  PRO FORMA
                                                                                            ----------------------
                                                                                               THE
                                                                                  ACTUAL     COMPANY     HOLDINGS
                                                                                 ---------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Cash and cash equivalents......................................................  $  19,486  $   --      $   --
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
Total debt (including current maturities):
  Term debt....................................................................  $  45,000  $   --      $   --
  New Credit Facility(1).......................................................     --          93,114      93,114
  Old Notes....................................................................     --         125,000     125,000
  Holdings PIK Notes (net of unamortized discount of $2.6 million).............     --          --          17,400
                                                                                 ---------  ----------  ----------
    Total debt.................................................................     45,000     218,114     235,514
                                                                                 ---------  ----------  ----------
Stockholders' equity (deficit):
Common stock $0.01 par value and paid-in capital...............................     24,281      24,281     109,081
Other stockholders' equity (deficit)...........................................     12,146    (153,291)   (244,458)
                                                                                 ---------  ----------  ----------
Total stockholders' equity (deficit)...........................................     36,427    (129,010)   (135,377)
                                                                                 ---------  ----------  ----------
Total capitalization...........................................................  $  81,427  $   89,104  $  100,891
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

------------------------

(1) The New Credit Facility consists of: (i) the Revolving Credit Facility which provides for borrowings of up to $30.0 million, of which approximately $2.6 million was drawn in connection with the Recapitalization with the remainder undrawn at closing and available for certain permitted acquisitions and for general corporate purposes, including working capital requirements; (ii) the Tranche A Facility, which provides for term debt of $45.0 million; and (iii) the Tranche B Facility which provides for term debt of $45.0 million. See "Description of Other Indebtedness--The Company--The New Credit Facility." For purposes of the September 30, 1998 pro forma presentation above, $3.1 million was assumed to have been drawn on the Revolving Credit Facility in connection with the Recapitalization because the Company had less cash and cash equivalents on that date.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following pro forma consolidated financial information of the Company and Holdings has been derived by the application of pro forma adjustments to Holdings' historical consolidated financial statements for the year ended September 30, 1998 The pro forma consolidated statements of operations give effect to the Recapitalization and related transactions as if such transactions had been consummated on October 1, 1997. The pro forma consolidated balance sheet gives effect to the Recapitalization and related transactions as if such transactions had occurred as of September 30, 1998. The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and in the opinion of management are reasonable and are described in the accompanying notes. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the Recapitalization and related transactions been consummated on the respective dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. You should read the pro forma consolidated financial statements together with the "Use of Proceeds," the "The Transactions" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto, and other financial information included elsewhere in this Prospectus.

    The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect and account for the Transactions as a recapitalization. As a result, such adjustments will have no impact on the historical basis of either the Company's or Holdings' assets and liabilities. Accordingly, the Transactions have not impacted the historical basis of the Company's and Holding's assets and liabilities.

    The unaudited consolidated pro forma statement of operations does not include pro forma adjustments for certain non-recurring costs and charges, consisting primarily of compensation costs for one-time management bonuses and stock options which were cancelled, in each case, in conjunction with the Recapitalization, the cost of terminating a financial advisory services agreement with an affiliate of the Company's largest stockholder, the write-off of deferred financing costs, and professional, advisory and financing fees. A one-time charge of approximately $39.6 million ($28.8 million after tax) was recorded in the first quarter of fiscal 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                         HOLDINGS
                                              COMPANY      PRO FORMA      COMPANY PRO     PRO FORMA         PRO
                                             HISTORICAL  ADJUSTMENTS(1)      FORMA      ADJUSTMENTS(2)     FORMA
                                             ----------  --------------  -------------  --------------  -----------
Net sales..................................  $  110,868        --         $   110,868         --         $ 110,868
Cost of sales..............................      59,395        --              59,395         --            59,395
                                             ----------  --------------  -------------       -------    -----------
Gross profit...............................      51,473        --              51,473         --            51,473
                                             ----------  --------------  -------------       -------    -----------
Operating expenses:
  Selling and administrative...............      10,473    $     (100)(a)       10,373        --            10,373
  Amortization of intangibles..............       2,438        --               2,438         --             2,438
  Research and development.................       1,724        --               1,724         --             1,724
                                             ----------  --------------  -------------       -------    -----------
    Total operating expenses...............      14,635          (100)         14,535         --            14,535
                                             ----------  --------------  -------------       -------    -----------
Income from operations.....................      36,838           100          36,938         --            36,938
Interest expense--net......................       3,175        19,614(b)       22,789     $    2,630(a)     25,419
Warrant put value adjustment...............       6,540        (6,540)(c)      --             --            --
                                             ----------  --------------  -------------       -------    -----------
Income before income taxes.................      27,123       (12,974)         14,149         (2,630)       11,519
Income tax provision.......................      12,986        (7,610)(d)        5,376        (1,026)(b)      4,350
                                             ----------  --------------  -------------       -------    -----------
Net income.................................  $   14,137    $   (5,364)    $     8,773     $   (1,604)    $   7,169
                                             ----------  --------------  -------------       -------    -----------
                                             ----------  --------------  -------------       -------    -----------
EBITDA, As Defined (3).....................  $   43,547    $      100     $    43,647         --         $  43,647

Cash flow provided by (used in):
  Operating activities.....................      23,455       (10,721)         12,734         --            12,734
  Investing activities.....................      (4,295)       --              (4,295)        --            (4,295)
  Financing activities.....................      (5,071)       (1,127)         (6,198)        --            (6,198)

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

    (1) The amounts in this column represent the adjustments necessary to determine the Company's pro forma results of operations as follows:

        (a) This adjustment represents the elimination of the annual advisory fee payable to an affiliate of the Company's former largest stockholder.

        (b) The adjustment to interest expense reflects the following:

                                                              (AMOUNTS IN THOUSANDS)
                                                              -----------------------
Interest expense on existing indebtedness to be retired in
  connection with the Transactions..........................         $  (3,358)
Interest income on cash and cash equivalents................               450
Amortization of debt issuance costs on existing
  indebtedness..............................................              (267)
                                                                       -------
Net interest expense........................................            (3,175)
Interest expense on New Credit Facility (at a weighted
  average rate of 9.0%).....................................             8,370
Interest expense on the Notes...............................            12,969
Amortization of debt issuance costs.........................             1,450
                                                                       -------
Total adjustment............................................         $  19,614
                                                                       -------
                                                                       -------

        (c) This adjustment represents the elimination of the warrant put value adjustment. The warrants were retired in connection with the Recapitalization.

        (d) The tax effect of pro forma adjustments to income before income taxes is based on the estimated applicable statutory tax rates. No tax effect is recorded for the elimination of the warrant put value adjustment. The income tax adjustment also excludes the tax effect of non-recurring costs and charges described previously.

    (2) The amounts in this column represent the adjustments necessary to determine Holdings' pro forma consolidated statement of operations as follows:

        (a) This adjustment represents interest expense on the Holdings PIK Notes, including amortization of debt issuance costs and the debt discount.

        (b) This adjustment represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates. The income tax adjustment also excludes the tax effect of non-recurring costs and charges described previously.

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)

    (3) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization and the warrant put value adjustment and prior to the impact of the purchase accounting adjustments to inventory associated with the acquisition of Marathon as follows:

                                                                   COMPANY     COMPANY PRO   HOLDINGS PRO
                                                                 HISTORICAL       FORMA         FORMA
                                                                 -----------  -------------  ------------
                                                                          (AMOUNTS IN THOUSANDS)
Net income.....................................................   $  14,137    $     8,773    $    7,169
Adjustments:
  Income tax provision.........................................      12,986          5,376         4,350
  Interest expense.............................................       3,175         22,789        25,419
  Depreciation and amortization................................       6,467          6,467         6,467
                                                                 -----------  -------------  ------------
                                                                     36,765         43,405        43,405
  Warrant put value adjustment.................................       6,540        --             --
  Marathon inventory purchase accounting adjustment............         242            242           242
                                                                 -----------  -------------  ------------
EBITDA, As Defined.............................................   $  43,547    $    43,647    $   43,647
                                                                 -----------  -------------  ------------
                                                                 -----------  -------------  ------------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (1)
                               SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                     COMPANY      PRO FORMA       COMPANY       PRO FORMA      HOLDINGS
                                                   HISTORICAL   ADJUSTMENTS(2)   PRO FORMA   ADJUSTMENTS (3)   PRO FORMA
                                                   -----------  --------------  -----------  ---------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents......................   $  19,486     $  (19,486)(a)  $  --         $  --          $  --
  Accounts receivable............................      12,530         --            12,530         --             12,530
  Inventories....................................      18,280         --            18,280         --             18,280
                                                                                                   10,780(a)
  Other..........................................       3,964            236(b)      4,200           (380)(b)     14,600
                                                   -----------  --------------  -----------  ---------------  -----------
    Total current assets.........................      54,260        (19,250)       35,010         10,400         45,410
Property, plant and equipment--net...............      21,951         --            21,951         --             21,951
Intangibles & other--net.........................      39,574         10,127(c)     49,701            253(c)      49,954
                                                   -----------  --------------  -----------  ---------------  -----------
TOTAL............................................   $ 115,785     $   (9,123)    $ 106,662      $  10,653      $ 117,315
                                                   -----------  --------------  -----------  ---------------  -----------
                                                   -----------  --------------  -----------  ---------------  -----------
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
                                                                  $   (5,000)(d)
  Current portion of long-term debt..............   $   5,000          6,127(d)  $   6,127      $  --          $   6,127
  Accounts payable...............................       5,667         --             5,667         --              5,667
  Accrued liabilities............................      10,239           (100)(d)     10,139          (380)(b)      9,759
  Put warrants (4)...............................      16,700        (16,700)(e)     --            --             --
                                                   -----------  --------------  -----------  ---------------  -----------
    Total current liabilities....................      37,606        (15,673)       21,933           (380)        21,553
Long-term debt:
  Secured bank financing.........................      40,000        (40,000)(d)     --            --             --
  New Credit Facility............................      --             86,987(d)     86,987         --             86,987
  Old Notes......................................      --            125,000(d)    125,000         --            125,000
  Holdings PIK Notes.............................      --             --            --             17,400(d)      17,400
Other Liabilities................................       1,752         --             1,752         --              1,752
                                                   -----------  --------------  -----------  ---------------  -----------
    Total liabilities............................      79,358        156,314       235,672         17,020        252,692
                                                   -----------  --------------  -----------  ---------------  -----------
Stockholders' equity (deficit)
                                                                                                  102,800(e)
  Capital stock..................................      24,281         --            24,281        (18,000)(h)    109,081
                                                                                                 (117,933)(f)
                                                                                                   (2,014)(g)
                                                                                                   10,780(a)
  Retained earnings (deficit)....................      12,900       (165,437)(e)   (152,537)       18,000(h)    (243,704)
  Minimum pension liability adjustment...........        (754)        --              (754)        --               (754)
                                                   -----------  --------------  -----------  ---------------  -----------
  Total stockholders' equity (deficit)...........      36,427       (165,437)     (129,010)        (6,367)      (135,377)
                                                   -----------  --------------  -----------  ---------------  -----------
  TOTAL..........................................   $ 115,785     $   (9,123)    $ 106,662      $  10,653      $ 117,315
                                                   -----------  --------------  -----------  ---------------  -----------
                                                   -----------  --------------  -----------  ---------------  -----------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    (1) Set forth below are the sources and uses of funds pertaining to the Transactions, categorized by their impact on the Company and Holdings, respectively and adjustments for intercompany fund flows. See "Use of Proceeds." The sources and uses below assume the Transactions were consummated on September 30, 1998.

                                                                 COMPANY     HOLDINGS   INTERCOMPANY     TOTAL
                                                                ----------  ----------  -------------  ----------
                                                                             (DOLLARS IN THOUSANDS)
SOURCES:
Existing cash.................................................  $   19,486  $   --       $   --        $   19,486
New Credit Facility...........................................      93,114      --           --            93,114
Old Notes.....................................................     125,000      --           --           125,000
Holdings PIK Notes and Common Stock...........................      --          20,000       --            20,000
Odyssey Investment............................................      --         100,200       --           100,200
Rollover Investment...........................................      --          30,300       --            30,300
Dividend from the Company to Holdings.........................      --         181,767      (181,767)      --
                                                                ----------  ----------  -------------  ----------
  Total.......................................................  $  237,600  $  332,267   $  (181,767)  $  388,100
                                                                ----------  ----------  -------------  ----------
                                                                ----------  ----------  -------------  ----------
USES:
Payment of consideration in Recapitalization..................  $   --      $  299,700   $   --        $  299,700
Rollover Investment...........................................      --          30,300       --            30,300
Repayment of existing indebtedness and accrued interest.......      45,100      --           --            45,100
Fees and expenses.............................................      10,733       2,267       --            13,000
Dividend from the Company to Holdings.........................     181,767      --          (181,767)      --
                                                                ----------  ----------  -------------  ----------
  Total.......................................................  $  237,600  $  332,267   $  (181,767)  $  388,100
                                                                ----------  ----------  -------------  ----------
                                                                ----------  ----------  -------------  ----------

    (2) The amounts in this column represent the adjustments necessary to determine the Company's pro forma consolidated balance sheet after giving effect to the Transactions.

        (a) This adjustment reflects the use of cash of $19.5 million on the balance sheet as of September 30, 1998 to fund a portion of the Recapitalization. In management's opinion, the existing cash will not need to be used to meet ordinary working capital needs. The actual cash on hand upon consummation of the Recapitalization was more than this assumed amount. (See "Use of Proceeds").

        (b) This adjustment represents the recognition of the estimated tax benefits attributable to the write-off of unamortized debt issuance costs relating to the Company's existing indebtedness (see (c) below).

        (c) This adjustment represents the recognition of $10.7 million of debt issuance costs associated with the New Credit Facility and the Notes less the write-off of $0.6 million of unamortized debt issuance costs relating to the Company's existing indebtedness.

        (d) This adjustment represents the recognition of the New Credit Facility of $93.1 million and the Notes of $125.0 million along with the repayment of $45.1 million of existing indebtedness (current and long-term portion) and accrued interest. The amount of the new indebtedness that is expected to be payable within one year is $6.1 million. The actual amount borrowed under the New Credit Facility was less than $93.1 million because the Company's cash balances utilized in the Transactions were more than the $19.5 million assumed under (1) above. (See "Use of Proceeds.")

        (e) This adjustment includes the following:

- The recognition of a $181.8 million cash dividend to Holdings which is comprised of the proceeds from the New Credit Facility and the Notes (see Note
  (d) above) and the Company's cash balance as of September 30, 1998 (see Note
  (a) above), less the repayment of existing indebtedness and fees and expenses related to the Transactions.

- The elimination of the outstanding warrants of $16.7 million.

- A $0.4 million after-tax charge resulting from the write-off of unamortized deferred loan costs relating to the Company's existing indebtedness which was repaid.

    (3) The amounts in this column represent the adjustments related to the Holdings PIK Notes and other adjustments necessary to determine Holdings' pro forma consolidated balance sheet after giving effect to the Transactions.

        (a) This adjustment represents the recognition of the estimated income tax benefits resulting from the settlement of Holdings' stock options in connection with the Transactions and the estimated fees and expenses related to the Recapitalization.

        (b) This adjustment represents the reclassification of the Company's accrued income tax liability against Holdings' income tax receivable associated with the settlement of stock options and the fees and expenses (see (a) above).

        (c) This adjustment represents the recognition of deferred loan costs associated with the Holdings PIK Notes.

        (d) This adjustment represents the recognition of the Holdings PIK Notes (including unamortized discount of $2.6 million).

        (e) This adjustment represents the issuance of $100.2 million of additional capital stock to Odyssey and $2.6 million of capital stock in connection with the Holdings PIK Notes.

        (f) This adjustment represents the payment of consideration for the Recapitalization along with the settlement of the stock options determined as follows:

                                                                                                       (DOLLARS IN
                                                                                                       THOUSANDS)
Value of common stock, options and warrants..........................................................   $ 330,000
Rollover Investment..................................................................................     (30,300)
                                                                                                       -----------
Payment of consideration in the Recapitalization.....................................................     299,700
Dividend received from the Company...................................................................    (181,767)
                                                                                                       -----------
Total................................................................................................   $ 117,933
                                                                                                       -----------
                                                                                                       -----------

        (g) This adjustment represents the recognition of a $2.0 million expense for certain fees and expenses related to the Recapitalization.

        (h) This adjustment recognizes the elimination of capital stock and paid-in capital associated with the shares of common stock that were repurchased in connection with the Recapitalization.

    (4) In connection with the formation of the Company on September 30, 1993, the Company issued subordinated notes which included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of Holdings at a price of $0.10 per share, exercisable upon certain change of control events. If no such event had occurred before July 31, 1999, warrant holders had the right to require the Company to repurchase the warrants at their then-appraised fair market value, which is known as the "put value." The carrying value of the put warrants represents the estimated put value of the warrants on September 30, 1998 based upon the provisions of the Transactions. The put warrants were retired in connection with the Recapitalization.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected historical consolidated financial information of Holdings and the Company. The selected historical consolidated financial data for the fiscal years ended September 30, 1998, 1997, and 1996 have been derived from Holdings' consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The selected historical consolidated audited financial data for the fiscal years ended September 30, 1995 and 1994, which have also been derived from Holdings' consolidated financial statements, have been adjusted to give retroactive effect to the change in accounting for put warrants as described in Note 17 to the Consolidated Historical Financial Statements of Holdings included elsewhere in this Prospectus. Because Holdings has no operations of its own and, prior to the Recapitalization, had no assets or liabilities other than its equity interest in the Company, the historical consolidated financial information of Holdings for each of the years in the five-year period ended September 30, 1998 are identical to the historical consolidated financial information of the Company. The pro forma financial information set forth below gives effect to the Transactions as if they had occurred at the beginning of the period or as of the balance sheet date, as applicable. The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on such date. There can be no assurance that assumptions used in the preparation of the pro forma financial data will prove to be correct. The Marathon Acquisition was completed on August 8, 1997.

    You should read the following table together with the "Unaudited Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                FISCAL YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------------------------------------------
                                                                                                                        UNAUDITED
                                                                                                                      PRO FORMA THE
                                                                                                                         COMPANY
                                                                                                                      -------------
                                                               1994       1995       1996       1997(1)      1998         1998
                                                             ---------  ---------  ---------  -----------  ---------  -------------
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net Sales..................................................  $  52,028  $  57,095  $  62,897   $  78,159   $ 110,868    $ 110,868
Gross Profit...............................................      9,151     17,029     21,023      28,856      51,473       51,473
Selling and administrative.................................      6,244      6,167      6,459       7,561      10,473       10,373
Amortization of intangibles................................      4,062      4,002      3,838       2,089       2,438        2,438
Research and development...................................        784      1,058        836       1,116       1,724        1,724
                                                             ---------  ---------  ---------  -----------  ---------  -------------
Operating income (loss) (2)................................     (1,939)     5,802      9,890      18,090      36,838       36,938
Interest expense, net......................................      4,823      5,193      4,510       3,463       3,175       22,789
Warrant put value adjustment (3)...........................        868        736      2,160       4,800       6,540       --
                                                             ---------  ---------  ---------  -----------  ---------  -------------
Pre-tax income (loss)......................................     (7,630)      (127)     3,220       9,827      27,123       14,149
Provision (benefit) for income taxes.......................     (2,307)       134      2,045       5,193      12,986        5,376
                                                             ---------  ---------  ---------  -----------  ---------  -------------
Income (loss) before extraordinary item....................     (5,323)      (261)     1,175       4,634      14,137        8,773
Extraordinary item (4).....................................     --         --         --          (1,462)     --           --
                                                             ---------  ---------  ---------  -----------  ---------  -------------
Net income (loss)..........................................  $  (5,323) $    (261) $   1,175   $   3,172   $  14,137    $   8,773
                                                             ---------  ---------  ---------  -----------  ---------  -------------
                                                             ---------  ---------  ---------  -----------  ---------  -------------
OTHER FINANCIAL DATA:
Cash flows provided by (used in):
  Operating activities.....................................  $   1,115  $   3,972  $  18,695   $  17,468   $  23,455    $  12,734
  Investing activities.....................................     (3,595)       702     (2,494)    (43,160)     (4,295)      (4,295)
  Financing activities.....................................      1,851     (4,560)   (13,475)     28,153      (5,071)      (6,198)
EBITDA, As Defined (5).....................................      9,875     13,168     17,213      24,522      43,547       43,647
EBITDA, As Defined, margin.................................       19.0%      23.1%      27.4%       31.4%       39.3%        39.4%
Depreciation and amortization..............................  $   7,341  $   7,366  $   7,323   $   5,766   $   6,467    $   6,467
Capital expenditures.......................................      1,941      1,702      2,494       2,285       5,061        5,061
Ratio of earnings to fixed charges(6)......................     --         --            1.7x        3.7x        9.0x         1.6x
Ratio of EBITDA, As Defined, to interest expense...........        2.1x       2.5x       3.8x        7.1x       13.7x         1.9x
Ratio of EBITDA, As Defined, less capital expenditures to
  interest expense.........................................        1.6x       2.2x       3.3x        6.4x       12.1x         1.7x
Ratio of total debt to EBITDA, As Defined..................        3.7x       2.4x       1.1x        2.0x        1.0x         5.0x
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital............................................  $  12,592  $  17,730  $  16,300   $  16,520   $  16,654    $  12,977
Total assets...............................................     71,554     65,758     57,666     101,969     115,785      106,662
Long-term debt, including current portion..................     36,399     32,074     19,124      50,000      45,000      218,114
Total stockholders' equity.................................     19,745     19,285     19,670      22,613      36,427     (129,010)

------------------------
(1) The Company acquired Marathon on August 8, 1997. The acquisition was accounted for as a purchase. The results of operations of Marathon are included in Holdings' consolidated financial statements from the date of such acquisition. See Marathon's historical financial statements and the notes thereto included elsewhere in this Prospectus.

(2) Operating income (loss) includes the effect of a non-cash charge of $4,473 in fiscal 1994 due to a purchase accounting adjustment to inventory associated with the acquisition of the Aerospace Components Group of IMO and a non-cash charge of $666 in fiscal 1997 and $242 in fiscal 1998 due to a purchase accounting adjustment to inventory associated with the acquisition of Marathon. The $100 adjustment to the Company's 1998 pro forma operating income represents the elimination of the advisory fee payable to an affiliate of one of the Company's stockholders.

(3) In connection with the formation of the Company on September 30, 1993, the Company issued subordinated notes which included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of Holdings at a price of $0.10 per share, exercisable upon certain change of control events, including the Recapitalization. The warrant put value adjustment for each period indicated reflects the increase in the estimated put value of these warrants that occurred during that period.

(4) The extraordinary charge in fiscal 1997 relates to costs associated with the retirement of the subordinated notes referred to in footnote (3) above issued at the time of the Company's formation in 1993.

(5) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization and the warrant put value adjustments and prior to the impact of the purchase accounting adjustments to inventory referred to in footnote (2) above and the extraordinary item referred to in footnote (4) above as follows:

                                                                                                 PRO FORMA
                                                                                                THE COMPANY
                                          1994       1995       1996       1997       1998         1998
                                        ---------  ---------  ---------  ---------  ---------  -------------
Income (loss) before extraordinary
  item................................  $  (5,323) $    (261) $   1,175  $   4,634  $  14,137    $   8,773
Adjustments:
  Income tax provision (benefit)......     (2,307)       134      2,045      5,193     12,986        5,376
  Interest expense....................      4,823      5,193      4,510      3,463      3,175       22,789
  Depreciation and amortization.......      7,341      7,366      7,323      5,766      6,467        6,467
                                        ---------  ---------  ---------  ---------  ---------  -------------
                                            4,534     12,432     15,053     19,056     36,765       43,405
  Warrant put value adjustment........        868        736      2,160      4,800      6,540       --
  Inventory purchase accounting
    adjustment........................      4,473     --         --            666        242          242
                                        ---------  ---------  ---------  ---------  ---------  -------------
EBITDA, As Defined....................  $   9,875  $  13,168  $  17,213  $  24,522  $  43,547    $  43,647
                                        ---------  ---------  ---------  ---------  ---------  -------------
                                        ---------  ---------  ---------  ---------  ---------  -------------

   Although EBITDA, As Defined, is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA, As Defined, is accepted as a generally recognized measure of performance in the Company's industry. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $7,630 and $127 for fiscal 1994 and 1995, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE STATEMENTS IN THIS DISCUSSION REGARDING THE INDUSTRY OUTLOOK, THE COMPANY'S EXPECTATIONS REGARDING THE FUTURE PERFORMANCE OF ITS BUSINESSES, AND THE OTHER NONHISTORICAL STATEMENTS IN THIS DISCUSSION ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISKS AND UNCERTAINTIES DESCRIBED IN THE "RISK FACTORS" SECTION. YOU SHOULD READ THE FOLLOWING DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY TOGETHER WITH THE SECTIONS ENTITLED "RISK FACTORS" AND "SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA" AND WITH THE CONSOLIDATED HISTORICAL FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE COMPANY'S FISCAL YEAR ENDS ON SEPTEMBER 30 OF THE YEARS INDICATED.

OVERVIEW

    TransDigm is a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. The Company sells its products to commercial airlines and aircraft maintenance facilities in the aftermarket, to most original equipment manufacturers ("OEMs") of aircraft and to various agencies of the United States government. Sales of the Company's products are made directly to these organizations as well as through U.S. and international distributors who maintain inventories throughout the world of products purchased from the Company and others. The Company generates most of its EBITDA, As Defined from sales of replacement parts in the aftermarket (i.e. to airlines). This is because most of the Company's OEM sales are on an exclusive sole source basis; therefore, in most cases, the Company is the only certified provider of these parts in the aftermarket. Because aftermarket parts sales are driven by the size of the worldwide aircraft fleet, they are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases.

    The Company provides its products to commercial airlines (such as United Airlines and Continental Airlines), large commercial transport and regional and business aircraft OEMs (such as Boeing, Bombardier and Cessna) and various agencies of the United States government. While aftermarket and OEM sales have historically each accounted for approximately half of the Company's net sales, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.

    Management believes that the aircraft components industry has historically been sensitive to changes in revenue passenger miles and, to a lesser extent, to airline profitability, each of which has historically been correlated with changes in general economic conditions, and the size and age of the worldwide aircraft fleet. On a worldwide basis, revenue passenger miles have increased from approximately 978 billion in 1985 to approximately 1,719 billion in 1996 at a compound annual growth rate of approximately 6%. See "Business--Industry." In addition, management believes less than 20% of the Company's annual net sales during fiscal 1998 were attributable to sales to manufacturers of large commercial transports such as Boeing and Airbus. As a result, increases and decreases in the manufacture of large commercial transports only affect a portion of the Company's net sales.

    Management has, since 1993, implemented a number of programs that have had a positive impact on the profitability and strategic positioning of the Company. To ensure a competitive cost structure, the Company consolidated the Adel Fasteners and Wiggins Connectors divisions into AdelWiggins and the AeroProducts and Controlex divisions into AeroControlex and, in fiscal 1994, consolidated the Company's four manufacturing facilities into two locations. Beginning in fiscal 1994, management reorganized the business along 11 major product lines in order to streamline new business initiatives, increase accountability and facilitate greater responsiveness to customer needs.

    The Company's historical financial results are also affected by the acquisition of Marathon on August 8, 1997. Marathon's operations were consolidated with those of the Company as of the acquisition date.

    The Transactions were recorded as a recapitalization for accounting purposes. As a result of the Transactions, including the financing and the application of the proceeds thereof, the Company incurred certain nonrecurring costs and charges, consisting primarily of compensation costs for management bonuses and stock options which were canceled in conjunction with the Recapitalization, the cost of terminating a financial advisory services agreement with an affiliate of one of the Company's stockholders, the write-off of deferred financing costs, and professional, advisory and financing fees. A one-time charge of approximately $39.6 million ($28.8 million after tax) was recorded in the first quarter of fiscal 1999. Because the cash costs included in this charge were funded principally through the proceeds of the offering of the Old Notes and borrowings under the New Credit Facility, this cost did not materially impact the Company's liquidity, ongoing operations or market position. For a discussion of the consequences of the incurrence of indebtedness in connection with the Transactions, see the heading "--Liquidity and Capital Resources" in this section.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, certain operating data of the Company as a percentage of net sales.

                                                                                           FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                           -------------------------------
                                                                                             1996       1997       1998
                                                                                           ---------  ---------  ---------
Net sales................................................................................      100.0%     100.0%     100.0%
Gross profit.............................................................................       33.4       36.9       46.4
Selling and administrative...............................................................       10.3        9.7        9.4
Amortization of intangibles..............................................................        6.1        2.7        2.2
Research and development.................................................................        1.3        1.4        1.6
                                                                                           ---------  ---------  ---------
Operating income.........................................................................       15.7       23.1       33.2
Interest expense, net....................................................................        7.2        4.4        2.9
Warrant put value adjustment (1).........................................................        3.4        6.1        5.9
Provision for income taxes...............................................................        3.2        6.6       11.7
Extraordinary item.......................................................................        0.0        1.9        0.0
                                                                                           ---------  ---------  ---------
Net income...............................................................................        1.9%       4.1%      12.7%
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

------------------------

(1) In connection with the formation of the Company on September 30, 1993, the Company issued subordinated notes which included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of Holdings at a price of $0.10 per share, exercisable upon certain change of control events, including the Recapitalization. The warrant put value adjustment for each period indicated reflects the increase in the estimated put value of these warrants that occurred during that period.

CHANGES IN RESULTS OF OPERATIONS

FISCAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1997

- NET SALES. Net sales increased by $32.7 million, or 42%, to $110.8 million for fiscal 1998 from $78.1 million for fiscal 1997. Approximately $19.5 million of this increase was attributable to the acquisition of Marathon on August 8, 1997. The remainder of the increase was attributable to an increase in sales volume resulting from new business initiatives, higher selling prices primarily related to aftermarket sales and an industry-wide increase in demand.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $22.6 million, or 78.8%, to $51.5 million for fiscal 1998 from $28.8 million for fiscal 1997. Approximately $8.7 million of this increase was attributable to the acquisition of Marathon. The remainder of the increase was attributable to the higher selling prices and sales volumes and internal productivity initiatives. Gross profit increased as a percentage of net sales from 36.9% in the 1997 period to 46.4% in fiscal 1998. This increase was primarily attributable to higher selling prices and manufacturing efficiencies resulting from the internal productivity initiatives and the increase in sales volumes.

- SELLING AND ADMINISTRATIVE. Selling and administrative expense increased by $2.9 million, or 38.2%, to $10.5 million for fiscal 1998 from $7.6 million for fiscal 1997. This increase was primarily attributable to the Marathon acquisition. Selling and administrative expenses as a percentage of net sales remained relatively constant at 9.7% in fiscal 1997 and 9.4% in fiscal 1998.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles increased by $0.3 million, or 14.3%, to $2.4 million for fiscal 1998 from $2.1 million for fiscal 1997. Higher goodwill amortization relating to the acquisition of Marathon was partially offset by a reduction in amortization of other intangible assets which became fully amortized in fiscal 1997.

- RESEARCH AND DEVELOPMENT. Research and development expense increased by $0.6 million, or 54.5%, to $1.7 million for fiscal 1998 from $1.1 million for fiscal 1997. This increase was primarily attributable to the acquisition of Marathon. Research and development expense as a percentage of net sales remained relatively constant at 1.4% in fiscal 1997 and 1.6% in fiscal 1998.

- OPERATING INCOME. Operating income increased by $18.7 million, or 103.3%, to $36.8 million for fiscal 1998 from $18.1 million for fiscal 1997. Approximately $4.6 million of this increase was attributable to the acquisition of Marathon and the remainder to the other increases in gross profit discussed above. As a percentage of revenues, operating income increased to 33.2% in fiscal 1998 from 23.1% in fiscal 1997.

- INTEREST EXPENSE. Interest expense for fiscal 1998 approximated the amount for fiscal 1997 at $3.2 million and $3.5 million, respectively. An increase in borrowings related to the acquisition of Marathon was partially offset by lower borrowing costs resulting from refinancing of the Company's subordinated notes.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes and the non-deductible warrant put value adjustment increased to 38.6% in fiscal 1998 from 35.5% in fiscal 1997. The increase in the effective rate resulted from higher non-deductible expenses, including the amortization of goodwill recognized in connection with the Marathon acquisition.

- NET INCOME. Net income increased by $10.9 million, or 340.6%, to $14.1 million for fiscal 1998 from $3.2 million for fiscal 1997 primarily as result of the factors referred to above and an extraordinary loss in 1997 partially offset by the warrant put value adjustment.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1996

- NET SALES. Net sales increased by $15.3 million, or 24.3%, to $78.2 million for fiscal 1997 from $62.9 million for fiscal 1996. This increase was primarily attributable to an industry-wide increase in demand and increases in sales volume resulting from new business initiatives as well as higher selling prices primarily related to aftermarket sales. The remainder of the increase, or approximately $3.0 million, was attributable to the acquisition of Marathon.

- GROSS PROFIT. Gross profit increased by $7.9 million, or 37.6%, to $28.9 million for fiscal 1997 from $21.0 million for fiscal 1996. This increase was attributable to the higher selling prices and sales volumes and internal productivity initiatives, all of which was partially offset by higher cost of sales at Marathon resulting from the write-up of Marathon's inventory in place at the time of the Marathon acquisition. Gross profit also increased as a percentage of net sales from 33.4% in fiscal 1996 to 36.9% in fiscal 1997. This increase was primarily attributable to higher selling prices and manufacturing efficiencies resulting from the internal productivity initiatives and the increase in sales volumes, as partially offset by the acquisition of Marathon.

- SELLING AND ADMINISTRATIVE. Selling and administrative expense increased by $1.1 million, or 16.9%, to $7.6 million for fiscal 1997 from $6.5 million for fiscal 1996. This increase was primarily attributable to the acquisition of Marathon, the increase in sales volume (which increased commission expense) and the relocation of the Company's corporate headquarters. Selling and administrative expenses declined as a percentage of net sales from 10.3% in fiscal 1996 to 9.7% in fiscal 1997 due to the increase in net sales referred to above coupled with an effort to control expenses.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles decreased by $1.7 million, or 44.7%, to $2.1 million for fiscal 1997 from $3.8 million for fiscal 1996. Amortization of intangibles decreased by $2.0 million as a result of the termination of an agreement not to compete at the end of fiscal 1996, partially offset by higher amortization of goodwill relating to the acquisition of Marathon.

- RESEARCH AND DEVELOPMENT. Research and development expense increased by $0.3 million, or 37.5%, to $1.1 million for fiscal 1997 from $0.8 million for fiscal 1996. This increase was primarily attributable to continued new product development. Research and development expense as a percentage of net sales remained relatively constant at 1.3% in fiscal 1996 and 1.4% in fiscal 1997.

- OPERATING INCOME. Operating income increased by $8.2 million, or 82.8%, to $18.1 million for fiscal 1997 from $9.9 million for fiscal 1996. As a percentage of revenues, operating income increased to 23.1% in fiscal 1997 from 15.7% in fiscal 1996. This increase was primarily attributable to the increase in sales volume and gross profits referred to above.

- INTEREST EXPENSE. Interest expense decreased by $1.0 million, or 22.2%, to $3.5 million for fiscal 1997 from $4.5 million for fiscal 1996 as a result of a decrease in the average level of outstanding borrowings during fiscal 1997.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes and the non-deductible warrant put value adjustment decreased to 35.5% in fiscal 1997 from 38.0% in fiscal 1996. The decrease in the effective rate resulted from foreign sales corporation earnings in fiscal 1997, partially offset by higher non-deductible expenses, including the amortization of goodwill recognized in connection with the Marathon acquisition.

- NET INCOME. Net income increased by $2.0 million, or 166.7%, to $3.2 million for fiscal 1997 from $1.2 million for fiscal 1996 primarily as result of the factors noted above partially offset by the warrant put value adjustment and a $1.5 million extraordinary loss in fiscal 1997.

- EXTRAORDINARY LOSS. The extraordinary loss in fiscal 1997 of $1.5 million represents prepayment costs and the write-off of unamortized debt issuance costs, net of income tax benefits, related to the redemption of the subordinated notes which were refinanced with a new $70.0 million credit facility in September 1997.

LIQUIDITY AND CAPITAL RESOURCES

    The Company generated $23.5 million of cash from operating activities in fiscal 1998 compared to $17.5 million in fiscal 1997 and $18.7 million in 1996. Such increase in operating cash flows is due to improved operating results partially offset by higher working capital.

    Cash used in investing activities was approximately $4.3 million in fiscal 1998 compared with $43.2 million in fiscal 1997 and $2.5 million in fiscal 1996. Cash used in investing activities in fiscal 1997 includes $40.9 million related to the acquisition of Marathon (net of cash acquired of $0.7 million). The Company's expenditures for property, plant and equipment were $2.5 million in fiscal 1996, $2.3 million in fiscal 1997 and $5.1 million in fiscal 1998.

    Cash used in financing activities for fiscal 1998 was $5.1 million compared to cash provided by financing activities of $28.2 million for fiscal 1997 and cash used in financing activities of $13.5 million for fiscal 1996. During fiscal 1997, the Company obtained a $70.0 million credit facility, the outstanding balance under which has been repaid in connection with the Transactions. Borrowings under this facility of $50.0 million in fiscal 1997 were used to help finance the Marathon acquisition and redeem the Company's outstanding subordinated notes.

    In connection with the Recapitalization, the Company incurred substantial indebtedness and refinanced certain other indebtedness including all borrowings under the prior credit facility. See the "Capitalization" section. As of September 30, 1998, on a pro forma basis, Holdings had indebtedness consisting of $20.0 million in face value of the Holdings PIK Notes and the Company had indebtedness consisting of (i) $125.0 million in principal amount of the Old Notes and (ii) $93.1 million of borrowings under the New Credit Facility, which consisted of an assumed initial draw of $3.1 million under a $30.0 million Revolving Credit Facility, a $45.0 million term loan under the Tranche A Facility and a $45.0 million term loan under the Tranche B Facility. The actual amount borrowed under the Revolving Credit Facility as of the consummation of the Transactions on December 3, 1998 was $2.6 million because the Company's cash balances utilized in the Transactions were more than the amount assumed for the purposes of presenting the pro forma financial information. See "Unaudited Pro Forma Consolidated Financial Information" and the notes thereto. The interest rate for the New Credit Facility is, at the Company's option, either (i) a floating rate equal to the Base Rate (as defined) plus the Applicable Margin, or
(ii) the Eurodollar Rate (as defined) for fixed periods of one, two, three, or six months, plus the Applicable Margin. The New Credit Facility is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, insurance proceeds or other awards (payable in connection with the loss, destruction or condemnation of any assets), certain new debt and equity offerings and 50% of excess cash flow (as defined in the New Credit Facility) in excess of a predetermined amount under the New Credit Facility.

    The Old Notes bear, and the New Notes will bear, interest at 10 3/8%. The New Notes and the Old Notes will not require principal payments prior to maturity. The Revolving Credit Facility and the Tranche A Facility will each mature on the six year anniversary of the initial borrowing date and the Tranche B Facility will mature on the seven and a half year anniversary of the initial borrowing date. The New Credit Facility requires the Company to amortize the outstanding indebtedness under each of the Tranche A Facility and the Tranche B Facility, commencing in year 1999, and contains restrictive covenants that will, among other things, limit the incurrence of additional indebtedness, the payment of dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances, and prepayments of other indebtedness. See the "Description of the New Notes" and "Description of Other Indebtedness--The Company--The New Credit Facility" section.

    The Company's primary cash needs will consist of capital expenditures and debt service. The Company incurs capital expenditures for the purpose of maintaining and replacing existing equipment and facilities and, from time to time, for facility expansion. Capital expenditures totaled approximately $2.5 million, $2.3 million and $5.1 million in fiscal 1996, fiscal 1997 and fiscal 1998, respectively. The Company estimates that capital expenditures will total approximately $5.6 million in fiscal 1999.

    The Company intends to pursue additional acquisitions that present opportunities to realize significant synergies, operating expense economies or overhead cost savings or to increase the Company's market position. The Company regularly engages in discussions with respect to potential acquisitions and investments. However, there are no binding agreements with respect to any material acquisitions at this time, and we cannot assure you that we will be able to reach an agreement with respect to any future acquisition. The Company's acquisition strategy may require substantial capital, and no assurance can be given that the Company will be able to raise any necessary funds on terms acceptable to the Company or at all. If the Company incurs additional debt to finance acquisitions, its total interest expense will increase. See "Risk Factors--Risks Related to Potential Future Acquisitions."

    The Company's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness (including the New Notes and the Old Notes), or to fund planned capital expenditures and research and development will depend on their future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next few years. The Company may, however, need to refinance all or a portion of the principal of the New Notes and the Old Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the New Notes and the Old Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See the "Risk Factors" section.

BACKLOG

    Management believes that sales order backlog (i.e. orders for products that have not yet been shipped) is a useful indicator of sales to OEMs. As of September 30, 1998, the Company estimated its sales order backlog at $43.2 million compared to an estimated $40.9 million as of September 30, 1997. The majority of the purchase orders outstanding as of September 30, 1998 are scheduled for delivery within the next twelve months. Purchase orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled purchase orders at any given date during the year will be materially affected by the timing of the Company's receipt of purchase orders and the speed with which those orders are filled. Accordingly the Company's backlog as of September 30, 1998 is not necessarily indicative of actual shipments or sales for any future period, and period-to-period comparisons may not be meaningful.

FOREIGN OPERATIONS

    The Company manufactures virtually all of its products in the United States. However, a significant portion of the Company's current sales are conducted abroad. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices. There can be no assurance that foreign governments will not adopt regulations or take other action that would have a direct or indirect adverse impact on the business or market opportunities of the Company within such governments' countries. Furthermore, there can be no assurance that the political, cultural and economic climate outside the United States will be favorable to the Company's operations and growth strategy.

INFLATION

    Many of the Company's raw materials and operating expenses are sensitive to the effects of inflation, which could result in higher operating costs. The effects of inflation on the Company's businesses during fiscal 1998, 1997 and 1996 were not significant.

NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company will adopt this standard during fiscal 1999.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1999.

    In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The statement requires an enterprise to disclose certain information about its pension and postretirement benefits, including a reconciliation of beginning and ending balances of the benefit obligation, the funded status of the plans, and the amount of net periodic benefit cost recognized. The Company will adopt this standard in fiscal 1999.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
(c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company will adopt this standard during fiscal 2000.

    While management has not completed its analysis of these new accounting standards, the adoption of these standards is not expected to have a material effect on the Company's financial statements.

IMPACT OF YEAR 2000 ISSUE

    We have completed a review of our computer systems and are completing a review of our embedded systems in order to assess our exposure to Year 2000 issues. We purchased all of our computer software from third party vendors and are relying on those vendors to make their software Year 2000 compliant. Except for the vendor of our e-mail system, such vendors have provided us with third party certifications that their systems are Year 2000 compliant.

    We do not, however, currently have any information concerning the Year 2000 compliance status of our suppliers and customers, including various agencies of the United States government.

    In the event that Year 2000 problems arise within our Company or that our significant suppliers or customers, including various agencies of the United States government, do not successfully and timely achieve Year 2000 compliance, the result may be a delay in our receiving orders and collecting payments, leading to a temporary loss of revenue. We have incurred $180,000 in costs associated with Year 2000 compliance and anticipate incurring $150,000 of additional costs in the future. We may, however, have to bear further Year 2000 costs and expenses which could have a material adverse effect on our business.

    The Company has no formal contingency plan in the event Year 2000 problems arise; however, the Company's accounting and business information systems are not complex and manual procedures could be performed for a period of time to provide the information necessary to continue to operate the business.

                                    BUSINESS

THE COMPANY

    TransDigm is a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. The Company sells its products to commercial airlines, aircraft maintenance facilities, aircraft OEMs and to various agencies of the United States government. The Company generates most of its EBITDA, As Defined from sales of replacement parts in the aftermarket (i.e. airlines). This is because most of the Company's OEM sales are on an exclusive sole source basis; therefore, in most cases, the Company is the only certified provider of these parts in the aftermarket. Because aftermarket parts sales are driven by the size of the worldwide aircraft fleet, they are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases. In addition, because the Company has over 40 years of experience in most of its product lines, it benefits from a large and growing installed base of aircraft. For fiscal 1998, the Company generated net sales, operating income and EBITDA, As Defined, of $110.9 million, $36.8 million and $43.5 million, respectively.

    TransDigm differentiates itself based on its engineering and manufacturing capabilities, and typically will not bid on non-proprietary "build to print" business. The Company has developed strong product brand names within the airline industry and a reputation for high quality, reliability and customer service. The Company focuses on developing highly customized products to solve specific problems of aircraft operators and manufacturers. Management estimates that over 80% of the Company's products are of proprietary design. The Company provides its products to commercial airlines (such as United Airlines and Continental Airlines), large commercial transport and regional and business aircraft OEMs (such as Boeing, Bombardier and Cessna) and various agencies of the United States government. While aftermarket and OEM sales each typically account for approximately half of the Company's revenues, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.

    The Company is comprised of three business units: (i) AdelWiggins, (ii) AeroControlex, and (iii) Marathon, each of which has a long history in the aircraft components industry. AdelWiggins manufactures an extensive line of fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AeroControlex manufactures customized fuel pumps, compressors, valves, couplings and mechanical and electromechanical controls. Marathon manufactures nickel cadmium batteries and static inverters. Marathon was acquired in August 1997 as a strategic complement to the AdelWiggins and AeroControlex businesses.

    TransDigm was formed in 1993 through a management-led buyout of IMO. Since its formation, the Company has successfully established leadership positions in well-defined, profitable niches of the aircraft components market that it believes offer sustainable growth opportunities.

INDUSTRY OVERVIEW

    The aircraft components industry is highly fragmented, consisting of a large number of small, specialized companies and a limited number of well-capitalized companies. The Company competes in product specific markets which it estimates range in size from $10 million to $100 million in annual revenues. The Company believes that the small size of its markets, combined with the industry's stringent regulatory approvals and the need to make significant investments in research and development reduces the risk of new entrants. Management believes its markets are too small to attract large aerospace companies. In addition, management believes the financial resources and technical expertise required to compete in these markets are beyond the reach of most small companies. Finally all potential competitors must meet the certification requirements and qualification approvals required by the FAA and aircraft OEMs.

    AFTERMARKET

    Aircraft components need to be serviced regularly to meet FAA standards and aircraft reliability requirements. Demand for aftermarket parts depends on revenue passenger miles and, to a lesser extent, on airline profitability, each of which has historically been correlated with changes in general economic conditions, and the size and age of the worldwide aircraft fleet. Since certain modern aircraft can have useful lives of 30 years or more, spare parts and repair and overhaul services can often generate more sales than the OEM program at significantly higher margins. Management further believes that aftermarket sales help to offset declines in OEM demand as historically airlines and air cargo operators have increased repair and overhaul spending to prolong the life of older aircraft when they delay purchasing new aircraft. Customers in the aftermarket segment include airlines, air cargo operators, aircraft leasing companies, corporate and individual owners of aircraft as well as maintenance, repair and overhaul facilities and various agencies of the United States government, including the military. Management believes that aftermarket sales will continue to be an attractive market as a result of the following factors:

- Air travel traffic continues to increase. In the United States, large commercial transport revenue passenger miles have increased from approximately 431 billion in 1987 to approximately 604 billion in 1997, with 1991 representing the only year in the last ten years in which annual revenue passenger miles decreased. On a worldwide basis, revenue passenger miles have increased from approximately 978 billion in 1985 to 1,719 billion in 1996.

- Total aircraft fleet size has continued to increase despite the volatility of orders and deliveries. At the end of 1997 the large commercial aircraft fleet consisted of approximately 11,900 aircraft, a 4.5% compound annual increase from approximately 7,700 aircraft in 1987. Similarly, the regional aircraft fleet (consisting of turbo-prop and jet aircraft) has increased from approximately 4,900 units in 1987 to approximately 7,500 units in 1997 and the business aircraft fleet has increased from approximately 6,100 units in 1987 to approximately 8,700 units in 1997.

- Aircraft capacity utilization remains at high levels. Passenger load factors (measured as the percentage of occupied seats per flight) for U.S. carriers have increased from 62% in 1987 to 68% in 1996, a record for the industry. During 1997, carriers achieved 69% load factors on a worldwide basis.

    OEM

    Demand for OEM components depends on new aircraft deliveries. Demand for new aircraft is a function of (i) demand for air travel, (ii) aircraft operator profitability, (iii) fleet age, (iii) regulatory mandates such as noise reduction, and (iv) the lag time between order and delivery, which causes airlines to order aircraft according to perceived future need.

- In the early 1990's, many airlines significantly reduced spending on new aircraft and extended the average age of their fleets due to weakened financial performance. With the return of airline profitability, commercial OEMs have experienced a surge in aircraft orders and deliveries which resulted in large commercial transport deliveries growing from a low of 370 aircraft in 1995 to estimated 774 aircraft by the end of 1998.

- The regional jet aircraft market has grown significantly in recent years as turbo-jet powered aircraft have made substantial inroads in a market traditionally served by the turboprop powered aircraft and some smaller commercial transports. Regional jets have greater range, faster speed and lower noise levels and are perceived as safer and more comfortable by passengers. U.S. regional revenue passenger miles have increased from approximately 4.0 billion miles in 1987 to approximately 7.7 billion miles in 1996. Regional aircraft deliveries have increased significantly to 115 in 1997 since their introduction in 1988. Industry forecasts by the U.S. Regional Airline Association concluded that approximately 1,280 regional and commuter aircraft will be delivered between 1998 and 2008.

- The business jet market is driven by, among other factors, the increasing popularity of fractional ownership and the increasing demand for more expedient and convenient travel. Deliveries of executive jets have increased significantly since 1987.

- The FAA has mandated that aircraft flying in U.S. airspace comply with Stage 3 noise standards by December 31, 1999. Other countries, particularly in Western Europe, have instituted similar restrictions. As a result, it is expected that there will be an increased demand for aircraft during the next several years as the aircraft which are not retrofitted with "hush kits" are replaced.

- While military spending for new aircraft has significantly declined with the end of the cold war, military parts and repair spending has been relatively stable for the last several years as existing platforms require parts to remain operational.

COMPETITIVE STRENGTHS

    The Company believes that its key competitive strengths are:

- LARGE INSTALLED PRODUCT BASE AND RECURRING REVENUE STREAM. Management believes that approximately 70% of the Company's sales are derived from parts for which it has achieved sole source designation and approximately 80% of the Company's products are of proprietary design. As a result, the Company has a large and growing installed base of products on large commercial transport and regional, business and military platforms. This installed base affords the Company the opportunity to capture a long-term stream of highly profitable aftermarket revenues. Over the life of an aircraft, sales of replacement parts can generate revenues many times the size of the original OEM purchases. Aftermarket sales generate most of the Company's EBITDA, As Defined because they typically carry gross margins that are significantly higher than those generated from OEM sales.

- PROVEN ABILITY TO DEVELOP NEW PRODUCTS. TransDigm has a successful record of introducing solutions-oriented products. The Company works closely with aircraft operators and OEMs to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. The Company then utilizes its engineering and design capabilities to develop a prototype for a component that increases the value of the product to the customer. After rigorous testing requirements have been fulfilled and the Company has obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs. Management believes that its ability to successfully develop new products has contributed to its significant growth.

- DIVERSIFIED BUSINESS MIX. The Company's business is fairly evenly distributed between sales in the aftermarket and sales to OEMs. Each of these segments are further distributed among the large commercial transport and regional, business and military aircraft markets. As a result, the Company is not overly dependent on any one segment, with the large commercial transport OEM market accounting for less than 20% of sales in fiscal 1998.

- LEADING POSITIONS IN NICHE MARKETS. With over 40 years of experience in most of its product lines, the Company has well-established and highly regarded products and trade names, such as "Adel," "Wiggins," "Controlex," "Marathon" and "SuperPower," and is a leader in many of its product lines. For example, the Company believes that it is the leading supplier of tube connectors for use in the flexible fluid systems found on most aircraft platforms.

- EXPERIENCED AND INCENTIVIZED MANAGEMENT TEAM. TransDigm's management team collectively has over 125 years of industry experience and brings a disciplined approach to the business. Management has a proven track record of consolidating operations, reducing overhead and rationalizing costs. Since the Company was created in 1993, management has successfully integrated four distinct operating divisions and formed AdelWiggins and AeroControlex. Most recently management has successfully integrated Marathon into the Company. The management team has dramatically improved the operating performance and strategic position of TransDigm. EBITDA, As Defined margins have improved from 19.0% in fiscal 1994 to 39.3% in fiscal 1998. In addition, management owns approximately 12.5% of the capital stock of Holdings on a fully diluted basis, which amount is subject to an increase to approximately 21.3% if certain performance targets are met.

BUSINESS STRATEGY

    Key elements of TransDigm's strategy are:

- PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. The Company will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on the Company's capabilities. The Company has been effective in communicating to aircraft operators the value of the Company's products in terms of cost savings generated by their greater reliability and performance and reduced maintenance requirements. The Company's reputation for quality and sole supplier status for many parts has allowed it to achieve substantial gross margins on its aftermarket products. The Company intends to continue to develop and market high value added products that carry higher gross margins by emphasizing their benefits to the customer.

- GENERATE NEW BUSINESS INITIATIVES. TransDigm has been successful in identifying and commercializing new business opportunities to drive revenue growth. The Company has been particularly effective in creating aftermarket opportunities by developing superior products to retrofit aircraft already in service. New business has contributed significantly to the Company's 14% compound annual net sales growth rate (excluding Marathon) since fiscal 1994, which the Company believes is well in excess of the industry average growth rate during the same period. The Company intends to continue to aggressively pursue growth opportunities through its new business initiatives.

- REALIZE PRODUCTIVITY SAVINGS. Management will continue to focus on improving operating margins through manufacturing improvements and increases in employee productivity. Management has achieved significant increases in productivity since fiscal 1994. Manufacturing facilities have been rationalized and manufacturing and other business practices have been redesigned to maximize efficiency. For example, TransDigm encourages its employees through performance incentives to learn to operate multiple manufacturing stations in order to minimize overall labor costs. This initiative and others like it have enabled the Company to significantly increase sales without material increases in headcount.

- PURSUE STRATEGIC ACQUISITIONS. The Company intends to aggressively pursue acquisitions where it believes that it can enhance value, reduce costs and develop new business. The aircraft component industry is highly fragmented, with many of the companies in the industry being owned by small operators. The Company believes the industry is experiencing consolidation due to customer requirements, inherent economies of scale and technological advancements that favor more sophisticated competitors. The Company completed the Marathon acquisition in August 1997. The Company regularly engages in discussions with respect to other acquisition and investment opportunities. See the section "Risk Factors" under the heading "Risk Related to Potential Future Acquisitions."

OPERATING GROUPS

    TransDigm was formed in 1993 through a management-led buyout of IMO. TransDigm operates three business units: Adelwiggins, AeroControlex and Marathon. AdelWiggins, which is located in Los Angeles, CA and had 177 full time employees at September 30, 1998, manufactures an extensive line of proprietary fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AdelWiggins was formed in 1994 from the consolidation of the Adel Fasteners and Wiggins Connectors divisions acquired from IMO. Founded in 1938 and 1925, respectively, both Adel Fasteners and Wiggins Connectors have had a long history in the aircraft components industry and enjoy strong brand name recognition.

    AeroControlex, which is located in Cleveland, OH and had 183 full-time employees at September 30, 1998, manufactures proprietary pumps, compressors, valves, couplings and mechanical controls for commercial and military aircraft and marine applications. AeroControlex was formed in 1994 from the consolidation of the Aeroproducts and Controlex divisions acquired from IMO.

    Marathon, which is located Waco, TX and had 178 full-time employees at September 30, 1998, was acquired by TransDigm in August 1997 as a strategic addition to its AdelWiggins and AeroControlex business lines. Marathon has been a leading manufacturer of nickel-cadmium batteries and static inverters to the aerospace industry since its founding in 1923. Management has successfully integrated the Marathon business unit into the TransDigm culture and believes that, over the next several years, Marathon offers upside potential similar to that achieved with the integration of AdelWiggins and AeroControlex.

PRODUCTS

    TransDigm's products are found on virtually all types of aircraft, and the Company supplies components to all major domestic and international airlines. Management estimates that over 80% of the Company's products are of proprietary design and approximately 70% of the Company's sales are derived from parts for which it has achieved sole source designation. The Company's products are grouped into eleven major product lines, each of which is profitable and is operated as a semiautonomous business unit.

    Much of the Company's recent success has been due to its identification and development of new products for sale in the commercial aftermarket. The Company works closely with customers to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. The Company then utilizes its engineering and design capabilities to develop a prototype for a component that increases value of the product to the customer. After rigorous testing requirements have been fulfilled and the Company has obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs.

    ADELWIGGINS. Adelwiggins manufactures over 8,000 SKUs, representing 40% of the Company's sales for fiscal 1998, which constitute five of the Company's eleven major product lines: (i) flexible tube connectors, (ii) special connectors, (iii) Adel clamps, (iv) Wiggins service systems and (v) heaters and hoses. Tube connectors are fluid line connectors that provide leak tight joints and are found in flexible fluid systems on most aircraft platforms including fuel, water, waste and environmental systems. Special connectors are connectors designed to allow breaking and reconnecting of fluid lines under pressure and are found in quick disconnect applications including refueling and other fluid management systems for military, space and rocket launch applications and in frangible connectors for large commercial transports. Adel clamps include cushioned clamps, engineered elastomers, bare metal clamps, clampshells, block clamps and quick release clamps used to support fuel, hydraulic, fluid and electric lines and are found in a broad variety of clamps located throughout the airplane, including in engines to address high temperature and high vibration requirements. Wiggins service systems include proprietary refueling nozzles and systems, vents, receivers and quick disconnects and are found in mine refueling equipment and military applications such as tanks and armored vehicles that require high flow capabilities and universal compatibility. Heaters and hoses consists of specialized hoses and heaters, including blanket and ribbon heaters, heater cuffs, heated nipples and gaskets and heated tanks throughout the aircraft and are designed to prevent freezing of fluids such as potable water and waste and to provide heat for hot water service applications.

    AdelWiggins designs its products specifically to meet the engineering requirements of its customers, focusing on aspects such as: reduced-profile or low-profile geometry, broad ranges of high-temperature service, ease of installation and, where possible, utilization of advanced materials to maximize the strength-to-weight ratios of its components. These factors are critical to both OEMs and commercial airlines given their emphasis on reducing both acquisition and operating costs. In addition, the Company believes AdelWiggins' products have a reputation for long service lives and extremely high reliability in stressful operating environments.

    Approximately 60% of AdelWiggins' products are proprietary products designed to meet specific customer needs. The remaining 40% are industry standard designs. Roughly 55% of AdelWiggins' products are sole sourced, which is advantageous to the Company because it creates significant switching costs associated with the development and qualification of alternative engineered solutions. This sole sourced status has contributed to AdelWiggins achieving aftermarket sales of 30% of its net sales in fiscal 1998. See "Business--Customers."

    AEROCONTROLEX. AeroControlex manufactures over 13,000 SKUs, representing 39% of the Company's sales for fiscal 1998, which constitute three of the Company's eleven major product lines: (i) mechanical controls, (ii) pumps and
(iii) valves and quick disconnects. Mechanical controls include electromechanical control systems, sliding and ball bearing control cables and gearboxes which are found in the lavatory drain, throttle control, engine feedback, landing gear release and in ejection seats and fuel and air systems. Pumps primarily include gear pumps which are found in hydraulic and fuel systems applications. Valves and quick disconnects include fuel and air system valves, compressors and quick disconnects which are found in air conditioning packages and fuel, radar and potable water systems.

    AeroControlex designs, manufactures and sells pumps, compressors, valves, couplings and mechanical controls primarily for the commercial and military aircraft markets. AeroControlex has developed a reputation for providing high-quality, reliable products consistently delivered on time. AeroControlex works closely with customers to leverage its engineering expertise to create technical solutions to customer-specific problems. About 95% of AeroControlex products are proprietary and over 90% are sold on a sole-source basis, which is advantageous to the Company because its creates significant switching costs associated with the development and qualification of alternative engineered solutions. This sole sourced status has contributed to AeroControlex achieving aftermarket sales of 68% of its net sales in fiscal 1998. See "Business--Customers."

    MARATHON. Marathon manufacturers over 5,000 SKUs, representing 21% of the Company's sales for fiscal 1998, which constitute three of the Company's eleven major product lines: (i) vented cell nickel-cadmium batteries, (ii) static inverters and (iii) sealed cell nickel-cadmium batteries. Vented cell nickel-cadmium batteries and sealed cell batteries are used for engine starting and emergency power aboard various aircraft while static inverters convert direct current to alternating current for use in applications such as flight instrumentation and communication. Marathon products are used for numerous military applications, such as the F-16, F-18, Blackhawk, Apache and Cobra programs. Approximately 50% of Marathon's products have achieved sole sourcing status with its customers.

    Marathon is one of the worlds leading manufacturers of vented cell nickel-cadmium batteries, which require frequent maintenance, as individual cells within a battery are replaced throughout the life of the battery. Marathon, which manufactures and sells both entire batteries and individual cells, realizes replacement revenue in the aftermarket throughout the life of the battery as a result of its position as a sole source supplier of products that accounted for over 50% of its sales. Over 95% of Marathon's sales are proprietary, the status of which has contributed to Marathon achieving aftermarket sales of 69% of its net sales in fiscal 1998. Vented cell batteries are marketed under the Marathon-TM- and SuperPower-TM- brand names.

SALES AND MARKETING

    Consistent with the Company's overall strategy, the Company's sales and marketing organization is structured to understand and anticipate the needs of customers in order to continually develop a stream of technical solutions that generate significant value. Particular focus is on the high-margin, repeatable aftermarket segment.

    The Company has structured its sales efforts along its eleven major product lines, assigning a Product Line Manager to each line. The Product Line Managers are expected to grow the sales and profitability of their product line faster than the served market and to achieve the targeted annual level of booking, sales, new business and profitability for each product. Assisting the Product Line Managers are Account Managers and Sales Engineers who are responsible for covering both major OEM and airline accounts. They are expected to be familiar with the personnel, organization and needs of specific customers, for achieving total bookings and new business goals at each account, and, in conjunction with the Product Line Managers, for determining when additional resources are required at customer locations. All of the Company's sales personnel are compensated in part on their bookings and sales and ability to identify and convert new business opportunities.

    Though the majority are employees, the Account Manager function may be performed by independent representatives depending on the specific customer, product and geographic location. TransDigm also uses a limited number of distributors to provide logistical support as well as primary customer contact with certain smaller accounts. The Company's largest distributor is Aviall, which provides logistic services to the commercial airlines.

MANUFACTURING AND ENGINEERING

    TransDigm maintains three manufacturing facilities. Each facility serves its respective operating group, and comprises manufacturing, distribution and engineering as well as corporate functions, including management, sales and finance. The AdelWiggins, AeroControlex and Marathon facilities encompass approximately 105,000, 44,000 and 150,000 square feet of manufacturing space in Los Angeles, California, Cleveland, Ohio and Waco, Texas, respectively. In the last several years, management has taken a number of steps to improve productivity and reduce costs, including consolidating operations, developing improved control systems that allow for accurate product line profit and loss accounting, investing in equipment and tooling, installing modern information systems and implementing a broad-based employee training program. Management believes that the Company's manufacturing systems and equipment are critical competitive factors that permit it to meet the rigorous tolerances and cost sensitive price structure of aircraft customers. The Company concentrates in manufacturing by product line, alternating its equipment among designs as demand requires. TransDigm is in the process of applying its proven manufacturing strategy to the Marathon facility, where its expects to be able to substantially improve Marathon's performance.

    Each of the Company's operating groups attempts to differentiate itself from its competitors by producing highly engineered products at a low cost. The Company's proprietary products are designed by its engineering staff and intended to serve an unmet need in the aircraft component industry, particularly through its new product initiatives. See "--Products." These proprietary designs must withstand the extraordinary conditions and stresses that will be endured by products during use and meet the rigorous demands of the Company's customers tolerance and quality requirements.

    The Company uses sophisticated equipment and procedures to ensure the quality of its products and to comply with military specifications and FAA and OEM certification requirements. The Company performs a variety of testing procedures, including testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout the Company's manufacturing facilities.

CUSTOMERS

    TransDigm's customers include (i) commercial airlines (including national and regional airlines), particularly for aftermarket MRO components, (ii) large commercial transport and regional and business aircraft OEMs, (iii) various agencies of the United States' government, including the United States military, and (iv) various other industrial customers. The Company's three largest customers for fiscal 1998, were Aviall (a distributor of aftermarket parts to airlines throughout the world), Boeing (including McDonnell Douglas) and various agencies of the United States' government, which accounted for approximately 20%, 14% and 9%, respectively, of the Company's net sales in fiscal 1998. The Company's top ten customers accounted for approximately 61% of the Company's net sales for fiscal 1998.

    The Company has strong customer relationships with virtually all important large commercial transport, general aviation and military OEMs. The demand for the Company's aftermarket parts and services is related to the Company's extensive installed base and to revenue passenger miles and, to a lesser extent, to airline profitability and the size and age of the worldwide aircraft fleet. See "Business--Industry Overview." Some of the Company's business is executed under long-term agreements with customers which encompass many products under a common agreement. See "Risk Factors--Customer Contracts." The Company is also a leading supplier of components used on United States' designed military aircraft. The Company's products are used on a variety of fighter aircraft, and helicopters. Military aircraft using the Company's products include the Lockheed F-15 and F-16, the E2C (Hawkeye) and Blackhawk and Apache helicopters.

COMPETITION

    The Company competes with a number of established companies, including divisions of larger companies, that have significantly greater financial, technological and marketing resources than the Company. The niche markets within the aerospace industry served by the Company are relatively fragmented with several competitors for each of the products and services provided by each of AdelWiggins, AeroControlex and Marathon. Due to the global nature of the commercial aircraft industry, competition in these categories comes from both U.S. and foreign companies. However, the Company knows of no single competitor that provides the same range of products and services as those provided by the Company. Competitors in the Company's product lines range in size from divisions of large corporations to small privately held entitles, with only one or two components in their entire product line. Certain of the Company's competitors have significantly greater financial, technological and marketing resources than the Company. The Company believes that its ability to compete depends on high product performance, short lead-time and timely delivery, competitive price, and superior customer service and support. There can be no assurance that the Company will be able to compete successfully with respect to these or other factors. See "Risk Factors--Competition."

GOVERNMENTAL REGULATION

    The commercial aircraft component industry is highly regulated by both the FAA in the United States and by the Joint Aviation Authorities in Europe, while the military aircraft component industry is governed by military quality specifications. The Company, and the components it manufacturers, are required to be certified by one or more of these entities, and, in some cases, by individual OEMs in order to engineer and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, the operations of the Company would be adversely affected. In the future, new and more stringent government regulations may be adopted, or industry oversight may be heightened, which may have an adverse impact on the Company.

    The Company must also satisfy the requirements of its customers, including OEMs and airlines, that are subject to FAA regulations, and provide these customers with products and services that comply with the government regulations applicable to commercial flight operations. In addition, the FAA requires that various maintenance routines be performed on aircraft components, and the Company currently satisfies or exceeds these maintenance standards in its repair and overhaul services. Several of the Company's operating divisions include FAA-approved repair stations.

    The Company's operations are also subject to a variety of worker and community safety laws. OSHA mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. The Company believes that its operations are in material compliance with OSHA's health and safety requirement.

RAW MATERIALS AND PATENTS

    The components that the Company manufactures require the use of various raw materials including titanium, aluminum, nickel powder, nickel screen, stainless steel and cadmium, the availability and prices of which may fluctuate. The price of raw materials and outside processing represents approximately 20% of the sales price of the Company's products for fiscal 1998. Price increases in these supplies may not be able to be recovered. The Company also purchases a variety of manufactured component parts from various suppliers although the Company is concentrating its orders among fewer suppliers to strengthen its supplier relationships. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in the Company's ability to obtain necessary raw materials and component parts may affect its ability to meet customer production needs.

    The Company has various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights which the Company believes, in the aggregate (but not individually), are important to its business.

ENVIRONMENTAL MATTERS

    The Company's operations and current and/or former facilities are subject to federal, state and local environmental laws and to regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of hazardous materials and pollutants, govern response actions to hazardous materials which may be or have been released to the environment, and require the Company to obtain and maintain permits in connection with its operations. The extensive regulatory framework imposes significant compliance burdens and risks on the Company. Although management believes that the Company's operations and its facilities are in compliance in all material respects with applicable environmental laws, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of the Company's operations will not require the Company to make significant additional expenditures to ensure compliance in the future. Pursuant to certain environmental laws, a current or previous owner or operator of real property may be liable for the costs of investigations, removal or remediation of hazardous materials at such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous materials. Persons who arrange, or are deemed to have arranged, for disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by such person. Because the Company owns and/or operates a number of facilities, and because the Company arranges for the disposal of hazardous materials at many disposal sites, the Company may incur costs for investigation, removal and remediation, as well as, capital costs associated with compliance. Although such environmental costs have not been material in the past and are not expected to be material in the future, there can be assurance that changes in environmental laws or unexpected investigations and clean-up costs will not be material. See "Risk Factors--Potential Exposure to Environmental Liabilities." The Company does not currently contemplate material capital expenditures for environmental compliance remediation for fiscal 1999 or fiscal 2000.

    The soil and groundwater beneath the Company's facility in Waco, Texas, have been impacted by releases of hazardous materials. Because the majority of the contaminants identified to date are presently below action levels prescribed by the Texas Natural Resources Conservation Commission ("TNRCC"), the Company does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material capital expenditures; however, there can be no assurance that additional contamination will not be discovered or that the remediation required by the TNRCC will not be material to the financial condition, results of operations or cash flows of the Company.

PROPERTIES AND FACILITIES

    The Company owns and operates a 130,000 square foot facility in Los Angeles, California, a 63,000 square foot facility in Cleveland, Ohio and a 219,000 square foot facility in Waco, Texas which is also the Company's headquarters. The Company also leases certain of its other facilities. Management believes that its machinery, plants and offices are in satisfactory operating condition, and, upon completion of its planned 10,000-20,000 square foot expansion of the AeroControlex manufacturing facility, will have sufficient capacity to meet foreseeable future needs without incurring significant additional capital expenditures.

EMPLOYEES

    As of September 30, 1998, the Company had approximately 540 full-time employees and 45 temporary employees. Approximately 11% of the Company's employees were represented by the United Steelworkers Union, and approximately 19% were represented by the United Automobile, Aerospace and Agricultural Implement Workers of America. Collective bargaining agreements between the Company and these labor unions expire on April 1999 and November 2000, respectively. The Company considers its relationship with its employees generally to be satisfactory and does not expect any difficulty in reaching new collective bargaining agreements.

LEGAL PROCEEDINGS

    During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. While the Company is currently involved in certain legal proceedings, management believes the results of these proceedings will not have a material effect of the results of operations of the Company, in part due to certain indemnification arrangements. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

    The directors, executive officers, and other key employees of the Company and its subsidiaries are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Douglas W. Peacock...................................          60   Chairman of the Board of Directors and Chief
                                                                    Executive Officer

W. Nicholas Howley...................................          46   President, Chief Operating Officer and Director

John D. Peterson, Sr. ...............................          54   President, AdelWiggins Group

Raymond F. Laubenthal................................          37   President, AeroControlex Group

Robert S. Henderson..................................          42   President, Marathon Power Technologies Company

Peter B. Radekevich..................................          47   Chief Financial Officer

Stephen Berger.......................................          58   Director

Muzzafar Mirza.......................................          40   Director

William Hopkins......................................          35   Director

Thomas R. Wall, IV...................................          40   Director

John W. Paxton.......................................          62   Director

    MR. PEACOCK has been Chairman of the Board and Chief Executive Officer of the Company since its inception in September 1993. He is also a director of Microporous Products, L.P. Prior to joining the Company, Mr. Peacock spent six years with IMO Industries Inc. as Executive Vice President of IMO's Instruments and Aerocomponents Group from 1991-1993, Executive Vice President of Power Systems from 1989-1991, and managed IMO's turbomachinery business from 1987-1989. Prior to joining IMO, Mr. Peacock spent 15 years in various managerial positions at Westinghouse Electric Corp. Mr. Peacock received a B.S. degree in chemical engineering from Washington State and a Ph.D. in physical chemistry from the University of Illinois. Mr. Peacock holds an Airline Transport Pilot Rating and routinely commands flights in TransDigm's corporate aircraft.

    MR. HOWLEY has been President, Chief Operating Officer and Director of the Company since the consummation of the Recapitalization. Mr. Howley served as Executive Vice President of the Company and President of AeroControlex Group from the Company's inception in September 1993 to the date of the consummation of the Recapitalization. Prior to joining the Company, Mr. Howley served as General Manager of IMO Industries Inc. Aeroproducts division, and Director of Finance for the 15 divisions of IMO's Turbomachinery, Aerospace, and Power Transmission groups. Prior to joining IMO, he held various executive positions at Lansdowne Steel/Lansco Corp., a manufacturer of defense and oil drilling products, and the Engineering and Construction Group of Raytheon Co. Mr. Howley received his B.S. in engineering from Drexel University and an MBA from the Harvard University Graduate School of Business.

    MR. PETERSON has been Vice President and President of AdelWiggins Group since June 1996. From 1990 to June 1996, Mr. Peterson was President of the Aerospace Fastener Division of Huck

International. Mr. Peterson received his B.S. in marketing from Western Illinois University and an MBA from Northwestern University, Kellogg Graduate School of Management.

    MR. LAUBENTHAL has been President of AeroControlex Group since November 1998. From December 1996 until November 1998, Mr. Laubenthal served as Director of Manufacturing and Engineering for the AeroControlex Group. From October 1993 to December 1996, Mr. Laubenthal served as Director of Manufacturing for the AeroControlex group. Mr. Laubenthal received a B.S. degree in mechanical engineering from Case Western Reserve University and an MBA from Northern Illinois University.

    MR. HENDERSON has been President of Marathon Power Technologies Company since April 1997. From November 1994 until April 1997, he served as Manager of Operations for the AdelWiggins Group. From 1991 until 1994 Mr. Henderson served as Operations Manager at RainBird Sprinkler. Mr. Henderson received his B.A. in mathematics from Brown University and attended the Harvard University Graduate School of Business.

    MR. RADEKEVICH has been Chief Financial Officer of the Company since the Company's inception in September 1993. He served as Vice Chairman and Chief Financial Officer of RDK Capital from 1990 to 1993. Prior to joining RDK Capital, Mr. Radekevich spent 16 years with General Electric in various executive and managerial positions in the field of operations, distribution and finance. Mr. Radekevich holds a bachelor of administration degree from Case Western Reserve University.

    MR. BERGER will serve as a Director of the Company following the consummation of the Transactions. He is currently chairman of Odyssey Investment Partners, LLC. Prior to joining Odyssey Investment Partners, LLC, Mr. Berger was a general partner of Odyssey Partners, LP. From 1990 to 1993, Mr. Berger served as Chairman and CEO of FGIC, a wholly-owned subsidiary of GE Capital Corp. and subsequently became Executive Vice President of GE Capital Corp. From 1985 to 1990, Mr. Berger was Executive Director of the Port Authority of New York and New Jersey Mr. Berger presently serves as a member of the Board of Trustees of Brandeis University.

    MR. MIRZA will serve as a Director of the Company following the consummation of the Transactions. Mr. Mirza is a member of Odyssey Investment Partners, LLC and has been a principal in the private equity investing group of Odyssey Partners, LP since 1993. From 1988 to 1993, Mr. Mirza was employed by the merchant banking group of GE Capital Corp.

    MR. HOPKINS will serve as a Director of the Company following the consummation of the Transactions. Mr. Hopkins is a member of Odyssey Investment Partners, LLC and has been a principal in the private equity investing group of Odyssey Partners, LP since 1994. Prior to joining Odyssey Mr. Hopkins was a member of the merchant banking group of GE Capital Corp.

    MR. WALL joined Kelso & Company in 1983 and has served as a Managing Director of Kelso & Company since 1990. Mr. Wall presently serves as a member of the Board of Directors of AMF Bowling, Inc., Consolidated Vision Group, Inc., Cygnus Publishing, Inc., iXL Enterprises, Inc., Mitchell Supreme Fuel Company Mosler Inc., Peebles, Inc., and 21st Century Newspapers, Inc.

    MR. PAXTON has been a member of the Board of Directors of Paxar Corporation ("Paxar") and President of Paxar's Printing Solutions Group since October 1997. He is expected to retire from these positions by the calendar year end 1998. Mr. Paxton served as Chairman of the Board, President and Chief Executive Officer of Monarch Marking Systems from October 1995 to October 1997. Prior to joining Monarch Marking Systems, Mr. Paxton joined Linton Industries ("Linton") as a Corporate Vice President in 1991 when Linton acquired Intermec Corporation. During his years at Litton, Mr. Paxton had responsibility for the Industrial Automation Group. He became Corporate Executive Vice President and Chief Operating Officer of the Industrial Automation Systems group of Western Atlas, Inc. when Western Atlas, Inc. was spun off by Litton in March 1994. Mr. Paxton presently serves as a member of the Board of Directors of Paxar, AIM, National Association of Manufacturers and World Economic Forum.

BOARD COMMITTEES

    The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee, which is comprised of Messrs. Berger, Mirza and Hopkins, establishes salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Audit Committee, which is comprised of Messrs. Berger, Mirza and Hopkins, reviews the Company's audit policies and oversees the engagement of the Company's independent auditors.

EXECUTIVE COMPENSATION

    The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during fiscal 1998, 1997 and 1996 to the Chief Executive Officer of the Company and each of the five other most highly paid executive officers or employees of the Company (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                  ---------------
                                                                                                      AWARDS
                                                                                                  ---------------
                                                           ANNUAL COMPENSATION                      SECURITIES
                                         -------------------------------------------------------    UNDERLYING
               NAME AND                    FISCAL                                 OTHER ANNUAL       OPTIONS/        ALL OTHER
          PRINCIPAL POSITION                YEAR        SALARY      BONUS(1)    COMPENSATION(2)        SARS        COMPENSATION
---------------------------------------  -----------  ----------  ------------  ----------------  ---------------  -------------
Douglas W. Peacock.....................        1998   $  305,000  $  2,857,500     $   --               --          $    23,518(3)
  Chairman of the Board                        1997      290,000       220,000         --                3,097           20,400
  and CEO                                      1996      275,000       140,000         --               --               20,200

W. Nicholas Howley.....................        1998      185,000     2,080,000         --               --               14,446(4)
  President, Chief Operating                   1997      175,000       125,000         --                1,900           13,316
  Officer and Director                         1996      165,000        85,000         --               --               12,360

John D. Peterson, Sr...................        1998      175,000       280,000         --               --               12,392(5)
  President of AdelWiggins                     1997      166,400        80,000         --                  800           14,216
  Group                                        1996      160,000        25,000         --               --                4,315

Robert S. Henderson....................        1998      125,000       450,000         --               --               10,663(6)
  President of Marathon Power                  1997      109,000        45,900         --                  200            6,192
  Technologies Company                         1996      103,000        28,800         --                  800            5,942

Raymond F. Laubenthal..................        1998       95,000       230,000         --               --                8,889(7)
  President of AeroControlex                   1997       90,000        37,500         --               --                6,150
  Group                                        1996       80,000        29,600         --               --                5,392

Albert J. Rodriguez....................        1998       95,000       230,000         --               --                8,889(7)
  Director of Sales and                        1997       90,000        37,500         --               --                6,150
  Marketing of AeroControlex                   1996       80,000        29,600         --               --                5,392
  Group

------------------------

(1) Bonus for fiscal year 1998 includes a one-time bonus paid by Holdings in connection with the Recapitalization. See "Certain Relationships and Related Transactions-Management Bonus."

(2) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the listed executives.

(3) Includes $17,200 in contribution by the Company, as projected to calendar year end 1998, to a plan established under Section 401(k) of the Internal Revenue Code (the "401(k) plan") and $6,318 in Company-paid life insurance.

(4) Includes $12,880 in contribution by the Company, as projected to calendar year end 1998, to the 401(k) plan and $1,566 in Company-paid life insurance.

(5) Includes $9,800 in contribution by the Company, as projected to calendar year end 1998, to the 401(k) plan and $2,592 in Company-paid life insurance.

(6) Includes $10,000 in contribution by the Company, as projected to calendar year end 1998, to the 401(k) plan and $663 in Company-paid life insurance.

(7) Includes $8,786 in contribution by the Company, as projected to calendar year end 1998, to the 401(k) plan and $103 in Company-paid life insurance.

MANAGEMENT STOCKHOLDERS AGREEMENT

    In connection with the consummation of the Recapitalization, Holdings, Odyssey and the employee stockholders of Holdings, including the Named Executive Officers (the "Management Stockholders") entered into a Management Stockholders' Agreement (the "Management Stockholders' Agreement") which governs the shares of common stock of Holdings (the "Common Stock") and options to purchase Common Stock, in each case, held by such persons (including the Rollover Investment and new options and shares obtained in connection with the Recapitalization) and shares acquired upon exercise of options. See "--Stock Option Plan."

    The Management Stockholders' Agreement provides that, except for certain transfers to family members and family trusts, no Management Stockholder may transfer Common Stock until the fifth anniversary of the Recapitalization, and thereafter, any proposed transfer will be subject to Holdings' right of first refusal.

    The Management Stockholders' Agreement also provides that upon termination of the employment of a Management Stockholder, such Management Stockholder will have certain put rights and Holdings will have certain call rights regarding his or her Common Stock.

    Upon Mr. Peacock's cessation of active service as Chief Executive Officer on or after the third anniversary of the Recapitalization (see "--Employment Agreements"), if the Company has achieved specified financial targets, he may require Holdings to repurchase up to 80% of his Common Stock during the period, if any, for which he is serving as non-executive Chairman of the Board. Mr. Peacock may thereafter require repurchase of the remaining 20% of his Common Stock on or after the fifth anniversary of the Recapitalization or his later termination of services to the Company. Holdings will be permitted to honor its obligation to Mr. Peacock by issuing notes under certain circumstances.

    If the provisions of any law, the terms of credit and financing arrangements or Holdings' financial circumstances would prevent Holdings from making a repurchase of shares pursuant to the Management Stockholders' Agreement, Holdings will not make such purchase until all such prohibitions lapse, and will then also pay the Management Stockholder a specified rate of interest on the repurchase price.

    The Management Stockholders' Agreement further provides that in the event of certain transfers of Common Stock by Odyssey the Management Stockholders may participate in such transfers and/or Odyssey may require the Management Stockholders to transfer their shares in such transactions, in each case on a pro rata basis.

    Pursuant to the Management Stockholders' Agreement, certain Management Stockholders are entitled to participate on a pro rata basis with, and on the same terms as, Odyssey in any future offering of Common Stock. Such participation rights will lapse following a public offering of Common Stock.

EMPLOYMENT AGREEMENTS

    In connection with the Recapitalization, Holdings will enter into an employment agreement with Mr. Peacock pursuant to which he will continue to serve as Chairman of the Board and Chief Executive Officer for a period of at least five years and with Mr. Howley pursuant to which he will continue to serve as President and Chief Operating Officer of the Company for a period of at least five years (together, the "Employment Agreements"). The Employment Agreements also will provide specified severance benefits in the event of termination of employment under certain circumstances.

    Each of the Employment Agreements will provide that in the event the respective executive's employment terminates by reason of death, disability, termination without "cause" or resignation with "good reason" (all as defined in the Employment Agreements), Holdings will continue payment of base salary, bonus and other perquisites and benefits, in the case of Mr. Howley, for 15 months thereafter and, in the case of Mr. Peacock, for 18 months thereafter or, if terminated prior to the third anniversary of the Recapitalization, until such third anniversary, whichever is longer.

    Pursuant to the Employment Agreements, Messrs. Peacock and Howley will receive annual base salaries no less than $330,000 and $225,000, respectively (in each case, subject to annual increases as determined by the Compensation Committee), and annual cash bonuses based on achievement of performance criteria established by the Board of Directors. After three years, Mr. Peacock may elect to continue his service either as Chief Executive Officer or as a non-executive Chairman and it is intended that Mr. Howley will be his successor.

STOCK OPTION PLAN

    Holdings intends to adopt the 1998 Stock Option Plan (the "Option Plan"), pursuant to which stock options may be granted to Independent Directors (as defined in the Option Plan), employees and consultants of Holdings, the Company and any subsidiary of Holdings or the Company (the "Plan Participants"). In addition, the Option Plan will govern those options retained pursuant to the Rollover Investment (the "Rollover Options"). A total of 10% of the fully diluted shares of Common Stock of Holdings as of the Recapitalization was reserved for issuance under the Option Plan (exclusive of the Rollover Investment). The Chief Executive Officer will have discretion to select the Plan Participants and to specify the terms of such options, including the number of shares, the exercise price and the vesting and expiration of options, subject to approval by the Compensation Committee.

    The Compensation Committee will have discretion under the Option Plan to adjust options to reflect certain specified events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of, or by Holdings. In addition, the Board of Directors will have the right to amend, suspend or terminate the Option Plan, subject to stockholder approval for certain amendments.

    The Rollover Options are fully vested and nonforfeitable. In connection with the Recapitalization, Holdings will grant options to certain employees of the Company including the Named Executive Officers for the purchase of shares of Common Stock of Holdings (the "New Options"). Such New Options are intended to qualify as "incentive stock options" to the extent permitted under the Internal Revenue Code, and will have an exercise price equal to the price per share paid by Odyssey in connection with the Recapitalization. Twenty percent of each of Messrs. Peacock's and Howley's New Options will become vested as of the date of grant. Subject to the executive's continued employment with and, in the case of Mr. Peacock, continued service as non executive Chairman of the Board of, the Company, the remaining 80% of his New Options will become exercisable upon the earlier of (1) the Company's achievement of specified financial targets or (2) certain specified dates in the Option Agreement. Furthermore, in the event of a "change of control" (as defined in the Option Agreement), a specified percentage of the New Options may become exercisable based upon the terms of such transaction. The New Options generally will expire 10 years after grant and may expire earlier in the event of the executive's termination of employment.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of Holdings with respect to each beneficial owner of more than 5.0% of the outstanding common stock of Holdings and beneficial ownership of the Common Stock of Holdings by each director and Named Executive Officer and all directors and executive officers as a group:

                                                                                                   COMMON STOCK
                                                                                                BENEFICIALLY OWNED
                                                                                             ------------------------
NAME OF BENEFICIAL OWNER                                                                      SHARES     PERCENTAGE
-------------------------------------------------------------------------------------------  ---------  -------------
Stephen Berger (1)(7)......................................................................    100,240         83.9%
                                                                                             ---------          ---
Robert S. Henderson (2)....................................................................        783        *
                                                                                             ---------          ---
William Hopkins (3)(7).....................................................................    100,240         83.9
                                                                                             ---------          ---
W. Nicholas Howley (4).....................................................................      5,943          4.8
                                                                                             ---------          ---
Kelso (as defined in footnote (5)) (5).....................................................     19,234         16.0
Raymond F. Laubenthal (6)..................................................................        793        *
                                                                                             ---------          ---
Muzzafar Mirza (7)(8)......................................................................    100,240         83.9
                                                                                             ---------          ---
Odyssey Investment Partners Fund, LLC (8)..................................................    100,240         83.9
                                                                                             ---------          ---
Douglas W. Peacock (9).....................................................................      6,304          5.0
                                                                                             ---------          ---
John D. Peterson (10)......................................................................      1,302          1.1
                                                                                             ---------          ---
Albert J. Rodriguez (11)...................................................................        597        *
                                                                                             ---------          ---
Thomas R. Wall, IV (5).....................................................................     19,234         16.0
                                                                                             ---------          ---
All officers and directors as a group (14 members)(12).....................................    135,692         99.8
                                                                                             ---------          ---

------------------------

*   Less than 1.0%

 (1) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey (as defined), of which Mr. Berger is a senior managing member. As a result, Mr. Berger may be deemed to share voting and investment power with respect to such shares. Mr. Berger disclaims beneficial ownership of such shares.

 (2) Includes 772 shares purchasable within 60 days upon the exercise of options held by Mr. Henderson.

 (3) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey, of which Mr. Hopkins is a managing member. As a result, Mr. Hopkins may be deemed to share voting and investment power with respect to such shares. Mr. Hopkins disclaims beneficial ownership of such shares.

 (4) Includes 5,790 shares purchasable within 60 days upon the exercise of options held by Mr. Howley.

 (5) KIA IV-TD, LLC ("KIA IV-TD) and Kelso Equity Partners II, L.P. ("KEP II") have beneficial ownership of 18,284 and 950 shares, respectively. Due to their common control, KIA IV-TD, Kelso Partners IV, L.P., the managing member of KIA IV-TD ("KP IV" and, together with KIA IV-TD and KEP II, "Kelso"), and KEP II could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. In addition, Mr. Wall, Joseph S. Schuchert, Frank T. Nickell, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig and Frank K. Bynum, Jr. may be deemed to share beneficial ownership of shares beneficially owned by KIA IV-TD, KP IV and KEP II by virtue of their status as general partners of KP IV, which is the managing member of KIA IV-TD, and as general partners of KEP II, but each disclaims such beneficial ownership.

     The address of each of KIA IV-TD, KP IV, KEP II and Messrs. Wall, Schuchert, Nickell, Matelich, Goldberg, Wahrhaftig and Bynum is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

 (6) Includes 780 shares purchasable within 60 days upon the exercise of options held by Mr. Laubenthal.

 (7) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey, of which Mr. Mirza is a managing member. As a result, Mr. Mirza may be deemed to share voting and investment power with respect to such shares. Mr. Mirza disclaims beneficial ownership of such shares.

 (8) The principal business address for Odyssey Investment Partners Fund, LLC is 280 Park Avenue, West Tower, 38th Floor, New York, NY 10017. The general partner of Odyssey Investment Partners Fund LLC, is Odyssey Capital Partners, LLC, a Delaware limited liability company (the "General Partner of Odyssey"). In addition to Messrs. Berger, Hopkins and Mirza, Paul D. Barnett, Brian Kwait and Brian F. Wruble are managing members of the General Partner of Odyssey and, therefore, may each be deemed to share voting and investment power with respect to 100,240 share and votes deemed to be owned by the General Partner of Odyssey. Each of Messrs. Barnett, Kwait and Wruble disclaims beneficial ownership of such shares.

 (9) Includes 6,089 shares purchasable within 60 days upon the exercise of options held by Mr. Peacock.

(10) Includes 1,270 shares purchasable within 60 days upon the exercise of options held by Mr. Peterson.

(11) Includes 583 shares purchasable within 60 days upon the exercise of options held by Mr. Rodriguez.

(12) As described in footnotes (1), (3), (5), (6) and (7), Messrs. Berger, Hopkins and Mirza may each be deemed to share investment and voting power with respect to 100,240 shares deemed to be beneficially owned by the General Partner of Odyssey and Mr. Wall may be deemed to share investment and voting power with respect to 19,234 shares owned by Kelso. Each of Messrs. Berger, Hopkins, Mirza and Wall disclaims ownership of such shares. Excluding such shares, all officers and directors as a group beneficially own 17,030 shares or 12.5%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TAX ALLOCATION AGREEMENT

    The Company and Holdings entered into a Tax Allocation Agreement concurrently with the consummation of the Recapitalization. Pursuant to such Tax Allocation Agreement, the Company is obligated to make payments to Holdings equal to the amount of income taxes that the Company would have owed in respect of federal and state income taxes on behalf of the Company and its subsidiaries if the Company and its subsidiaries were, for tax purposes, a separate consolidated group.

ONE-TIME MANAGEMENT BONUSES

    Following the consummation of the Recapitalization, the Company paid certain members of senior management the following one-time bonus:

NAME AND POSITION                                                                    AMOUNT
--------------------------------------------------------------------------------  ------------
Douglas Peacock.................................................................  $  2,632,500
  Chairman of the Board and
  Chief Executive Officer
W. Nicholas Howley..............................................................     1,950,000
  President, Chief Operating
  Officer and Director
John D. Peterson, Sr............................................................       195,000
  President of AdelWiggins
  Group
Robert S. Henderson.............................................................       390,000
  President of Marathon Power
  Technologies Group
Peter B. Radekevich.............................................................       146,250
  Chief Financial Officer
Raymond F. Laubenthal...........................................................       195,000
  President of AeroControlex Group
Bernt G. Iversen, II............................................................        97,500
  Director of Sales and Marketing
  of AdelWiggins Group
Albert J. Rodriguez.............................................................       195,000
  Director of Sales and Marketing
  of AeroControlex Group

TERMINATION OF FINANCIAL ADVISORY SERVICES AGREEMENT

    The Company paid $6.0 million to Kelso & Company, an affiliate of Kelso, in consideration for the termination of a Financial Advisory Services Agreement. This payment was made upon consummation of the Recapitalization.

    Kelso may be deemed, collectively, to beneficially own 15.4% of the Common Stock of Holdings on a fully diluted basis. In addition, Mr. Wall, a director of Holdings and the Company, is a general partner of each of the Kelso entities.

KELSO STOCKHOLDERS AGREEMENT

    Pursuant to the Merger Agreement, Holdings, Odyssey and KIA IV-TD and KEP II entered into a stockholders agreement (the "Stockholders Agreement") concurrently with consummation of the Recapitalization. The Stockholders Agreement provides for customary transfer restrictions, tag-along and drag-along rights, registration rights and an agreement among the parties to vote their shares of Common Stock, including the agreement of Odyssey to designate a representative of Kelso to the Board of Directors of the Company. See also "Management" for a description of certain agreements that have been entered into with certain members of management in connection with the Recapitalization. See "-Termination of Financial Advisory Services Agreement."

ODYSSEY FINANCIAL SERVICES

    In connection with the Recapitalization, the Company paid Odyssey a fee of approximately $3.5 million. Odyssey is the majority stockholder of Holdings. In addition, Messrs. Berger, Hopkins and Mirza, each a director of Holdings and the Company, are managing members of the General Partner of Odyssey.

RECAPITALIZATION

    In connection with the Recapitalization and pursuant to the Merger Agreement, Phase II Acquisition Corp., a wholly-owned subsidiary of Odyssey, merged with and into Holdings.

    Also, in connection with the Recapitalization and as part of the consideration for the Merger, Holdings (i) issued $20.0 million in Holdings PIK Notes and common stock of Holdings and (ii) paid $215.4 million in cash, in each case, to Kelso. See "Transactions," "--Odyssey Financial Services" and "--Termination of Financial Advisory Services Agreement."

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE COMPANY

    THE NEW CREDIT FACILITY

    The New Credit Facility consists of (i) a $30.0 million Revolving Credit Facility maturing six years from the date of the execution of the New Credit Facility (the "Execution Date") and (ii) a term loan facility in an aggregate principal amount of $90.0 million, consisting of the $45.0 million Tranche A Facility maturing six years from the Execution Date and the $45.0 million Tranche B Facility maturing seven and a half years from the Execution Date.

    The New Credit Facility provides that the Company shall repay, to the extent then outstanding, (i) with respect to the Tranche A Facility, the specified amount set forth in the New Credit Facility for each quarter beginning on August 15, 1999 and (ii) with respect to the Tranche B Facility, (A) $225,000 each of the first two quarters beginning on August 15, 1999, (B) $112,500 each of the remaining quarters during the first six years after the Execution Date and (C) $7,050,000 each of the following six quarters. In addition, subject to certain limited exceptions, the New Credit Facility requires mandatory repayment of the outstanding indebtedness thereunder (and reduction to the commitments thereunder) with the proceeds from (i) assets sales, (ii) issuance of debt,
(iii) issuance of equity interests and capital contributions, (iv) insurance and condemnation claims and (v) 50% of annual excess cash flow (as defined in the New Credit Facility) from operations in excess of a predetermined amount, in each case, by or of Holdings, the Company or their subsidiaries. The Company will have the option at any time and from time to time to prepay the outstanding indebtedness under the New Credit Facility without penalty or premium.

    Indebtedness under the New Credit Facility bears interest at the sum of the
(i) Applicable Margin and (ii) at the option of the Company either the Base Rate or the Eurodollar Rate (as defined in the New Credit Facility). The "Base Rate" means the higher of (i) the rate that Bankers Trust Company ("BTCo") announces from time to time as its prime lending rate, as in effect from time to time, and
(ii) 1/2 of 1% in excess of the overnight federal funds rate. The "Applicable Margin" means the percentage per annum equal to (i) in the case of Tranche A Facility and Revolving Credit Facility, subject to quarterly step-downs to be determined based on certain levels of financial performance, (A) bearing an interest rate determined by the Base Rate, 2.50% and (B) bearing an interest rate determined by the Eurodollar Rate, 3.50% and (ii) in the case of Tranche B Facility (A) bearing an interest rate determined by the Base Rate, 3.00% and (B) bearing an interest rate determined by the Eurodollar Rate, 4.00%.

    The New Credit Facility contains various covenants, customary for similar credit facilities or otherwise appropriate under the circumstances, that (i) restrict Holdings, the Company and their subsidiaries from various actions, including, among others, mergers and sales of assets, use of proceeds, granting of liens, incurrence of indebtedness, voluntary prepayment of indebtedness, including the Old Notes and the New Notes, capital expenditures, paying dividends, business activities, investments and acquisitions, transactions with affiliates, certain restrictions affecting subsidiaries, voluntary prepayment of other Indebtedness and amendments or modifications to instruments governing such other Indebtedness and (ii) require the Company to achieve and maintain certain financial covenants.

    The New Credit Facility includes events of default provisions that are typical for senior credit facilities or otherwise appropriate under the circumstances. All obligations under the New Credit Facility are guaranteed by Holdings and each of the subsidiaries, direct and indirect, of the Company. The indebtedness under the New Credit Facility are secured by a pledge of the stock of the Company and all of its domestic subsidiaries and a perfected lien and security interest in assets other than real estate (tangible and intangible) of the Company, its direct and indirect subsidiaries and Holdings.

HOLDINGS

    HOLDINGS PIK NOTES

    Concurrently with the issuance of the Old Notes by the Company, Holdings issued $20.0 million in aggregate face value of its pay-in-kind notes due 2009 (the "Holdings PIK Notes") to KIA IV-TD and KEP II in connection with the Recapitalization. The Holdings PIK Notes were issued to KIA IV-TD and KEP II together with shares of Common Stock of Holdings. The Holdings PIK Notes are unsecured obligations of Holdings, subordinated to the guarantee of the New Credit Facility by Holdings, but senior to the guarantee of each of the Old Notes and the New Notes by Holdings.

    Interest on the Holdings PIK Notes accrues at an annual fixed rate of 12% and is payable semiannually in the form of additional Holdings PIK Notes for five years after their issuance. Thereafter, cash interest is payable semi-annually commencing 2004. The Holdings PIK Notes are redeemable at the option of Holdings, in whole or in part, at a price equal to 100% of the principal amount thereof for five years after their issuance and thereafter at the prices set forth in the indenture pursuant to which the Holdings PIK Notes were issued (the "Holdings Indenture"). If Holdings experiences specific kinds of changes in control, it must offer to repurchase the Holdings PIK Notes at a price equal to 101% of the principal amount thereof.

    The Holdings PIK Notes contain certain covenants on a consolidated basis, including covenants that limit (i) indebtedness, (ii) restricted payments, (iii) distributions by subsidiaries, (iv) transactions with affiliates, (v) sales of assets and subsidiary stock, (vi) dividend and other payment restrictions, and
(vii) mergers or consolidations. The Holdings PIK Notes contain customary events of default and the holders of the Holdings PIK Notes have customary registration rights commencing on the third anniversary of the closing date. The covenants and default provisions in the Holdings Indenture are substantially similar to those contained in the Indenture governing the Old Notes and the New Notes, but are less restrictive in certain respects.

                          DESCRIPTION OF THE NEW NOTES

    The Company will issue the New Notes under an indenture (the "Indenture") among itself, the Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be freely transferable by you except as otherwise provided in this Prospectus. See "The Exchange Offer--Purpose and Effect". The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company. You can find definitions of certain capitalized terms used in the following summary under "--Certain Definitions." For purposes of this section, references to (i) the "Company" mean TransDigm Inc. and not its Subsidiaries or Holdings and (ii) the "Notes" mean the New Notes and the Old Notes, in each case, outstanding at any given time and issued under the Indenture.

    These New Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

    The Company will issue the New Notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the New Notes (the "Holders"). The Company will pay principal (and premium, if any) on the New Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest also may be paid by mailing a check to the Holders registered address. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $200.0 million, of which up to $125.0 million in aggregate principal amount of the Notes will be outstanding immediately following the Exchange Offer. The Notes will mature on December 1, 2008. Additional Notes may be issued from time to time, subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the Notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in cash on each June 1 and December 1, commencing on June 1, 1999. The Company will make interest payments to the persons who are registered Holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the New Notes will accrue from December 3, 1998 or from the date of the last payment of interest on the Old Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange..

    The Notes do not contain any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, these New Notes are not redeemable before December 1, 2003. Thereafter, the Company may redeem the New Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices

(expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on December 1 of the year set forth below.

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2003..............................................................................     105.188%
2004..............................................................................     103.458%
2005..............................................................................     101.729%
2006 and thereafter...............................................................     100.000%

    In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed.

    OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. On one or more occasions prior to December 1, 2001, the Company may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (including the New Notes) issued under the Indenture at a redemption price of 110.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

    In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

(2) on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

    If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

    The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company including its obligations under the New Credit Facility.

    The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes in the event of any distribution to creditors of the Company:

(1) in a liquidation or dissolution of the Company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshalling of the Company's assets and liabilities.

    The Company also may not make any payment in respect of the Notes if:

(1) a payment default on Designated Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

    Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of these Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors--Subordination."

    At September 30, 1998, on a pro forma basis after giving effect to the Transactions, the aggregate principal amount of Senior Debt outstanding of the Company and Holdings would have been $93.1 million and $113.1 million, respectively.

GUARANTEE

    The obligations of the Company under the Notes and the Indenture will be guaranteed (the "Guarantees") on a senior subordinated basis by Holdings and the Domestic Restricted Subsidiaries. The Guarantees will be subordinated in right of payment to all Senior Debt of Holdings and the Domestic Restricted Subsidiaries, respectively, to the same extent that the Notes are subordinated to Senior Debt of the Company. Since Holdings is a holding company with no significant operations, the Guarantee by Holdings provides little, if any, additional credit support for the Notes, and investors should not rely on the Guarantee by Holdings in evaluating an investment in the Notes.

CHANGE OF CONTROL

    If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

(1) repay in full all Indebtedness under the New Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control; or

(2) obtain the requisite consents under the New Credit Facility and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner in compliance with the Indenture.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    You should note that this provision will not protect you from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the Company complies with the provisions of any such securities laws or regulations, the Company shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes; or

(4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto:

 (i) a Default or an Event of Default shall have occurred and be continuing; or

 (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2)(i), (3), (4), (5), (6),
      (7), (8), (9) and (10) of the following paragraph) shall exceed the sum, without duplication, of:

    (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the beginning of the first fiscal quarter commencing after the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (x) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

    (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "--Redemption--Optional Redemption Upon Equity Offerings"); plus

    (z) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of any Investment (other than a Permitted Investment) made by the Company and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

(2) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "Retired Capital Stock") either (i) solely in exchange for shares of Qualified Capital Stock of the Company (the "Refunding Capital Stock") or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (5) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; PROVIDED that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); PROVIDED that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

(5) payments to Holdings for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that all such redemptions or repurchases pursuant to this clause (5) shall not exceed $2.0 million in any fiscal year (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than Disqualified Capital Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) since the Issue Date; PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of Holdings (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the Indenture;

(6) the making of distributions, loans or advances to Holdings in an amount not to exceed $1.0 million PER ANNUM in order to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);

(7) payments to Holdings in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the Issue Date and as amended from time to time pursuant to amendments that do not increase the amounts payable by the Company or any of its Restricted Subsidiaries thereunder;

(8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(9) other Restricted Payments in an aggregate amount not to exceed $7.5 million; and

(10) distributions to Holdings to fund the Transactions (as described under "Use of Proceeds") subsequent to the issuance of the Notes.

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1) and (2)(ii) shall be included in such calculation, PROVIDED such expenditures pursuant to clause (5) shall not be included to the extent of the cash proceeds received by the Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (2)(i), (3), (4), (5), (6), (7), (8), (9) and (10) shall be excluded from such calculation.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of:

    (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

    (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt thereof (to the extent of the cash received); and

    (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this covenant; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt, or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment should be required)), (B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, the maximum amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

    Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that:

(1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

(2) such Asset Sale is for fair market value; PROVIDED that any consideration consisting of cash, Cash Equivalents and/or Marketable Securities received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

    (a) applicable law;

    (b) the Indenture;

    (c) non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company entered into in the ordinary course of business;

    (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (e) the New Credit Facility;

    (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

    (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

    (i) any agreement or instrument governing Capital Stock of any Person that is acquired;

    (j) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

    (k) other Indebtedness or Permitted Subsidiary Preferred Stock outstanding on the Issue Date or permitted to be issued or incurred under the Indenture; PROVIDED that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred or Preferred Stock being issued (under the relevant circumstances);

    (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

    (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than Permitted Subsidiary Preferred Stock. The provisions of this covenant will not apply to any of the Guarantors.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets or any proceeds therefrom, of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, in each case to secure Indebtedness or trade payables, unless:

        (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

        (2) in all other cases, the Notes are equally and ratably secured, except for:

           (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

           (b) Liens securing Senior Debt;

           (c) Liens securing the Notes;

           (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

           (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that was secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any categories of property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

           (f) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

    MERGER CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (1) either:

           (a) the Company shall be the surviving or continuing corporation; or

           (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

               (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

               (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

        (2) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

        (3) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

        (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. However, transfer of assets between or among the Company and its Restricted Subsidiaries will not be subject to the foregoing covenant.

    The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of the Indenture.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $2.5 million or more, at the Company's option, either:

        (1) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or

        (2) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

and PROVIDED, FURTHER, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company.

    The restrictions set forth in the first paragraph of this covenant shall not apply to:

        (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

        (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

        (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

        (4) Restricted Payments or Permitted Investments permitted by the Indenture;

        (5) transactions effected as part of a Qualified Securitization Transaction;

        (6) the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

        (7) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith;

        (8) sales of Qualified Capital Stock;

        (9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Notes in any material respect; and

        (10) transactions permitted by and complying with, the provisions of the "Merger, Consolidation and Sale of Assets" covenant.

    FUTURE GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not create or acquire another Domestic Restricted Subsidiary unless such Domestic Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing for a senior subordinated guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee").

    Notwithstanding the foregoing, any such Guarantee by a Domestic Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Domestic Restricted Subsidiary; PROVIDED that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture. A form of such Guarantee will be attached as an exhibit to the Indenture.

    CONDUCT OF BUSINESS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

    REPORTS TO HOLDERS. The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the

    Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. For so long as Holdings is a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations under this covenant by furnishing financial information relating to Holdings; PROVIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

    In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Entity) which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured or unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $5.0 million or more at any time;

        (5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

        (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

    If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

        (1) shall become immediately due and payable or

        (2) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 business days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

        (1) if the rescission would not conflict with any judgment or decree;

        (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

        (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

        (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

        (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

        (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

        (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

        (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

           (a) the Company has received from, or there has been published by the Internal Revenue Service a ruling or

           (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the

    Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

        (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that:

           (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

           (b) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (9) certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when

        (1) either:

           (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or

           (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

        (2) the Company has paid all other sums payable under the Indenture by the Company,

    The Trustee will acknowledge the satisfaction and discharge of the Indenture if the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

        (1) reduce the amount of Notes whose Holders must consent to an amendment;

        (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

        (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

        (4) make any Notes payable in money other than that stated in the Notes;

        (5) make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

        (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred; or

        (7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:

        (1) any Capital Stock of any Restricted Subsidiary of the Company, or

        (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales or other dispositions shall not include:

           (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

           (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Certain Covenants--Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control;

           (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

           (d) disposals or replacements of obsolete equipment in the ordinary course of business;

           (e) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted under the "Limitation on Restricted Payments" covenant or pursuant to any Permitted Investment; and

           (f) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (f), Purchase Money Notes shall be deemed to be cash.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITAL STOCK" means:

        (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

        (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

        (1) marketable direct obligations issued by or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders or their Related Parties or any Permitted Group;

        (2) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture);

        (3) any Person or Group (other than the Permitted Holders or their Related Parties or any Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings at a time where the Permitted Holders and their Related Parties in the aggregate own a lesser percentage of the aggregate ordinary voting power represented by such issued and outstanding Capital Stock; or

        (4) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's:

        (1) Consolidated Net Income; and

        (2) to the extent Consolidated Net Income has been reduced thereby:

           (a) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

           (b) Consolidated Interest Expense;

           (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP; and

           (d) any cash charges resulting from the Transactions that are incurred prior to the six month anniversary of the Issue Date.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four-Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person and, in the case of the Company and the Guarantors, for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

        (1) the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

        (2) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, all as determined in accordance with Regulation S-X promulgated under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

    Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

        (2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap

    Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) Consolidated Interest Expense; PLUS

        (2) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PLUS

        (3) the product of (x) the amount of all dividend payments on any series of Permitted Subsidiary Preferred Stock times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PROVIDED that with respect to any series of Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (3).

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

        (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs;

        (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

        (3) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; PROVIDED that there shall be excluded therefrom:

        (1) gains and losses from Assets Sales (without regard to the $1.0 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

        (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

        (3) all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP;

        (4) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company;

        (5) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is prohibited by contract, operation of law or otherwise;

        (6) the net loss of any Person, other than a Restricted Subsidiary of the Company;

        (7) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

        (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

        (9) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

    For purposes of clause (iii)(w) of the first paragraph of the "Limitation on Restricted Payments" covenant, Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities).

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings who:

        (1) was a member of such Board of Directors on the Issue Date; or

        (2) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit or banker's acceptances.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, the Company shall deliver an Officers' Certificate to the Trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

    "DESIGNATED PREFERRED STOCK" means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(x) of the first paragraph of the "Limitation on Restricted Payments" covenant.

    "DESIGNATED SENIOR DEBT" means

        (1) Indebtedness under or in respect of the New Credit Facility and

        (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

    "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

    "EQUITY OFFERING" means any offering of Qualified Capital Stock of Holdings or the Company; provided that:

        (1) in the event of an offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under "--Redemption--Optional Redemption upon Equity Offerings" and,

        (2) in the event such equity offering is not in the form of a public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10.0 million.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

    "GUARANTEE" means:

        (1) the guarantee of the Notes by Holdings and the Domestic Restricted Subsidiaries of the Company; and

        (2) the guarantee of the Notes by any Restricted Subsidiary required under the terms of the "Future Guarantees by Restricted Subsidiaries" covenant.

    "GUARANTOR" means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

    "HEDGING AGREEMENT" means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of the Company and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.

    "INDEBTEDNESS" means with respect to any Person, without duplication:

        (1) all Obligations of such Person for borrowed money;

        (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all Capitalized Lease Obligations of such Person;

        (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

        (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

        (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

        (8) all Obligations under currency agreements and interest swap agreements of such Person; and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such

Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company (or, in the case of a Restricted Subsidiary that is not Wholly Owned Restricted Subsidiary of the Company, such Restricted Subsidiary has a minority interest that is held by an Affiliate of the Company that is not a Restricted Subsidiary of the Company), the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means December 3, 1998, the date of original issuance of the Old Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

        (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

        (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

        (3) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NEW CREDIT FACILITY" means the Credit Agreement dated as of the Issue Date among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

    "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person (together with its Affiliates), other than the Permitted Holders and their Related Parties, is the "beneficial owner" (as such term is used in Section 13(d) of the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of the Company or Holdings (as applicable) that is "beneficially owned" (as defined above) by such group of investors.

    "PERMITTED HOLDERS" means Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, L.P.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (1) Indebtedness under the Notes in an aggregate principal amount not to exceed $125.0 million;

        (2) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $155.0 million, less:

           (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding, less

           (B) the amount of all mandatory principal payments actually made by the Company or any such Restricted Subsidiary since the Issue Date with the Net Proceeds of an Asset Sale in respect of term loans under a Credit Facility (excluding any such payments to the extent refinanced at the time of payment), and

           (C) further reduced by any repayments of revolving credit borrowings under a Credit Facility with the Net Cash Proceeds of an Asset Sale that are accompanied by a corresponding commitment reduction thereunder; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to the Credit Facilities in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Facilities in reliance on, and in accordance with, clauses (7), (13) and (14) below;

        (3) other indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (4) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; and PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

        (5) Indebtedness of the Company or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

        (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any such Restricted Subsidiaries; PROVIDED, HOWEVER, that:

           (a) if the Company is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and

           (b) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and

           (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof (other than by way of granting a Lien permitted under the Indenture or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

        (7) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding not to exceed $5.0 million;

        (8) Refinancing Indebtedness;

        (9) guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under the Indenture and PROVIDED, FURTHER, that in the event such Indebtedness (other than Acquired Indebtedness) is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio, such guarantees are by the Company or a Guarantor only;

        (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDEDthat the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (11) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

        (12) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

        (13) Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business which Indebtedness is incurred on or prior to September 30, 1999; PROVIDED that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than the greater of (x) the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness and (y) the Consolidated Fixed Charge Coverage Ratio of the Company on the Issue Date;

        (14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount does not exceed $10.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility);

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such indebtedness is extinguished within five business days of incurrence; and

        (16) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

    For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

        "PERMITTED INVESTMENTS" means:

        (1) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (other than a Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) (whether existing on the Issue Date or created thereafter) or any Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of the Company (other than Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) or that will merge with or consolidate into the Company or a Restricted Subsidiary of the Company and Investments in the Company by any Restricted Subsidiary of the Company;

        (2) investments in cash and Cash Equivalents;

        (3) loans and advances to employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

        (4) Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the Indenture;

        (5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

        (6) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

        (7) Investments existing on the Issue Date;

        (8) accounts receivable created or acquired in the ordinary course of business;

        (9) guarantees by the Company or a Restricted Subsidiary of the Company permitted to be incurred under the Indenture;

        (10) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (11) any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and

        (12) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company.

    "PERMITTED LIENS" means the following types of Liens:

        (1) Liens for taxes, assessments or governmental charges or claims either:

           (a) not delinquent; or

           (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (4) judgment Liens not giving rise to an Event of Default;

        (5) easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (6) any interest or title of a lessor under any Capitalized Lease Obligation;

        (7) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired, constructed or improved in the ordinary course of business; PROVIDED, HOWEVER, that

           (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and

           (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

        (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (12) Liens securing Indebtedness under Currency Agreements and Hedging Agreements;

        (13) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;

        (14) Liens on assets transferred to a Securitization Entity or an assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

        (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

        (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

        (18) Liens securing Acquired Indebtedness incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

        (19) Liens placed upon assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture; and

        (20) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (8) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

    "PERMITTED SUBSIDIARY PREFERRED STOCK" means any series of Preferred Stock of a Restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (14) of the definition of Permitted Indebtedness, does not exceed $5.0 million.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PRODUCTIVE ASSETS" means assets (including Capital Stock) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

    "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

        (1) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

        (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

    "RECAPITALIZATION" means the recapitalization of Holdings consummated on the Issue Date.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; PROVIDED that any such event shall not:

        (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional
    Indebtedness:

           (a) to pay Required Premiums and related fees; or

           (b) otherwise permitted to be incurred under the Indenture; and

        (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

    "RELATED PARTY" with respect to any Permitted Holder means:

           (a) (1) any spouse, sibling, parent or child of such Permitted Holder; or

           (2) the estate of any Permitted Holder during any period in which such estate holds Capital Stock of the Company for the benefit of any Person referred to in clause (a)(1); or

           (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

        (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

           (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

           (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

           (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

        (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

        (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligations to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

    Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with foregoing conditions.

    "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

        (x) all monetary obligations of every nature of the Company or any Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

        (y) all Interest Swap Obligations (and guarantees thereof); and

        (z) all obligations (and guarantees thereof) under Currency Agreements and Hedging Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

           (i) any Indebtedness of the Company or a Guarantor to the Company or to a Subsidiary of the Company;

           (ii) other than the Holdings PIK Notes, any Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facilities (including the New Credit Facility);

           (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (iv) Indebtedness represented by Disqualified Capital Stock;

           (v) any liability for federal, state, local or other taxes owed or owing by the Company;

           (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officer's Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of the Indenture;

           (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

           (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

    "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

    "STOCKHOLDERS AGREEMENTS" means those certain stockholders agreements entered into in connection with the Recapitalization.

    "SUBSIDIARY," with respect to any Person, means:

           (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or

           (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "TAX ALLOCATION AGREEMENT" means the tax allocation agreement dated as of the Issue Date between Holdings and the Company.

    "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

    "U.S. SUBSIDIARY" means any Subsidiary of the Company that is incorporated under the laws of the United States or any State thereof or the District of Columbia.

    "UNRESTRICTED SUBSIDIARY" of any Person means:

        (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

        (1) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

        (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the then outstanding aggregate principal amount of such Indebtedness; into

        (2) the sum of the total of the products obtained by multiplying;

           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

    "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                              REGISTRATION RIGHTS

    THE SUMMARY SET FORTH BELOW OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

    The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on December 3, 1998 (the "Issue Date") pursuant to which each of the Company and the Guarantors agreed that they will, at their expense, for the benefit of holders of the Old Notes (the "Holders"), (i) within 60 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for these New Notes, guaranteed on a senior subordinated basis by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer these New Notes (and related securities) in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Note will receive an New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Old Note, from the Issue Date.

    Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

    If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company is not permitted to effect an exchange offer, (ii) the exchange offer is not consummated within 185 days of the Issue Date or (iii) in certain circumstances, certain holders of unregistered Old Notes so request, or (iv) in the case of any Holder that participates in the exchange offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in each case, the Company will
(x) promptly deliver to the Holders and the Trustee written notice thereof and
(y) at its sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"); and (b) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder that sells Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

    If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

        (i) if (A) neither the Exchange Offer Registration Statement or Shelf Registration Statement is filed with the Commission on or prior to the applicable filing date or (B) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

        (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the applicable filing deadline set for such filing in the Registration Rights Agreement or (B) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the filing date deadline set for such filing in the Registration Rights Agreement, then, commencing on the day after such 90th day following the filing deadline set for such filing in the Registration Rights Agreement, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

       (iii) if (A) the Company has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the exchange offer on or prior to the 185th day after the Issue Date or (B) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 185th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Old Notes may not accrue under more than one of the foregoing clauses (i)-(iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the original interest payment dates for the Old Notes.

                         BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the New Notes will be issued in fully registered form without interest coupons.

    Except as described herein under the heading "-Certificated Securities," New Notes will initially be represented by a permanent global New Note in fully registered form without interest coupons (the "Global Note") and will be deposited with the Trustee as custodian for The Depositary Trust Company ("DTC") and registered in the name of a nominee of such depositary.

THE GLOBAL NOTE

    The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

    So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

    Payments of the principal of, premium (if any), and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Notes to persons in states that require physical delivery of the New Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture applicable to the Global Note, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

    Certificated securities shall be issued in exchange for the Old Notes in the exchange offer or for beneficial interest in the Global Note, in each case, if requested by a holder of such Old Note or such beneficial interests, respectively. In addition, certificated securities shall be issued in exchange for beneficial interests in the Global Note if DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following general discussion summarizes certain of the material U.S. federal income tax aspects of the exchange offer to holders of the Old Notes. This discussion is summary for general information only and does not consider all aspects of the Old Notes in light of such holder's personal circumstances. This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction"; persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not prescribe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

    This discussion is based upon the Code, existing and presupposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decision now in effect, all of which are subject to change (possibly on a retroactive basis). The Company has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are difference from those discussed herein.

    HOLDERS OF THE OLD NOTES SHOULD CONSULT THEIR OWN ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION, TO THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR SITUATIONS.

    The exchange of Old Notes for New Notes pursuant to the exchange offer should not constitute a taxable exchange. As a result, a holder (i) should not recognize taxable gains of loss as a result of exchanging Old Notes for New Notes pursuant to the exchange offer, (ii) the holding period of the New Notes should include the holding period of the Old Notes exchanged therefor and (iii) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis of the Old Notes exchange therefore immediately before the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of up to 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such document in the letter of transmittal for use in connection with any such resale.

    The Company and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The consolidated financial statements of TransDigm Holding Company as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Marathon Power Technologies Company as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by Latham & Watkins, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS

TRANSDIGM HOLDING COMPANY

Report of Deloitte & Touche LLP, Independent Auditors................................  F-2

Consolidated Balance Sheets as of September 30, 1998 and 1997........................  F-3

Consolidated Statements of Income and Retained Earnings (Deficit) for each of the three years in the period ended September 30, 1998.................................  F-4

Consolidated Statements of Cash Flows for each of the three years in the period ended
  September 30, 1998.................................................................  F-5

Notes to Consolidated Financial Statements for each of the three years in the period ended September 30, 1998...........................................................  F-6

MARATHON POWER TECHNOLOGIES COMPANY

Report of PricewaterhouseCoopers LLP, Independent Accountants........................  F-19

Consolidated Balance Sheets as of December 31, 1996 and 1995.........................  F-20

Consolidated Statements of Operations and Retained Earnings for each of the two years in the period ended December 31, 1996..............................................  F-21

Consolidated Statements of Cash Flows for each of the two years in the period ended
  December 31, 1996..................................................................  F-22

Notes to the Consolidated Financial Statements for each of the two years in the period ended December 31, 1996.....................................................  F-23

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of TransDigm Holding Company

    We have audited the accompanying consolidated balance sheets of TransDigm Holding Company and its subsidiaries (the "Company") as of September 30, 1998 and 1997, and the related consolidated statements of income and retained earnings (deficit) and of cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of TransDigm Holding Company and its subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

    As discussed in Note 17 to the consolidated financial statements, in 1998, the Company retroactively changed its method of accounting for put warrants.

DELOITTE & TOUCHE LLP

Cleveland, Ohio
November 9, 1998 (except for Note 18 for which the date is December 3, 1998)

                           TRANSDIGM HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
ASSETS (NOTE 9)
CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $   19,486  $    5,397
  Accounts receivable--Net (Note 4).......................................................      12,530      12,475
  Inventories (Note 5)....................................................................      18,280      17,410
  Deferred income taxes (Note 11).........................................................       3,799       3,902
  Prepaid expenses and other..............................................................         165         313
                                                                                            ----------  ----------
      Total current assets................................................................      54,260      39,497

PROPERTY, PLANT AND EQUIPMENT--Net (Note 6)...............................................      21,951      21,022
INTANGIBLE ASSETS--Net (Note 7)...........................................................      35,294      37,508
DEBT ISSUE COSTS--Net.....................................................................         606         873
DEFERRED INCOME TAXES (Note 11)...........................................................       3,674       3,069
                                                                                            ----------  ----------
TOTAL.....................................................................................  $  115,785  $  101,969
                                                                                            ----------  ----------
                                                                                            ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt (Note 9)..............................................  $    5,000  $    5,000
  Accounts payable........................................................................       5,667       5,275
  Accrued liabilities (Note 8)............................................................      10,239      12,702
  Put warrants (Notes 9 and 17)...........................................................      16,700      --
                                                                                            ----------  ----------
      Total current liabilities...........................................................      37,606      22,977

LONG-TERM DEBT--Less current portion (Note 9).............................................      40,000      45,000
PUT WARRANTS (Notes 9 and 17).............................................................      --          10,160
NON-CURRENT PORTION OF ACCRUED PENSION COSTS (Note 10)....................................       1,752       1,219
                                                                                            ----------  ----------
      Total liabilities...................................................................      79,358      79,356
                                                                                            ----------  ----------
                                                                                            ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS' EQUITY:
  Capital stock (Note 12).................................................................      24,281      24,352
  Retained earnings (deficit).............................................................      12,900      (1,237)
  Minimum pension liability adjustment (Note 10)..........................................        (754)       (502)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................      36,427      22,613
                                                                                            ----------  ----------
TOTAL.....................................................................................  $  115,785  $  101,969
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

       CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED SEPTEMBER 30,
                                                                                  --------------------------------
                                                                                     1998       1997       1996
                                                                                  ----------  ---------  ---------
NET SALES (Note 4)..............................................................  $  110,868  $  78,159  $  62,897
COST OF SALES (Including charge of $242 in 1998 and $666 in 1997 due to
  inventory purchase accounting adjustment) (Note 2)............................      59,395     49,303     41,874
                                                                                  ----------  ---------  ---------
GROSS PROFIT....................................................................      51,473     28,856     21,023
                                                                                  ----------  ---------  ---------
OPERATING EXPENSES:
  Selling and administrative....................................................      10,473      7,561      6,459
  Amortization of intangibles...................................................       2,438      2,089      3,838
  Research and development......................................................       1,724      1,116        836
                                                                                  ----------  ---------  ---------
      Total operating expenses..................................................      14,635     10,766     11,133
                                                                                  ----------  ---------  ---------
INCOME FROM OPERATIONS..........................................................      36,838     18,090      9,890
INTEREST EXPENSE--NET...........................................................       3,175      3,463      4,510
WARRANT PUT VALUE ADJUSTMENT (Note 17)..........................................       6,540      4,800      2,160
                                                                                  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS...............................      27,123      9,827      3,220
INCOME TAX PROVISION (Note 11)..................................................      12,986      5,193      2,045
                                                                                  ----------  ---------  ---------
INCOME BEFORE EXTRAORDINARY LOSS................................................      14,137      4,634      1,175
EXTRAORDINARY LOSS FROM EXTINGUISHMENT OF DEBT, NET OF INCOME TAXES OF $975
  (Note 9)......................................................................      --          1,462     --
                                                                                  ----------  ---------  ---------
NET INCOME......................................................................      14,137      3,172      1,175
                                                                                  ----------  ---------  ---------
RETAINED EARNINGS (DEFICIT) BEGINNING OF YEAR:
  As previously reported........................................................      --         (1,985)    (4,537)
  Accounting change (Note 17)...................................................      --         (2,424)    (1,047)
                                                                                  ----------  ---------  ---------
  As restated...................................................................      (1,237)    (4,409)    (5,584)
                                                                                  ----------  ---------  ---------
RETAINED EARNINGS (DEFICIT), END OF YEAR........................................  $   12,900  $  (1,237) $  (4,409)
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                     YEAR ENDED SEPTEMBER 30,
                                                                                ----------------------------------
                                                                                   1998        1997        1996
                                                                                ----------  ----------  ----------
OPERATING ACTIVITIES:
  Net income..................................................................  $   14,137  $    3,172  $    1,175
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................................       4,029       3,677       3,485
    Amortization of intangibles...............................................       2,438       2,089       3,838
    Amortization of debt discount and debt issue costs........................         267         757       1,267
    Warrant put value adjustment..............................................       6,540       4,800       2,160
    Deferred income taxes.....................................................        (341)     (1,733)        839
    Extraordinary charge for early extinguishment of debt (Note 9)............      --           1,462      --
    Changes in assets and liabilities, net of effects from acquisition of business (Note 2):
      Accounts receivable.....................................................        (821)     (1,343)      2,790
      Inventories.............................................................        (870)        337       1,794
      Prepaid expenses and other assets.......................................         148         787        (361)
      Accounts payable........................................................         392       1,233       1,224
      Accrued and other liabilities...........................................      (2,464)      2,230         484
                                                                                ----------  ----------  ----------
    Net cash provided by operating activities.................................      23,455      17,468      18,695
                                                                                ----------  ----------  ----------

  INVESTING ACTIVITIES:
  Capital expenditures........................................................      (5,061)     (2,285)     (2,494)
  Acquisition of Marathon Power Technologies Company, net of cash acquired of
    $748 (Note 2).............................................................         766     (40,875)     --
                                                                                ----------  ----------  ----------
  Net cash used in investing activities.......................................      (4,295)    (43,160)     (2,494)
                                                                                ----------  ----------  ----------

  FINANCING ACTIVITIES:
  Proceeds from term loan net of fees of $873.................................      --          49,127      --
  Net repayments under revolving credit loans.................................      --          --          (6,690)
  Repayment of term and subordinated notes including prepayment charge of $867
    in 1997 (Note 9)..........................................................      (5,000)    (20,867)     (6,500)
  Proceeds from issuance of capital stock.....................................      --              67         115
  Purchase of capital stock...................................................         (71)       (174)       (400)
                                                                                ----------  ----------  ----------
  Net cash provided by (used in) financing activities.........................      (5,071)     28,153     (13,475)
                                                                                ----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................................      14,089       2,461       2,726
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................................       5,397       2,936         210
                                                                                ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR........................................  $   19,486  $    5,397  $    2,936
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest......................................  $    3,640  $    2,600  $    3,483
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Cash paid during the year for income taxes..................................  $   13,490  $    5,468  $      700
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

1. DESCRIPTION OF THE BUSINESS AND MERGER

    TransDigm Holding Company ("Holding") through its wholly-owned operating subsidiary, TransDigm Inc. ("TransDigm"), is a premier supplier of proprietary mechanical components servicing the aircraft, mining, marine and other manufacturing industries. TransDigm along with its wholly-owned subsidiary, Marathon Power Technologies Company ("Marathon"), offers a broad line of component products including tube connectors, valves, batteries, static inverters, pumps, quick disconnects, clamps and ball bearing and sliding controls. Holding has no operations, liabilities or assets except for its investment in TransDigm.

    On August 3, 1998, Phase II Acquisition Corp. ("Acquiror"), an entity formed by affiliates of Odyssey Investment Partners, LP ("Odyssey") and Holding entered into a definitive agreement and plan of merger which agreement was amended on November 9, 1998 (the "Merger Agreement" or the "Merger"). Pursuant to the terms of the Merger, Acquiror will be merged with and into Holding, with Holding being the surviving corporation in the Merger (the "Surviving Corporation"). In the Merger, holders of Holding's outstanding common stock will be entitled to receive, in exchange for each outstanding share of common stock (except for shares held directly or indirectly by Holding or the Rolled Shares, as defined below) the "Per Share Merger Consideration" as defined in the Merger Agreement. The aggregate consideration payable pursuant to the Merger, including amounts payable to holders of options and warrants, is expected to be approximately $299.7 million.

    In connection with the Merger, Kelso Investment Associates IV, LP and Kelso Equity Partners II, L.P. (collectively "Kelso") will retain approximately 15.4% of the Surviving Corporation's outstanding common stock (the "Rolled Shares") subject to adjustment for certain transactions prior to closing. In addition, certain members of management of Holding agreed, in connection with and as a condition to entering into the Merger Agreement, to rollover stock options with an estimated gross and net value of approximately $17.2 million and $13.7 million, respectively.

    The Merger is intended to be treated as a recapitalization for financial reporting purposes which will have no impact on the historical basis of Holding's consolidated assets and liabilities. The Merger is subject to customary closing conditions, including the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, Holding having a minimum consolidated net worth, as defined, at closing of not less than $52 million and funding of committed financing. Odyssey has received financing commitments for the transactions from Bankers Trust Corporation, whose commitments are subject to certain conditions.

    Simultaneously with the Merger, Holding and TransDigm will refinance all of its existing debt (Note 9). The Merger, the refinancing, and payment of fees and expenses are expected to be funded by (i) existing cash balances, (ii) investments by Odyssey of $100.2 million, (iii) funds from a new $120 million Senior Credit Facility, (iv) funds from $125 million senior subordinated notes and (v) Holding PIK notes and additional common stock of $20 million issued to certain stockholders. After consummation of the Merger, Holding anticipates that it will have approximately $27.0 million available for working capital, certain permitted acquisitions and for general corporate purposes under the new Senior Credit Facility.

    Upon consummation of the Merger, Odyssey and its co-investors will own approximately 73.7% of the Surviving Corporation's common stock and Kelso and other continuing stockholders will own approximately 26.3% of the outstanding shares of Holdings' common stock on a fully diluted basis.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

1. DESCRIPTION OF THE BUSINESS AND MERGER (CONTINUED)
    During each of the years ended September 30, 1998, 1997 and 1996, TransDigm paid Kelso a management fee of approximately $0.1 million.

2. ACQUISITION

    On August 8, 1997, TransDigm acquired all of the outstanding common stock of Marathon for approximately $41.6 million in cash (including acquisition expenses), $4 million of which was placed into two $2 million escrow accounts (an environmental escrow and an indemnity escrow) to indemnify TransDigm in the event certain defined environmental and other costs were incurred by Marathon or TransDigm subsequent to the acquisition. At September 30, 1997, a post-closing purchase price adjustment of approximately $.8 million was due from the seller (see Note 4), which was received during November 1997 from the indemnity escrow. The remainder of the indemnity escrow was released to the seller during the year ended September 30, 1998. The environmental escrow account expires after the occurrence of certain defined events in the Stock Purchase Agreement. During September 1998, the seller filed a lawsuit against the Company to release the environmental escrow alleging that the Company had violated the requirements of the Stock Purchase Agreement relating to the investigation of the presence of certain contaminants at the Marathon facility in Texas (Note 15). The Company has filed counter claims against the seller and the ultimate outcome of this matter cannot presently be determined.

    The acquisition has been accounted for using the purchase method and, accordingly, the accompanying consolidated financial statements include the operating results of Marathon since the date of the acquisition. The acquisition was financed with available cash of approximately $11.6 million and the proceeds of senior term debt of approximately $30 million. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $28.9 million was recognized as goodwill.

    The following table summarizes the unaudited consolidated pro forma results of operations, as if the acquisition had occurred at the beginning of the following periods:

                                                                          YEAR ENDED SEPTEMBER
                                                                                  30,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------

                                                                              (UNAUDITED)
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Net sales...............................................................  $  96,075  $  82,425
Income before income taxes and extraordinary items......................     11,220      9,190
Net income..............................................................      3,894      1,522

    Pro forma net income for the year ended September 30, 1997 includes an extraordinary loss from extinguishment of debt (net of income taxes of $975) of $1,462. Pro forma net income for the year ended September 30, 1996 includes an extraordinary gain from Marathon's extinguishment of debt (net of income taxes of $135) of $230.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

2. ACQUISITION (CONTINUED)
    This pro forma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the periods presented and is not intended to be a projection of future results.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION--The accompanying consolidated financial statements include the accounts of TransDigm Holding Company and subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated.

    SALES AND EARNINGS--The Company follows the guidelines of AICPA Statement of Position 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" (the contract method of accounting) for substantially all commercial and governmental contracts. Under the contract method of accounting, the Company's sales are primarily under fixed-price contracts, certain of which require delivery of products over several years. Sales and profit on each contract are recognized primarily in accordance with the percentage-of-completion method of accounting, using the units of delivery method. Revisions of estimated profits on contracts are included in earnings by the reallocation method, which spreads the change in estimate over future deliveries. Any anticipated losses on contracts are charged to earnings when identified.

    CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS--The Company reserves for amounts determined to be uncollectible based on specific identification and historical experience.

    INVENTORIES--Inventories are stated at the lower of cost or market. Cost of inventories is determined by the average cost and the first-in, first-out (FIFO) methods. In accordance with industry practice, all inventories are classified as current assets even though a portion of the inventories is not expected to be realized within one year.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates based on the estimated useful lives of the assets.

    DEBT ISSUE COSTS AND DISCOUNTS--The cost of obtaining financing for the acquisition as well as debt discounts are amortized using the interest method over the respective terms of the related debt issues.

    INTANGIBLE ASSETS--Intangible assets are amortized on a straight-line basis over their respective estimated useful lives ranging from 2 to 40 years. The Company assesses the recoverability of intangibles by determining whether the amortization over the remaining life can be recovered through projected undiscounted cash flows from future operations.

    INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. Deferred taxes are recorded for the difference between the book and tax basis of various assets and liabilities.

    PRODUCT WARRANTY COSTS--The Company provides a one year warranty on certain products beginning on the date the product is installed on an aircraft. A provision for estimated sales returns and the cost of repairs is recorded at the time of sale and periodically adjusted to reflect actual experience.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. ACCOUNTS RECEIVABLE, MAJOR CUSTOMERS AND EXPORT SALES

    Accounts receivable consist of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Due from U.S. government or prime contractors under
  U.S. government programs..............................................  $   1,217  $     773
Commercial customers....................................................     11,578     11,439
Marathon post-closing purchase price adjustment (Note 2)................     --            766
Allowance for uncollectible amounts.....................................       (265)      (503)
                                                                          ---------  ---------
Accounts receivable--net................................................  $  12,530  $  12,475
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's sales and receivables are concentrated in the aircraft industry. The Company's customers consist primarily of original equipment manufacturers of aircraft and aircraft subassemblies, commercial airlines, distributors, and various agencies of the United States government, including the U.S. military.

    For the year ended September 30, 1998, two customers represented approximately 20% and 14%, respectively, of the Company's net sales. One customer represented approximately 15% of the Company's net sales during the year ended September 30, 1997 and a group of related customers represented approximately 11% of the Company's net sales for the year ended September 30, 1996.

    Export sales were $17.8 million in 1998, $15.5 million in 1997 and $12.3 million in 1996.

    Approximately 9.6% of the Company's receivables at September 30, 1998 were due from one customer and approximately 14.5% of the receivables were due from entities which principally operate outside of the United States. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

5. INVENTORIES

    Inventories consist of the following at September 30 (dollars in thousands):

                                                                                      1998       1997
                                                                                    ---------  ---------
Work-in-progress and finished goods...............................................  $  10,577  $  14,913
Raw materials and purchased component parts.......................................     12,038      6,268
                                                                                    ---------  ---------
  Total...........................................................................     22,615     21,181
Reserve for excess and obsolete inventory.........................................     (4,335)    (3,771)
                                                                                    ---------  ---------
Inventories--net..................................................................  $  18,280  $  17,410
                                                                                    ---------  ---------
                                                                                    ---------  ---------

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at September 30 (dollars in thousands):

                                                                                     1998        1997
                                                                                  ----------  ----------
Land and improvements...........................................................  $    4,683  $    4,667
Buildings and improvements......................................................       8,125       7,575
Machinery and equipment.........................................................      26,198      21,977
Construction in progress........................................................         150         265
                                                                                  ----------  ----------
  Total.........................................................................      39,156      34,484
Accumulated depreciation........................................................     (17,205)    (13,462)
                                                                                  ----------  ----------
Property, plant and equipment--net..............................................  $   21,951  $   21,022
                                                                                  ----------  ----------
                                                                                  ----------  ----------

7. INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization, consist of the following at September 30 (dollars in thousands):

                                                                                                1998       1997
                                                                                              ---------  ---------
Goodwill....................................................................................  $  33,341  $  34,155
Technology and other........................................................................      1,953      3,353
                                                                                              ---------  ---------
Total.......................................................................................  $  35,294  $  37,508
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Accumulated amortization of intangibles was $16.5 million at September 30, 1998 and $14 million at September 30, 1997.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

8. ACCRUED LIABILITIES

    Accrued liabilities consist of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Compensation and related benefits.......................................  $   3,993  $   4,025
Estimated losses on uncompleted contracts...............................      3,012      3,733
Sales returns and repairs...............................................      1,391      1,797
Environmental costs.....................................................        280        683
Income taxes............................................................        380        266
Interest................................................................        135        350
Other...................................................................      1,048      1,848
                                                                          ---------  ---------
Total...................................................................  $  10,239  $  12,702
                                                                          ---------  ---------
                                                                          ---------  ---------

9. DEBT

    SUMMARY--The Company's long-term debt consists of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Term loans..............................................................  $  45,000  $  50,000
Current maturities......................................................     (5,000)    (5,000)
                                                                          ---------  ---------
Long-term portion.......................................................  $  40,000  $  45,000
                                                                          ---------  ---------
                                                                          ---------  ---------

    REVOLVING CREDIT, SWING LINE, AND TERM LOANS--During the year ended September 30, 1997, the Company obtained a new $70 million credit facility with a group of financial institutions which consist of a $20 million revolving credit line (including $1 million of available swing line loans) and $50 million of term loans. At September 30, 1998, the Company had $20 million of borrowings (the entire revolving credit line) available under the credit facility. Any amounts borrowed under the revolving credit and swing line loans mature in the year 2003 and amounts borrowed under the term loans mature on various dates through the year 2003.

    Borrowings under the credit facility bear interest at the Company's option of (1) the Alternate Base Rate plus .25% or (2) the LIBO rate for Eurodollar loans plus 1.25%, payable quarterly. The Alternate Base Rate is equal to the highest of (a) the Prime Rate, (b) the Base CD Rate plus 1% or (c) the Federal Funds Effective Rate plus .5%. The interest rate on outstanding borrowings at September 30, 1998 was approximately 6.9%.

    Any amounts borrowed under the credit facility are collateralized by substantially all of the tangible assets of the Company. The agreement also contains a number of restrictive covenants that, among other things, limit the ability of the Company to incur indebtedness, pay dividends, engage in mergers and consolidations, engage in transactions with affiliates, make capital expenditures, engage in sales of assets or the stock of a subsidiary company and make certain investments. The agreement also requires the maintenance of a minimum net worth as well as debt to adjusted earnings, interest coverage, and other ratios.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

9. DEBT (CONTINUED)
    The maturities of the Company's term loans are as follows: 1999--$5 million; 2000 through 2003-- $10 million each year.

    SUBORDINATED NOTES--During the year ended September 30, 1997, the Company redeemed, in advance of their scheduled maturity, outstanding subordinated notes which had a carrying value at the time of the redemption of approximately $19.3 million ($20 million principal balance net of an unamortized discount of approximately $.7 million). As a result of the redemption, the Company recognized an extraordinary loss of approximately $1.5 million (net of a current income tax benefit of approximately $1 million) on the early extinguishment of debt which included prepayment costs of approximately $.8 million and the write-off of the remaining unamortized debt issue costs of approximately $1 million. The subordinated notes bore interest at an annual rate of 13%, payable semi-annually.

    The subordinated notes included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of TransDigm Holding Company at a price of $.10 per share which were not affected by the redemption of the subordinated notes. The warrants are not exercisable except in connection with the following triggering events: public offering of TransDigm Holding Company's common stock, a business combination in which the Company is not the surviving entity, and a change of control (see Note 1). If no transaction constituting a triggering event is consummated prior to July 31, 1999, warrant holders have the right to exercise a put option requiring the Company to repurchase all of the warrants at their then appraised fair market value. If the warrant holders have not exercised their put option prior to September 30, 2001, then TransDigm Holding Company will have the right to call the warrants at their then appraised fair market value.

10. RETIREMENT PLANS

    The Company has two non-contributory, defined benefit pension plans which together cover all of its union employees. The plans provide benefits of stated amounts for each year of service. The Company's funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations. The plans' assets consist primarily of guaranteed investment contracts with an insurance company.

    Net periodic pension cost of the defined benefit plans consists of the following for the years ended September 30 (dollars in thousands):

                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
Service cost--benefits earned during the period.....................  $      86  $      74  $      72
Interest cost on projected benefit obligation.......................        306        288        262
Actual return on plan assets........................................       (190)      (136)      (130)
Net amortization and deferral.......................................         94        101         28
                                                                      ---------  ---------  ---------
Net periodic pension cost...........................................  $     296  $     327  $     232
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

10. RETIREMENT PLANS (CONTINUED)
    The following table sets forth the funded status of the plans and amounts recognized in the Company's consolidated balance sheets at September 30 (dollars in thousands).

                                                                               1998       1997
                                                                             ---------  ---------
Actuarial present value of benefit obligation, substantially
  all vested...............................................................  $   4,969  $   4,096
Plan assets at fair value..................................................      2,817      2,232
                                                                             ---------  ---------
Projected benefit obligation in excess of plan assets......................      2,152      1,864
Unrecognized net loss from past experience different from that assumed.....     (1,196)      (791)
Unamortized prior service cost.............................................       (226)       (98)
Adjustment required to recognize additional minimum liability..............      1,422        889
                                                                             ---------  ---------
Accrued pension cost recognized in the consolidated balance sheets (current
  and long-term portions)..................................................  $   2,152  $   1,864
                                                                             ---------  ---------
                                                                             ---------  ---------

    The assumptions used to determine net periodic pension cost as well as the funded status are:

                                                                                     1998         1997
                                                                                     -----        -----
Discount rate...................................................................         6.5%         7.5%
Long-term rate of return on plan assets.........................................         7.5%         7.5%

    The provisions of Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions" require recognition in the balance sheet of an additional minimum liability and related intangible asset (limited by the amount of unamortized prior service cost) for pension plans with accumulated benefits in excess of plan assets. At September 30, 1998 and 1997, an additional liability of $1.4 million and $.9 million, respectively, is reflected in the consolidated balance sheets. At September 30, 1998 and 1997, the liability exceeded the unrecognized prior service cost resulting in a charge to stockholders' equity, net of taxes, of $.8 million and $.5 million, respectively.

    The Company also sponsors a defined contribution employee savings plan which covers substantially all of the Company's non-union employees. Under the plan, the Company contributes a percentage of employee compensation and matches a portion of employee contributions to the plan. The cost recognized for such contributions under this plan for the years ended September 30, 1998, 1997 and 1996 was approximately $.6 million in all years.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

11. INCOME TAXES

    The provision (benefit) for income taxes consists of the following for the years ended September 30 (dollars in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
Current.........................................................  $  13,327  $   6,926  $   2,897
Deferred........................................................       (341)    (1,733)       839
Benefit of operating loss carryforward..........................     --         --         (1,691)
                                                                  ---------  ---------  ---------
Total...........................................................  $  12,986  $   5,193  $   2,045
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The difference between the provision for income taxes at the federal statutory income tax rate and the tax shown in the consolidated statements of income and retained earnings (deficit) for the years ended September 30 is as follows (dollars in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
Tax at statutory rate of 35% (34% in 1997 and 1996).............  $   9,493  $   3,341  $   1,095
State and local income taxes....................................      1,053        445        160
Nondeductible warrant put value adjustment......................      2,289      1,632        734
Benefit from foreign sales corporation..........................       (349)      (394)    --
Nondeductible goodwill amortization.............................        353         70     --
Other--net......................................................        147         99         56
                                                                  ---------  ---------  ---------
Provision for income taxes......................................  $  12,986  $   5,193  $   2,045
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The components of the deferred tax assets at September 30 consist of the following (dollars in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
CURRENT ASSET:
Estimated losses on uncompleted contracts..................................  $   1,175  $   1,300
Employee benefits..........................................................        649        743
Sales returns and repairs..................................................        548        541
Other accrued liabilities..................................................      1,427      1,318
                                                                             ---------  ---------
Total......................................................................  $   3,799  $   3,902
                                                                             ---------  ---------
                                                                             ---------  ---------

NON-CURRENT ASSET:
Intangible assets..........................................................  $   3,724  $   3,638
Retirement obligations.....................................................        596        401
Property, plant and equipment..............................................       (646)      (970)
                                                                             ---------  ---------
Total......................................................................  $   3,674  $   3,069
                                                                             ---------  ---------
                                                                             ---------  ---------

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

12. STOCKHOLDERS' EQUITY

    CAPITAL STOCK--Authorized capital stock of the Company consists of 900,000 shares of common stock (voting), par value $.01 per share and 100,000 shares of Class A (non-voting) common stock. At September 30, 1998, outstanding common shares were 236,120 of voting common stock and 13,750 of Class A non-voting common stock. There was no change in the number of outstanding Class A non-voting shares during the years ended September 30, 1998, 1997 and 1996.

    During the years ended September 30, 1998, 1997, and 1996, the Company issued voting common shares, principally to employees and members of its board of directors, as follows (dollars in thousands):

                                                                             1998         1997        1996
                                                                             -----        -----     ---------
Number of shares........................................................          --          200         575
                                                                                 ---          ---   ---------
                                                                                 ---          ---   ---------
Proceeds................................................................          --    $      67   $     115
                                                                                 ---          ---   ---------
                                                                                 ---          ---   ---------

    During the years ended September 30, 1998, 1997, and 1996, the Company also repurchased certain voting common shares, principally from terminated employees, as follows (dollars in thousands):

                                                                            1998        1997       1996
                                                                            -----     ---------  ---------
Number of shares.......................................................         175         410      1,085
                                                                                ---   ---------  ---------
                                                                                ---   ---------  ---------
Acquisition cost.......................................................   $      71   $     174  $     400
                                                                                ---   ---------  ---------
                                                                                ---   ---------  ---------

    STOCK OPTIONS--The Company has certain stock option plans for its employees. The options generally vest upon the earlier of: (1) the occurrence of certain events such as the achievement of certain earnings targets or a change in the control of the Company or (2) certain specified dates in the option agreements. A summary of the status of the Company's stock option plans as of September 30, 1998, 1997 and 1996 and changes during the years then ended is presented below:

                                                      1998                            1997                 1996
                                         ------------------------------  ------------------------------  ---------
                                                     WEIGHTED-AVERAGE                WEIGHTED-AVERAGE
                                          SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE      SHARES
                                         ---------  -------------------  ---------  -------------------  ---------
Outstanding at beginning of year.......     37,467       $     158          31,150       $     116          36,700
Granted................................     --              --               7,597             324           4,900
Exercised..............................     --              --                (220)            145          (5,090)
Forfeited..............................     --              --              (1,060)            147          (5,360)
                                         ---------                       ---------                       ---------
Outstanding at end of year.............     37,467             158          37,467             158          31,150
                                         ---------                       ---------                       ---------
                                         ---------                       ---------                       ---------
Exercisable at end of year.............     19,670             113          17,121             110          14,792
                                         ---------                       ---------                       ---------
                                         ---------                       ---------                       ---------

                                          WEIGHTED-AVERAGE
                                           EXERCISE PRICE
                                         -------------------
Outstanding at beginning of year.......       $     105
Granted................................             200
Exercised..............................             100
Forfeited..............................             100
Outstanding at end of year.............             116
Exercisable at end of year.............             106

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

12. STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about stock options outstanding at September 30, 1998:

                                                                 OPTIONS OUTSTANDING
                                                   -----------------------------------------------
                                                                  WEIGHTED-AVERAGE
EXERCISE                                             NUMBER           REMAINING          NUMBER
PRICES                                             OUTSTANDING    CONTRACTUAL LIFE     EXERCISABLE
-------------------------------------------------  -----------  ---------------------  -----------
$100.............................................      25,170               5.8            17,020
 154.............................................         400               6.8               200
 200.............................................       4,900               7.5             2,450
 335.............................................       6,997               8.5
                                                   -----------                         -----------
                                                       37,467                              19,670
                                                   -----------                         -----------
                                                   -----------                         -----------

    The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. No compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method specified in Statement of Financial Accounting Standards No. 123, the Company's net income for the years ended September 30, 1998 and 1997 would have been reduced by approximately $115,000 in both years.

    The weighted average fair value of options granted during fiscal 1997 and 1996 was $950,000 and $340,000, respectively. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in both fiscal 1997 and 1996: risk-free interest rates ranging from 6.25% to 6.85%, expected life of seven years, expected volatility and dividend yield of 0%.

13. LEASES

    TransDigm leases office space for its corporate headquarters and one of its divisions. The lease requires rental payments of approximately $200,000 per year through the initial term of the lease, which expires in 1999. TransDigm may also be required to share in the operating costs of the facility under certain conditions. TransDigm has the option to renew the lease for an additional five years beyond the expiration of the initial lease term. TransDigm also has commitments under operating leases for vehicles and equipment. Rental expense was $599,000 in 1998, $540,000 in 1997, and $570,000 in 1996. Future, minimum rental commitments at September 30, 1998 under operating leases having initial or remaining non-cancelable lease terms exceeding one year are $383,000 in 1999, $166,000 in 2000, $79,000 in 2001, and $29,000 in 2002.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximate their fair value due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair value of its term loans approximates its carrying amount because the interest rates on the debt are reset on a frequent basis to reflect current market rates.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

15. CONTINGENCIES

    ENVIRONMENTAL--The soil and groundwater beneath the Company's facility in Waco, Texas have been impacted by releases of hazardous materials. The resulting contaminants of concern have been delineated and characterized. Because the majority of these contaminants are presently below action levels prescribed by the Texas Natural Resources Conservation Commission ("TNRCC"), and because an escrow (Note 2) was previously funded to cover the cost of remediation that TNRCC might require for those contaminants currently in excess of action limits, management does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material expenditures.

    OTHER--While the Company is currently involved in certain legal proceedings, management believes the results of these proceedings will not have a material effect on the financial condition, results of operations or cash flows of the Company. During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

16. NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company will adopt this standard during fiscal 1999.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1999.

    In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The statement requires an enterprise to disclose certain information about its pension and postretirement benefits, including a reconciliation of beginning and ending balances of the benefit obligation, the funded status of the plans, and the amount of net periodic benefit cost recognized. The Company will adopt this standard during fiscal 1999.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
(c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

16. NEW ACCOUNTING STANDARDS (CONTINUED) available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company will adopt this standard during fiscal 2000.

    While management has not completed its analysis of these new accounting standards, the adoption of these standards is not expected to have a material effect on the Company's financial statements.

17. ACCOUNTING CHANGE

    In connection with the planned registration of the Senior Subordinated Notes described in Note 1 with the Securities and Exchange Commission ("Commission"), the Company has retroactively adopted a new method of accounting for the put warrants issued in 1993 (see Note 9). The Company adopted the new method to comply with the requirements of the Commission for put warrants. Under the new method of accounting, the Company has recorded a liability for the estimated put value of the warrants and is recognizing changes in the estimated put value in earnings. Previously, the Company recognized the warrants as a component of stockholders' equity and adjusted the carrying value of the warrants on a straight-line basis for the difference between their original recorded amount of $1.6 million and their estimated put value in July 1999, with an offsetting charge to the Company's retained earnings (deficit). The Company has restated its 1997 and 1996 consolidated financial statements for this change in accordance with the provisions of Accounting Principles Board Opinion No. 20, "Accounting Changes." The significant effects of the change in accounting on the Company's consolidated statements of income and retained earnings (deficit) are as follows (dollars in thousands):

                                                                               1997       1996
                                                                             ---------  ---------
As previously reported:
  Income before extraordinary loss.........................................  $   9,434  $   3,335
  Net income...............................................................      7,972      3,335
As restated:
  Income before extraordinary loss.........................................      4,634      1,175
  Net income...............................................................      3,172      1,175

    Because the Merger described in Note 1 constitutes a "triggering event" pursuant to the terms of the warrants, the warrant holders will be permitted to exercise their put option in connection with the closing of the transaction. Accordingly, the Company has adjusted the carrying value of the warrants in the accompanying September 30, 1998 consolidated balance sheet to their estimated fair value.

18. SUBSEQUENT EVENT

    The Merger described in Note 1 was completed on December 3, 1998.

                                 * * * * * * *

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Marathon Power Technologies Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Marathon Power Technologies Company and its subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Dallas, Texas
January 17, 1997

                      MARATHON POWER TECHNOLOGIES COMPANY

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     326  $      79
  Accounts receivable, less allowance for doubtful accounts of $25 and $24 at December 31,
    1996 and 1995, respectively.............................................................      2,419      2,636
  Inventories...............................................................................      3,191      3,076
  Deferred income taxes.....................................................................        321        292
  Prepaid income taxes......................................................................         40        119
  Other current assets......................................................................         68         67
                                                                                              ---------  ---------
      Total current assets..................................................................      6,365      6,269
  Property, plant and equipment.............................................................      6,496      6,570
                                                                                              ---------  ---------
      Total assets..........................................................................  $  12,861  $  12,839
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................................................  $     776  $     719
  Accrued expenses..........................................................................      2,108      2,238
  Short-term debt...........................................................................        518        476
  Current maturities of long-term debt......................................................        475         --
                                                                                              ---------  ---------
      Total current liabilities.............................................................      3,877      3,433
                                                                                              ---------  ---------
Deferred income taxes.......................................................................        339        216
Long-term debt..............................................................................      2,025      5,000
                                                                                              ---------  ---------
      Total long-term liabilities...........................................................      2,364      5,216
                                                                                              ---------  ---------

Commitments and contingencies (Note 13)
Shareholders' equity:
  Common stock, $.01 par value; 50,000 shares authorized, 30,000 shares issued and
    outstanding.............................................................................          1          1
  Capital in excess of par value............................................................      2,999      2,999
  Retained earnings.........................................................................      3,628      1,198
  Treasury stock, at cost; 75 shares........................................................         (8)        (8)
                                                                                              ---------  ---------
      Total shareholders' equity............................................................      6,620      4,190
                                                                                              ---------  ---------
        Total liabilities and shareholders' equity..........................................  $  12,861  $  12,839
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                             (DOLLARS IN THOUSANDS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
Net sales...................................................................................  $  20,065  $  18,072
Cost of goods sold..........................................................................     11,833     11,280
                                                                                              ---------  ---------
Gross profit................................................................................      8,232      6,792
Selling expenses............................................................................      1,286      1,024
General and administrative expenses.........................................................      3,100      2,959
                                                                                              ---------  ---------
Income from operations......................................................................      3,846      2,809
Interest expense............................................................................       (403)      (644)
                                                                                              ---------  ---------
Income before income taxes and extraordinary items..........................................      3,443      2,165
Provision for income taxes..................................................................     (1,243)      (759)
                                                                                              ---------  ---------
Income before extraordinary items...........................................................      2,200      1,406
Extraordinary gain on extinguishment of debt, net of income taxes...........................        230         --
                                                                                              ---------  ---------
Net income..................................................................................      2,430      1,406
Retained earnings (accumulated deficit), beginning of period................................      1,198       (208)
                                                                                              ---------  ---------
Retained earnings, end of period............................................................  $   3,628  $   1,198
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                               YEAR ENDED DECEMBER
                                                                                                       31,
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
Cash flows from operating activities:
  Net income.................................................................................  $   2,430  $   1,406
    Adjustments to reconcile net income to net cash provided by operating activities:
      Extraordinary gain on early extinguishment of debt, net of income taxes................       (230)    --
      Depreciation and amortization..........................................................        766        673
      Deferred income tax provision..........................................................         94        175
      Other..................................................................................         (4)    --
    Changes in operating assets and liabilities:
      Accounts receivable....................................................................        217       (500)
      Inventories............................................................................       (246)       604
      Prepaid income taxes...................................................................         79       (119)
      Other current assets...................................................................         (1)       126
      Accounts payable.......................................................................         57        313
      Accrued expenses.......................................................................       (130)      (293)
      Income taxes payable...................................................................     --            (45)
                                                                                               ---------  ---------
        Net cash provided by operating activities............................................      3,032      2,340
                                                                                               ---------  ---------
Cash flows from investing activities:
  Property, plant and equipment additions....................................................       (702)      (363)
  Property, plant and equipment dispositions.................................................         10     --
                                                                                               ---------  ---------
        Net cash used in investing activities................................................       (692)      (363)
                                                                                               ---------  ---------
Cash flows from financing activities:
  Net increase of line of credit.............................................................         42        476
  Repayment of long-term debt................................................................     (2,125)    (3,000)
  Other......................................................................................        (10)    --
  Acquisition of treasury stock..............................................................     --             (8)
                                                                                               ---------  ---------
        Net cash used in financing activities................................................     (2,093)    (2,532)
                                                                                               ---------  ---------
Net increase (decrease) in cash and cash equivalents.........................................        247       (555)
Cash and cash equivalents at beginning of period.............................................         79        634
                                                                                               ---------  ---------
Cash and cash equivalents at end of period...................................................  $     326  $      79
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest.................................................................................  $     459  $     672
    Income taxes.............................................................................  $   1,198  $     748

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND FORMATION

    Marathon Power Technologies Company ("Company") was organized in March 1994 and purchased substantially all of the net assets of Marathon Power Technologies, a wholly-owned subsidiary of American Premier Underwriters, Inc., on May 19, 1994. The Company, located in Waco, Texas, manufactures vented and sealed nickel cadmium rechargeable batteries which are used in aviation and consumer electrical equipment. The Company also manufactures static inverters, used largely in the aviation industry, which convert DC power into AC power, as well as other items, such as battery chargers. The Company maintains a subsidiary in the United Kingdom used primarily for distribution of vented products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company's significant accounting policies are as follows:

    PRINCIPLES OF CONSOLIDATION--The financial statements include the accounts of the Company and its wholly-owned subsidiary after elimination of intercompany transactions and balances. Certain reclassifications were made to conform prior year amounts to the current year presentation.

    USE OF ESTIMATES--Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions about reported amounts of assets and liabilities; disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Management must also make estimates and judgments about future results of operations related to specific elements of the business in assessing recoverability of assets and recorded values of liabilities. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

    CREDIT CONCENTRATIONS--The Company sells products chiefly to aviation companies and/or suppliers to aviation companies, generally on an unsecured basis. The Company provides estimated reserves against accounts receivable for collection losses.

    INVENTORIES--Inventories are stated at the lower of cost or market, cost being determined on a first-in first-out basis.

    PROPERTY PLANT AND EQUIPMENT--Property, plant and equipment, including assets under capital lease, are carried at acquisition cost. Depreciation and amortization are computed on the straight-line basis over the estimated remaining useful lives of the assets (ranging from 2 to 30 years) and the remaining term of capital leases, respectively. Repair and maintenance expenditures are charged to operations as incurred, and expenditures for major renewals and betterments are capitalized. When units of property are disposed, the cost and related accumulated depreciation are removed from the accounts, and the resulting gains or losses are included in operations.

    REVENUE RECOGNITION--Sales revenue and related cost of sales are recognized as products are shipped to customers. In the normal course of business, the Company provides for product defects through the issuance of one to two year warranties covering its products. The costs associated with these warranties are accrued at the time of sale which totaled $130,000 and $232,000 in 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Deferred income taxes are provided for differences between tax laws and financial accounting standards regarding the recognition and measurement of assets, liabilities, revenues and expenses. Such differences result principally from different methods of purchase price allocation for tax and financial accounting purposes and depreciation.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Management believes the recorded values of financial instruments approximate their current fair values as such items are current in nature and/or generally bear variable interest rates which adjust yield to derive current market value.

    STOCK-BASED COMPENSATION--In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123") was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation in the statement of operations, or the pro forma effect on net income of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's year ending December 31, 1996. The Company has adopted SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's consolidated balance sheet or consolidated statement of operations.

3. INVENTORIES

    Inventories comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Raw materials..............................................................  $     887  $     716
Work-in-process............................................................      1,601      1,731
Finished goods.............................................................        703        629
                                                                             ---------  ---------
                                                                             $   3,191  $   3,076
                                                                             ---------  ---------
                                                                             ---------  ---------

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Land.......................................................................  $     693  $     693
Building and improvements..................................................      3,379      3,370
Machinery and equipment....................................................      3,550      3,258
Other......................................................................        678        294
                                                                             ---------  ---------
                                                                                 8,300      7,615
Less accumulated depreciation and amortization.............................      1,804      1,045
                                                                             ---------  ---------
                                                                             $   6,496  $   6,570
                                                                             ---------  ---------
                                                                             ---------  ---------

    Routine repairs and maintenance charged to expense were $108,000 and $161, 000 for the years ended December 31, 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

5. ACCRUED LIABILITIES

    Accrued liabilities comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Customer rebates...........................................................  $     690  $     200
Compensation...............................................................        583        788
Warranty...................................................................        435        535
Other......................................................................        400        715
                                                                             ---------  ---------
                                                                             $   2,108  $   2,238
                                                                             ---------  ---------
                                                                             ---------  ---------

6. LONG-TERM DEBT

    Long-term debt comprises the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
$3,000 revolving credit facility with a bank, bearing interest at 0.25%
  above prime at December 31, 1996 (8.5%) and 1.0% above prime at December
  31, 1995 (9.5%) on the outstanding balance, principal and interest
  payable upon deposit of available funds, available until June 1999.......  $     518  $     476
Note payable to a bank, bearing interest at 0.25% above prime at December
  31, 1996 (8.5%) and 1.0% above prime at December 31, 1995 (9.5%) payable
  in varying installments through June 1999................................      2,500      2,500
Subordinated note payable to a corporation, interest payable quarterly at
  9.0%, principal due in two installments through May 2000.................     --          2,500
                                                                             ---------  ---------
                                                                                 3,018      5,476
Less current maturities....................................................        993        476
                                                                             ---------  ---------
                                                                             $   2,025  $   5,000
                                                                             ---------  ---------
                                                                             ---------  ---------

    The Company's revolving credit facility includes an additional $750,000 overadvance facility under which no borrowings were outstanding in 1996 or 1995. The overadvance facility will be reduced to $500,000, $250,000 and $0 on January 1, April 1, and July 1 of 1997, respectively. The Company pays a commitment fee of .25% per annum of the daily average of the unused portion of the revolving credit facility. Prior to October 1996, the commitment fee paid was .5%.

    The above debt is secured by the Company's assets and common stock and is restricted by certain financial covenants including capital base, debt ratio and current ratio requirements, among others.

                      MARATHON POWER TECHNOLOGIES COMPANY

6. LONG-TERM DEBT (CONTINUED)
    In 1996, the Company extinguished its $2,500,000 subordinated note payable for a cash payment of $2,125,000, obtained from a combination of operating cash flows and an increase in borrowings under the line of credit. The difference between the carrying amount of the note and the cash paid to the holder of such borrowings (and related expenses of $10,000) was recorded as an extraordinary gain on the early extinguishment of debt of $365,000 ($230,000 net of income taxes). The effective tax rate for the extraordinary gain was 37.0%.

    Aggregate maturities of long-term debt as of December 31, 1996 are as follows (dollars in thousands):

1997................................................................  $     993
1998................................................................        900
1999................................................................      1,125
2000................................................................     --
2001................................................................     --
                                                                      ---------
                                                                      $   3,018
                                                                      ---------
                                                                      ---------

7. INCOME TAXES

    Income tax provision comprises the following (in thousands):

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Current
  Federal....................................................................  $   1,060  $     536
  State......................................................................        154         48
                                                                               ---------  ---------
    Total current............................................................      1,214        584
                                                                               ---------  ---------
Deferred:
  Federal....................................................................         25        156
  State......................................................................          4         19
                                                                               ---------  ---------
    Total deferred...........................................................         29        175
                                                                               ---------  ---------
    Provision for income taxes before extraordinary gain.....................      1,243        759
Income tax expense from extraordinary gain...................................        135         --
                                                                               ---------  ---------
    Total provision for income taxes.........................................  $   1,378  $     759
                                                                               ---------  ---------
                                                                               ---------  ---------

                      MARATHON POWER TECHNOLOGIES COMPANY

7. INCOME TAXES (CONTINUED)
    The effective tax rate on earnings before income taxes and extraordinary items was different than the federal statutory tax rate. The following summary reconciles the federal statutory tax rate and provision with the actual effective rate and provision:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Federal income tax expense.................................................       34.0%      34.0%
State taxes, net of federal expense........................................        3.0%       3.1%
Disallowed meals and entertainment.........................................        0.2%       1.4%
Valuation allowance........................................................     --           (2.8%)
Other......................................................................       (1.1%)      (0.7%)
                                                                                   ---        ---
                                                                                  36.1%      35.0%
                                                                                   ---        ---
                                                                                   ---        ---

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's net deferred tax assets and liabilities comprise the following (dollars in thousands):

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Deferred tax assets and liabilities
  Accruals and reserves......................................................  $     321  $     292
  Asset allocation difference................................................       (339)      (216)
                                                                               ---------  ---------
    Net deferred tax asset (liability).......................................  $     (18) $      76
                                                                               ---------  ---------
                                                                               ---------  ---------

8. SALES TO MAJOR CUSTOMERS

    The Company made sales to various U.S. governmental agencies representing 14.0% and 7.0% of net sales in 1996 and 1995, respectively. Sales to two of the Company's nongovernmental customers represent 25.6% and 22.8%, respectively, of net sales in 1996 and 31.3% and 29.5% respectively, in 1995. These customers also represented 20.4% and 34.6%, respectively, of outstanding trade receivables at December 31, 1996 and 28.0% and 22.6%, respectively, at December 31, 1995. In the normal course of business, the Company extends credit on open account to its customers, including U.S. governmental agencies and distributors of the Company's products. Extensions of credit to all customers are closely monitored and no significant credit losses have occurred during the years ended December 31, 1996 and 1995.

9. RESEARCH AND DEVELOPMENT

    The Company is engaged in several research and development projects. Costs associated with these projects are charged to operations when incurred. Research and development costs are included in general and administrative expenses and totaled $362,000 and $279,000 in 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

10. RELATED PARTY TRANSACTIONS

    The Company paid management fees of $200,000 and $181,000 during 1996 and 1995, respectively, which are included in general and administrative expenses, to its principal shareholder under an agreement which calls for quarterly installments equal to 1.0% of quarterly net sales. Included in accrued liabilities other (Note 5) are management fees payable of $51,000 and $46,000 as of December 31, 1996 and 1995, respectively.

    Included in treasury stock at December 31, 1996 and 1995 are 75 shares of the Company's common stock which was repurchased from a former employee during 1995 for approximately $8,000.

11. STOCK OPTIONS

    The Company established an incentive stock option plan in 1994 under which options to acquire an aggregate of 3,000 shares of the Company's common stock may be granted to employees and consultants of the Company. The plan requires that the exercise price for each stock option be not less than 100% of the fair market value of common stock at the time the option is granted. Both nonqualified stock options and incentive stock options, as defined by the Internal Revenue Code of 1986, as amended, may be granted under the plan. The options are nontransferable and are cancelable if the optionee's employment or other association with the Company is terminated for any reason. The plan and all underlying options terminate on January 1, 2005 or earlier. As of December 31, 1996 and 1995, options of 2,681 and 2,531, respectively, had been granted under the plan.

                                                                           NUMBER OF    EXERCISE
                                                                            OPTIONS       PRICE
                                                                          -----------  -----------
Options granted (initially) in 1995.....................................       2,531    $     100
  Exercised.............................................................      --           --
  Canceled/Expired......................................................      --           --
                                                                               -----        -----
Outstanding at December 31, 1995........................................       2,531          100
Options granted in 1996.................................................         150          100
  Exercised.............................................................      --           --
  Canceled/Expired......................................................      --           --
                                                                               -----        -----
Outstanding at December 31, 1996........................................       2,681    $     100
                                                                               -----        -----
                                                                               -----        -----

    As of December 31, 1996 and 1995, options for 1,609 and 1,012 shares, respectively, were exercisable under the Company's stock option plan.

    The fair market values of options as of their grant dates were approximately $49 and $42 per option in December 1996 and 1995, respectively, based on comparison of the fair market value of the underlying shares and the net present value of the exercise price over the period of exercisability at a risk free market rate of 7.9% and 5.7%, respectively. No dividend payments or volatility in stock prices were assumed in the fair market value calculations.

                      MARATHON POWER TECHNOLOGIES COMPANY

11. STOCK OPTIONS (CONTINUED)
    No compensation expense was recorded during 1996 or 1995 for options issued under the plan since the Company accounts for such transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Had the Company included the stock-based compensation in the consolidated statement of operations, $17,000 and $28,000 in additional employee compensation expenses, net of the effect of income taxes, would have been recorded in 1996 and 1995, respectively. This would result in pro forma net income of $2,413,000 and $1,378,000, respectively.

12. EMPLOYEE BENEFITS

    The Company sponsors a defined contribution retirement plan for Company employees. Employees are eligible to participate in the plan on the first day of the calendar quarter following their employment date. The Company makes annual contributions to the plan equal to 50% of the employees contribution (up to a maximum of 6% of each employee's compensation). The Company's expense under this plan was $68,000 and $62,000 in 1996 and 1995, respectively.

    The Company sponsors a self-funded employee welfare benefit plan which provides comprehensive medical benefits to Company employees and their dependents. All full-time employees become eligible on the first day of the month following the month in which they complete 30 days of service. The Company incurred expenses of $366,000 and $304,000 under this plan during the years ended December 31, 1996 and 1995, respectively.

13. COMMITMENTS AND CONTINGENCIES

    Under the terms of the May 19, 1994 asset purchase agreement, the Company is indemnified for any preacquisition environment remediation costs. The Company had accrued $36,000 and $25,000 at December 31, 1996 and 1995, respectively, for additional hazardous waste disposal costs.

    The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management does not believe the outcome of any of these proceedings will materially affect the Company's financial position or results of operations. Under the terms of the May 19, 1994 asset purchase agreement, the Company is indemnified for any preacquisition legal costs. The Company accrues for claims that are both probable and for which expected loss can be reasonably estimated.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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                                   PROSPECTUS

   -----------------------------------------------------------------

                                 TRANSDIGM INC.

                             OFFER TO EXCHANGE ITS
                       10 3/8% SENIOR SUBORDINATED NOTES
                            DUE 2008 WHICH HAVE BEEN
                              REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008

                                          , 1999
       ------------------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

       UNTIL       , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THESES
       SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
       ------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

    Accordingly, each of (i) the Restated Certificate of Incorporation (dated September 28, 1993) and the amendments thereto (dated December 21, 1993) of TransDigm Holding Company (filed herewith as Exhibits 3.1 and 3.2, respectively), (ii) the Certificate of Incorporation (dated July 2, 1993) and the amendments thereto (dated July 22, 1993) of TransDigm Inc. (filed herewith as Exhibits 3.4 and 3.5, respectively), (iii) the Certificate of Incorporation (dated March 28, 1994) and the amendments thereto (dated May 18, 1994 and May 24, 1994) of Marathon Power Technologies Company (filed herewith as Exhibits 3.7, 3.8 and 3.9, respectively), provide that subject to certain exceptions, TransDigm Holding Company, TransDigm Inc. and Marathon Power Technologies Company (collectively, the "Co-Registrants" and, individually, the "Co-Registrant") shall indemnify each of its respective director or officer against any and all expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of such Co-Registrant), to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director or officer of such Co-Registrant, or is, or was serving, or at any time serves at the request of such Co-Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, and the amendments thereto also provide that the respective Co-Registrant shall advance expenses (including attorneys' fees) actually and reasonably incurred by its director or officer in defending any proceeding and any judgments, fines or amounts to be paid in settlement thereof. The Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, and the amendments thereto provide, however, that the foregoing provisions shall not require the respective Co-Registrant to pay any indemnity
(i) for which payment is actually made to such director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which such director or officer is indemnified by the respective Co-Registrant pursuant to applicable law or otherwise than pursuant to the Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, of the respective Co-Registrant;
(iii) for an accounting of profits made from the purchase or sale by such director or officer of securities of the respective Co-Registrant within the meaning of

Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of such director's or officer's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or
(v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity is not lawful. Such indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any statute, the Bylaws, other provisions of the Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, of the respective Co-Registrant, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in any other capacity while holding such office.

    Furthermore, a director of a Co-Registrant shall not be liable to the respective Co-Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the respective Co-Registrant or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend, unlawful stock purchase or unlawful redemption, (d) for any transaction from which the director derived an improper personal benefit, or such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
    NO.                                               DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger, dated August 3, 1998, between Phase II Acquisition Corp. and TransDigm
             Holding Company.

       2.2   Amendment One, dated November 9, 1998, to the Agreement and Plan of Merger between Phase II Acquisition
             Corp. and TransDigm Holding Company.

       3.1   Restated Certificate of Incorporation, filed on September 28, 1993, of TransDigm Holding Company.

       3.2   Certificate of Amendment, filed on December 21, 1993, of the Restated Certificate of Incorporation of
             TransDigm Holding Company.

       3.3   Certificate of Ownership and Merger, filed on December 3, 1998, merging Phase II Acquisition Corp. with and into TransDigm Holding Company.

       3.4   Certificate of Incorporation, filed on July 2, 1993, of NovaDigm Acquisition, Inc. (TransDigm Inc.).

       3.5   Certificate of Amendment, filed on July 22, 1993, of the Certificate of Incorporation of NovaDigm
             Acquisition, Inc. (TransDigm Inc.).

       3.6   Certificate of Ownership and Merger, filed on September 13, 1993, merging IMO Aerospace Company with and into TransDigm Inc.

       3.7   Certificate of Incorporation, filed on March 28, 1994, of MPT Acquisition Corp. (Marathon Power
             Technologies Company).

       3.8   Certificate of Amendment, filed on May 18, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

       3.9   Certificate of Amendment, filed on May 24, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

  EXHIBIT
    NO.                                               DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
      3.10   Bylaws of TransDigm Holding Company.

      3.11   Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

      3.12   Bylaws of MPT Acquisition Corp. (Marathon Power Technologies Company).

       4.1   Indenture, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power
             Technologies Company and State Street Bank and Trust Company, as trustee, relating to $125,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8%
             Senior Subordinated Notes due 2008.

       4.2   Specimen Certificate of 10 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") (included in Exhibit
             4.1 hereto).

       4.3   Specimen Certificate of the registered 10 3/8% Senior Subordinated Notes due 2008 (the "New Notes")
             (included in Exhibit 4.1 hereto).

       4.4   Registration Rights Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power Technologies Company and BT Alex. Brown Incorporated and Credit Suisse First Boston
             Corporation.

       4.5   Indenture, dated December 3, 1998, between TransDigm Holding Company and State Street Bank and Trust
             Company, as trustee, relating to $20,000,000 aggregate principal amount of 12% Pay-in-Kind Senior Notes due 2009.

       4.6   Specimen Certificate of 12% Pay-in-Kind Senior due 2008 (included in Exhibit 4.5 hereto).

       4.7   Registration Rights Agreement, dated December 3, 1998, among TransDigm Holding Company and Kelso
             Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

       4.8   Credit Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

      *4.9   First Amendment to the Credit Agreement, dated December 10, 1998, among TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

      4.10   Specimen Revolving Note evidencing the revolving borrowings under the Credit Agreement (included in
             Exhibit 4.8 hereto).

      4.11   Specimen Term A Note evidencing the Term A credit advances under the Credit Agreement (included in
             Exhibit 4.8 hereto).

      4.12   Specimen Term B Note evidencing the Term B credit advances under the Credit Agreement (included in
             Exhibit 4.8 hereto).

      4.13   Security Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

      4.14   Pledge Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

      4.15   Form of Assignment of Security Interest in United States Copyrights by TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company for the benefit of Bankers Trust Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.13 hereto).

  EXHIBIT
    NO.                                               DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
      4.16   Form of Assignment of Security Interest in United States Trademarks and Patents by TransDigm Inc.,
             TransDigm Holding Company and Marathon Power Technologies Company for the benefit of Bankers Trust
             Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.13 hereto).

      *5.1   Opinion of Latham & Watkins regarding the validity of the New Notes.

     *10.1   Stockholders' Agreement, dated            , 1999, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund, LP, Odyssey Coinvestors, LLC, KIA IV-TD, LLC and Kelso Equity Partners II, L.P.

      10.2   Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund and certain employee stockholders of TransDigm Holding Company.

      10.3   Tax Allocation Agreement, dated December 3, 1998, between TransDigm Holding Company and TransDigm Inc.

     *10.4   Employment Agreement, dated           , 1999, between TransDigm Holding Company and Douglas W. Peacock.

     *10.5   Employment Agreement, dated           , 1999, between TransDigm Holding Company and W. Nicholas Howley.

      10.6   TransDigm Inc. Senior Executive Benefits Plan.

     *10.7   Annual Incentive Compensation Plan for Key Management Employees of TransDigm Inc.

      12.1   Statement of Computation of Ratio of Earnings to Fixed Charges.

      12.2   Statement of Computation of Ratio of EBITDA, As Defined, to Cash Interest Expense.

      12.3   Statement of Computation of Ratio of EBITDA, As Defined, less Capital Expenditures to Cash Interest
             Expense.

      12.4   Statement of Computation of Ratio of Total Debt to EBITDA.

     *21.1   Subsidiaries of TransDigm Holding Company.

     *23.1   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).

      23.2   Consent of Deloitte & Touche LLP.

      23.3   Consent of PricewaterhouseCoopers LLP.

      24.1   Power of Attorney of TransDigm Holding Company, TransDigm Inc. and Marathon Power Technologies (included on signature pages to this Registration Statement on Form S-4).

     *25.1   Statement of Eligibility and Qualification (form T-1) under the Trust Indenture Act of 1939 of State
             Street Bank and Trust Company.

      27.1   Financial Data Schedule.

     *99.1   Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

------------------------

* To be filed as an amendment

                               SCHEDULES OMITTED

    Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

    Each of the undersigned Co-Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the respective Co-Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the respective Co-Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the respective Co-Registrant of expenses incurred or paid by a director, officer or controlling person of such Co-Registrant in the successful defense of any action, suit paid by a director, officer or controlling person of such Co-Registrant in the successful defense of any action, suit or proceeding) is asserted against such Co-Registrant by such director, officer or controlling person in connection with the securities being registered, such Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    Each of the undersigned Co-Registrants hereby undertakes (i) to respond to requests for information that is incorporated by reference into this Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of the undersigned Co-Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Each of the undersigned Co-Registrants hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Each of the undersigned Co-Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

    Each of the undersigned Co-Registrants hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Each of the undersigned Co-Registrants hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Co-Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on January 29, 1999.

                                TRANSDIGM INC.

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                TRANSDIGM HOLDING COMPANY

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                MARATHON POWER TECHNOLOGIES COMPANY

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TransDigm Inc., a Delaware corporation (the "Company"), for himself and not for one another, does hereby constitute and appoint Peter B. Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by the Company of its registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
    /s/ DOUGLAS W. PEACOCK        (Principal Executive
------------------------------    Officer) and Chairman of   January 29, 1999
      Douglas W. Peacock          the Board
                                President and Chief
    /s/ W. NICHOLAS HOWLEY        Operating Officer
------------------------------    (Principal Executive       January 29, 1999
      W. Nicholas Howley          Officer) and Director

   /s/ PETER B. RADEKEVICH      Chief Financial Officer
------------------------------    (Principal Financial and   January 29, 1999
     Peter B. Radekevich          Accounting Officer

      /s/ STEPHEN BERGER
------------------------------  Director                     January 29, 1999
        Stephen Berger

     /s/ WILLIAM HOPKINS
------------------------------  Director                     January 29, 1999
       William Hopkins

      /s/ MUZZAFAR MIRZA
------------------------------  Director                     January 29, 1999
        Muzzafar Mirza

      /s/ JOHN W. PAXTON
------------------------------  Director                     January 29, 1999
        John W. Paxton

    /s/ THOMAS R. WALL, IV
------------------------------  Director                     January 29, 1999
      Thomas R. Wall, IV

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TransDigm Holding Company, a Delaware corporation ("Holdings"), for himself and not for one another, does hereby constitute and appoint Peter B. Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by Holdings of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
    /s/ DOUGLAS W. PEACOCK        (Principal Executive
------------------------------    Officer) and Chairman of   January 29, 1999
      Douglas W. Peacock          the Board
                                President and Chief
    /s/ W. NICHOLAS HOWLEY        Operating Officer
------------------------------    (Principal Executive       January 29, 1999
      W. Nicholas Howley          Officer) and Director

   /s/ PETER B. RADEKEVICH      Chief Financial Officer
------------------------------    (Principal Financial and   January 29, 1999
     Peter B. Radekevich          Accounting Officer

      /s/ STEPHEN BERGER
------------------------------  Director                     January 29, 1999
        Stephen Berger

     /s/ WILLIAM HOPKINS
------------------------------  Director                     January 29, 1999
       William Hopkins

      /s/ MUZZAFAR MIRZA
------------------------------  Director                     January 29, 1999
        Muzzafar Mirza

      /s/ JOHN W. PAXTON
------------------------------  Director                     January 29, 1999
        John W. Paxton

    /s/ THOMAS R. WALL, IV
------------------------------  Director                     January 29, 1999
      Thomas R. Wall, IV

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Power Technologies Company, a Delaware corporation ("Marathon"), for himself and not for one another, does hereby constitute and appoint Peter Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by Marathon of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
    /s/ DOUGLAS W. PEACOCK        (Principal Executive
------------------------------    Officer) and Chairman of   January 29, 1999
      Douglas W. Peacock          the Board

   /s/ ROBERT S. HENDERSON
------------------------------  President (Principal         January 29, 1999
     Robert S. Henderson          Executive Officer)

   /s/ PETER B. RADEKEVICH      Chief Financial Officer
------------------------------    (Principal Financial and   January 29, 1999
     Peter B. Radekevich          Accounting Officer

    /s/ W. NICHOLAS HOWLEY
------------------------------  Director                     January 29, 1999
      W. Nicholas Howley

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------

     2.1   Agreement and Plan of Merger, dated August 3, 1998, between Phase II Acquisition Corp. and TransDigm
             Holding Company.

     2.2   Amendment One, dated November 9, 1998, to the Agreement and Plan of Merger between Phase II Acquisition
             Corp. and TransDigm Holding Company.

     3.1   Restated Certificate of Incorporation, filed on September 28, 1993, of TransDigm Holding Company.

     3.2   Certificate of Amendment, filed on December 21, 1993, of the Restated Certificate of Incorporation of
             TransDigm Holding Company.

     3.3   Certificate of Ownership and Merger, filed on December 3, 1998, merging Phase II Acquisition Corp. with and into TransDigm Holding Company.

     3.4   Certificate of Incorporation, filed on July 2, 1993, of NovaDigm Acquisition, Inc. (TransDigm Inc.).

     3.5   Certificate of Amendment, filed on July 22, 1993, of the Certificate of Incorporation of NovaDigm
             Acquisition, Inc. (TransDigm Inc.).

     3.6   Certificate of Ownership and Merger, filed on September 13, 1993, merging IMO Aerospace Company with and into TransDigm Inc.

     3.7   Certificate of Incorporation, filed on March 28, 1994, of MPT Acquisition Corp. (Marathon Power
             Technologies Company).

     3.8   Certificate of Amendment, filed on May 18, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

     3.9   Certificate of Amendment, filed on May 24, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

     3.10  Bylaws of TransDigm Holding Company.

     3.11  Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

     3.12  Bylaws of MPT Acquisition Corp. (Marathon Power Technologies Company).

     4.1   Indenture, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power
             Technologies Company and State Street Bank and Trust Company, as trustee, relating to $125,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8%
             Senior Subordinated Notes due 2008.

     4.2   Specimen Certificate of 10 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") (included in Exhibit
             4.1 hereto).

     4.3   Specimen Certificate of the registered 10 3/8% Senior Subordinated Notes due 2008 (the "New Notes")
             (included in Exhibit 4.1 hereto).

     4.4   Registration Rights Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power Technologies Company and BT Alex. Brown Incorporated and Credit Suisse First Boston
             Corporation.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
     4.5   Indenture, dated December 3, 1998, between TransDigm Holding Company and State Street Bank and Trust
             Company, as trustee, relating to $20,000,000 aggregate principal amount of 12% Pay-in-Kind Senior Notes due 2009.

     4.6   Specimen Certificate of 12% Pay-in-Kind Senior due 2008 (included in Exhibit 4.5 hereto).

     4.7   Registration Rights Agreement, dated December 3, 1998, among TransDigm Holding Company and Kelso
             Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

     4.8   Credit Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

    *4.9   First Amendment to the Credit Agreement, dated December 10, 1998, among TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

     4.10  Specimen Revolving Note evidencing the revolving borrowings under the Credit Agreement (included in
             Exhibit 4.8 hereto).

     4.11  Specimen Term A Note evidencing the Term A credit advances under the Credit Agreement (included in
             Exhibit 4.8 hereto).

     4.12  Specimen Term B Note evidencing the Term B credit advances under the Credit Agreement (included in
             Exhibit 4.8 hereto).

     4.13  Security Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

     4.14  Pledge Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

     4.15  Form of Assignment of Security Interest in United States Copyrights by TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company for the benefit of Bankers Trust Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.13 hereto).

     4.16  Form of Assignment of Security Interest in United States Trademarks and Patents by TransDigm Inc.,
             TransDigm Holding Company and Marathon Power Technologies Company for the benefit of Bankers Trust
             Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.13 hereto).

    *5.1   Opinion of Latham & Watkins regarding the validity of the New Notes.

   *10.1   Stockholders' Agreement, dated            , 1999, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund, LP, Odyssey Coinvestors, LLC, KIA IV-TD, LLC and Kelso Equity Partners II,
             L.P.

    10.2   Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund and certain employee stockholders of TransDigm Holding Company.

    10.3   Tax Allocation Agreement, dated December 3, 1998, between TransDigm Holding Company and TransDigm Inc.

   *10.4   Employment Agreement, dated              , 1999, between TransDigm Holding Company and Douglas W.
             Peacock.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
   *10.5   Employment Agreement, dated              , 1999, between TransDigm Holding Company and W. Nicholas
             Howley.

    10.6   TransDigm Inc. Senior Executive Benefits Plan.

   *10.7   Annual Incentive Compensation Plan for Key Management Employees of TransDigm Inc.

    12.1   Statement of Computation of Ratio of Earnings to Fixed Charges.

    12.2   Statement of Computation of Ratio of EBITDA, As Defined, to Cash Interest Expense.

    12.3   Statement of Computation of Ratio of EBITDA, As Defined, less Capital Expenditures to Cash Interest
             Expense.

    12.4   Statement of Computation of Ratio of Total Debt to EBITDA.

   *21.1   Subsidiaries of TransDigm Holding Company.

   *23.1   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).

    23.2   Consent of Deloitte & Touche LLP.

    23.3   Consent of PricewaterhouseCoopers LLP.

    24.1   Power of Attorney of TransDigm Holding Company, TransDigm Inc. and Marathon Power Technologies (included on signature pages to this Registration Statement on Form S-4).

   *25.1   Statement of Eligibility and Qualification (form T-1) under the Trust Indenture Act of 1939 of State
             Street Bank and Trust Company.

    27.1   Financial Data Schedule.

   *99.1   Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

------------------------

*   To be filed as an amendment